As filed with the Securities and Exchange Commission on September 15, 2006
                                             Commission File No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _______________________

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

       Delaware                           3841                      87-0459536
(State or jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
    incorporation or           Classification Code Number)       Identification
      organization)                                                   Number)

                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

          Raymond P.L. Cannefax, President and Chief Executive Officer
                        Paradigm Medical Industries, Inc.
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ______________________

                                   Copies to:

                             Randall A. Mackey, Esq.
                         Mackey Price Thompson & Ostler
                              350 American Plaza II
                                57 West 200 South
                         Salt Lake City, Utah 84101-3663
                            Telephone: (801) 575-5000

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.


         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                           ___________________________

                         CALCULATION OF REGISTRATION FEE


                        Title of each                                  Proposed         Proposed
                          class of                    Number of         maximum          maximum        Amount of
                      securities to be               Shares to be   offering price      aggregate     registration
                         registered                 registered(1)    per Share(2)    offering price        fee
Common Stock, $.001 par value per share (3).......    60,000,000         .006          $ 360,000        $  38.52
==================================================  ==============  ===============  =============== ===============

(1) Includes shares of our common stock, $.001 par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate amount of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants.

         For purposes of estimating, the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of common stock that we believe will be issuable upon exercise of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuation, and anti-dilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of issuance or sale of shares below the then current market price, result in our having insufficient shares, we would not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, using the last reported sale price on the OTC Bulletin Board on September 6, 2006, which was $.006 per share.

(3) Includes a good faith estimate of shares underlying callable secured convertible notes to account for market fluctuations.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER    , 2006
-----------------------------------------------------------------------




                     Up to 60,000,000 Shares of Common Stock




                        PARADIGM MEDICAL INDUSTRIES, INC.

         This prospectus relates to the resale by the selling stockholders of up to 60,000,000 shares of our common stock issuable upon conversion of the callable secured convertible notes in the principal amount of $1,500,000. The $1,500,000 in callable secured convertible notes are convertible into our common stock at the lower of $.02 or 60% of the average of the three lowest intraday trading prices for our common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. The selling stockholders may sell common shares from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock that they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the Over-the-Counter Bulletin Board under the symbol PMED.OB. On September 6, 2006, the last reported sale price of our common stock was $.006 per share.

         Investing in our common stock involves substantial risks that are described in the "Risk Factors" section beginning on page 7 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Paradigm Medical Industries, Inc. with the U.S. Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.


               The date of this prospectus is September __, 2006.

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

 The Company

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         As reflected in the results for the fiscal years ended December 31, 2005 and 2004, diagnostic products are currently our major focus and the Photon(TM) laser system and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products. We sell our products in all countries of the world in which we are permitted to do so. The nature of the regulatory approval processes in those countries vary by country but, in general terms, follow the approach of the regulatory approval processes of the United States Food and Drug Administration, or FDA, and the approval processes of the countries in the European Union. The status of specific approvals is detailed in the table in the Business section of this prospectus.

         We market two cataract surgery systems with related accessories and disposable products. Our cataract removal system, the Photon(TM) laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. The Photon(TM) product has yet to be approved by the Food and Drug Administration. Except for the Photon(TM) laser system, which can only be sold in countries outside of the United States, our products can be sold in the United States and in foreign countries including but not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France, Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates . Both the Photon(TM) laser system and the Precisionist ThirtyThousand (TM) are manufactured as an Ocular Surgery Workstation(TM). At present, because the Photon(TM) laser system has not received FDA approval, it does not provide significant revenues to us. We estimate that the funds needed to complete the clinical trials in order to obtain the necessary regulatory approval on the Photon(TM) to be approximately $225,000. Any possible future efforts to complete the clinical trials on the Photon(TM) would depend on our obtaining adequate funding. Thus, due to the uncertainty surrounding the timetable for obtaining FDA approval and the lack of significant revenues from other surgical products, we have recorded an inventory reserve against the majority of inventory associated with the Photon(TM) laser system and Precisionist Thirty Thousand(TM).

         Our diagnostic products include a P55 pachmetric analyzer, a P37 Ultrasonic A/B Scan, the P40, P45 and P60 UBM Ultrasound Biomicroscopes, a P37 A/B Scan, two perimeters, a corneal topographer and the Blood Flow Analyzer
(TM). The diagnostic ultrasonic products, including the P55 pachymetric analyzer, the P37 Ultrasonic A/B Scan and the P40 UBM Ultrasound Biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss, Inc. in 1998. We developed and offered for sale in the fall of 2000 the P45, which combines the P37 Ultrasonic A/B Scan and the P40 UBM Ultrasound Biomicroscope into one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We acquired the Ocular Blood Flow, Ltd. in June of 2000, whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. In March 2005, we developed and offered for sale the P60 UBM Ultrasound Biomicroscope, the fourth generation of UBM devices, which has better visual clarity and image flexibility than earlier versions. We are currently developing additional applications for all of our diagnostic products.

         We rely upon several products for revenues. For the six months ended June 30, 2006, 46% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and corneal topographer), 7% of revenues from Blood Flow Analyzer(TM) sales, 22% of revenues from P40, P45 and P60 UBM Ultrasound Biomicroscope sales, 12% of revenues from Humphrey Systems diagnostic product sales (the P55 pachymetric analyzer and the P37 Ultrasonic A/B Scan), and 13% of revenues from services, disposables and other sales.

         For the fiscal year ended December 31, 2005, 31% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 4% of revenues from Blood Flow Analyzer(TM) sales, 43% of revenues from the P40, P45 and P60 UBM Ultrasound Biomicroscope sales, 10% of revenues from Humphrey systems diagnostic products sales (the P55 pachymetric analyzer, the P20 A-Scan and the P37 A/B Scan), and 12% of revenues from services, disposables and other sales.

         For the fiscal year ended December 31, 2004, 34% of our revenues were derived from the Dicon (TM) diagnostic products sales (the perimeter and corneal topographer), 18% of revenues from Blood Flow Analyzer(TM) sales, 27% of revenues from P40 and P45 UBM Ultrasound Biomicroscope sales, 12% of revenues from Humphrey Systems diagnostic product sales (the P55 pachymetric analyzer, the P20 A-Scan and the P37 A/B Scan), and 9% of revenues from services, disposables and other sales. Our principal executive offices are located at 2355 South 1070 West, Salt Lake City, Utah 84119 and our telephone number is (801) 977-8970.

         Audited revenues for the fiscal year ended December 31, 2005 were $2,201,000 as compared to $3,062,000 for the comparable period for fiscal 2004. Unaudited revenues for the six months ended June 30, 2006 were $1,182,000 as compared to $1,413,000 for the comparable period of 2005.

         On January 5, 2006, our Board of Directors appointed Raymond P.L. Cannefax as President and Chief Executive Officer of the company, replacing John
Y. Yoon who served in those positions from March 18, 2004 to December 31, 2005. Mr. Yoon resigned as President and Chief Executive Officer, effective December 31, 2005, to pursue other opportunities. On March 20, 2006, our Board of Directors appointed Luis A. Mostacero as Vice President of Finance, Treasurer and Secretary. Mr. Mostacero previously served as Controller from June 20, 2000 to September 15, 2005, when he resigned to pursue other opportunities. On April 10, 2006, Michael S. Austin was appointed as Vice President of Sales and Marketing.

         On November 15, 2005, Aziz A. Mohabbat resigned as Vice President of Operations and Chief Operating Officer to pursue other opportunities. Mr. Mohabbat served as Vice President of Operations and Chief Operating Officer from March 22, 2004 to November 15, 2005, and as Chief Operating Officer from August 30, 2002 to March 2003. On January 20, 2006, Frederick D. Geiger resigned as Vice President of Engineering to pursue other opportunities. Mr. Geiger served as Vice President of Engineering from May 23, 2005 to January 20, 2006. The Board of Directors has not yet appointed a new Chief Operating Officer since Aziz A. Mohabbat resigned or a new Vice President of Engineering since Mr.
Geiger resigned in an effort to conserve our financial resources. Moreover, since Mr. Mohabbat's and Mr. Geiger's resignations, we have endeavored to reduce our operating expenditures, which has resulted in a reduction in the number of our employees. It is our intention to appoint a new Chief Operating Officer and a new Vice President of Engineering in the future when we have adequate funds to do so.

The Offering

Common stock offered by
  selling stockholders .....Up  to  60,000,000  shares, based on  current market prices and assuming full conversion of the callable secured convertible notes in the principal amount of $1,500,000.

Common stock outstanding
  prior to the offering(1) .99,956,828 shares.

Common stock outstanding
  after the offering(1).....Up to 259,956,828 shares.

Use of proceeds............ We will not  receive any  proceeds  from the sale of the common stock hereunder. We received gross proceeds of $1,000,000 from the sale of the callable secured convertible notes on February 28, 2006,and the investors are obligated to provide us with an additional $500,000 within five days of a registration statement being declared effective by the Securities and Exchange Commission that registers the shares of common stock underlying the callable secured convertible notes. The proceeds from the sale of the callable secured convertible notes will be used for purchase of inventory, marketing and sales, increasing the number of our direct sales representatives, and working capital.

Risk Factors/Dilution.......The offering involves a high degree of risk.

OTC Bulletin Board symbols
 Common stock...............PMED.OB


 ___________________________

(1) Does not include 6,753 shares of common stock issuable upon conversion of 5,627 shares of Series A preferred stock, 10,783 shares of common stock issuable upon conversion of 8,986 shares of Series B preferred stock, 8,750 shares of common stock issuable upon conversion of 5,000 shares of Series D preferred stock, 13,333 shares of common stock issuable upon conversion of 250 shares of Series E preferred stock, 245,217 shares of common stock issuable upon conversion of 4,598.75 shares of Series F preferred stock, 588,235 shares of stock issuable upon conversion of 588,235 shares of Series G preferred stock, options to purchase a total of 7,107,500 shares of common stock issuable upon the exercise of stock options at prices ranging from $.01 to $2.75 per share, and warrants to purchase 29,059,392 shares of common stock issuable upon the exercise of warrants at prices ranging from $.10 to $6.75 per share.

Callable Secured Convertible Notes and Warrants

         April 27,  2005 Sale of  $2,500,000  in  Callable  Secured  Convertible
Notes: To obtain funding for our ongoing operations, we entered into a securities purchase agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 16,534,392 shares of our common stock. The sale of the callable secured convertible notes and warrants occurred in three traunches and the investors provided us with an aggregate of $2,500,000 as follows:

         o    $850,000 was disbursed on April 27, 2005;
         o $800,000 was disbursed on June 23, 2005 after we filed a registration statement on June 22, 2005 to register the shares of common stock underlying the callable secured convertible notes and the warrants; and
         o $850,000 was disbursed on June 30, 2005, the effective date of the registration statement.

         Under the terms of the securities purchase agreement, we agreed not, without the prior written consent of a majority-in- interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning April 27, 2005 and ending on the later of (A) 270 days from April 27, 2005, and (B) 180 days from the date the registration statement is declared effective.

         In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning April 27, 2005 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The $2,500,000 in callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         The $2,500,000 in callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by us and our stock is trading at or below $.09 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         The noteholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the noteholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes. As of August 31, 2006, a total of $842,830 in callable secured convertible notes have been converted into 166,666,667 shares of our common stock pursuant to conversion notices from The NIR Group.

         February 28, 2006 Sale of  $1,500,000 in Callable  Secured  Convertible
Notes: To obtain additional funding for our ongoing operations, we entered into a second securities purchase agreement on February 28, 2006 with the same four accredited investors for the sale of (i) $1,500,000 in callable secured convertible notes and (ii) warrants to purchase 12,000,000 shares of its common stock. The sale of the callable secured convertible notes and warrants is to occur in three traunches and the investors are obligated to provide us with an aggregate of $1,500,000 as follows:

         o    $500,000 was disbursed on February 28, 2006;
         o $500,000 was disbursed on June 28, 2006 after we filed a registration statement on June 15, 2006 to register the shares of common stock underlying the callable secured convertible notes. The registration statement was subsequently withdrawn on July 25, 2006; and
         o $500,000 will be disbursed upon the effectiveness of a registration statement to register 60,000,000 shares of common stock issuable upon conversion of the callable secured convertible notes.

         Each closing under the securities purchase agreement is subject to the following conditions:

         o We deliver to the investors duly executed callable secured convertible notes and warrants;
         o No litigation, statute, regulation or order had been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and
         o No event occurred that could reasonably be expected to have a material adverse effect on our business.

         We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning February 28, 2006 and ending on the later of (a) 270 days from February 28, 2006, or (b) 180 days from the date the registration statement is declared effective.

         In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning February 28, 2006 and ending two years after the end of the above lock-up period unless it first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0275, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by us and our stock is trading at or below $.02 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the U.S. Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (a) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (b) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; or (c) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         The noteholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the noteholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

         We are required to register 60,000,000 shares of our common stock issuable upon the conversion of the callable secured convertible notes that were issued to the noteholders pursuant to the securities purchase agreement we entered into on February 28, 2006. The registration statement must be filed with the Securities and Exchange Commission within 60 days of the February 28, 2006 closing date and the effectiveness of the registration is to be within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at our option.

Simple Conversion Calculation

         The number of shares of common stock issuable upon conversion of the callable secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,500,000 of notes outstanding on September 6, 2006 (representing the amount of the notes sold pursuant to the second securities purchase agreement dated February 28, 2006) and a conversion price of $.006 per share, the number of shares issuable upon conversion would be:

                     $1,500,000/$.006 = 250,000,000 shares.

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of common stock that are issuable upon conversion of $1,500,000 principal amount of callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50%, and 75% below the market price, as of September 6, 2006 of $.006.


 % Below        Price Per        With 40%         Number of            % of
  Market          Share          Discount       Shares Issuable    Outstanding*
 -------        ---------        --------       ---------------    ------------
   25%            $.0045           $.0027         555,555,556          277.8%
   50%            $.003            $.0018         833,333,333          416.8%
   75%            $.0015           $.0009        1,666,666,667         833.5%

 *Based on 199,956,828 shares outstanding.

         As illustrated, the number of shares of common stock issuable upon conversion of our callable secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

         See the "Risk Factors" and "Selling Stockholders" sections for a complete description of the callable secured convertible notes and warrants.


                                       Summary Financial Information


                                                    For the year ended        For the six months ended
                                                        December 31,                  June 30,

 Statement of Operations Data:                    2004            2005            2005             2006
 Net Sales..............................       $3,062,000      $2,201,000     $1,413,000       $1,182,000
 Net cost of sales.......................       1,217,000       1,599,000        692,000          638,000
 Operating expenses......................       2,237,000       2,782,000      1,476,000          956,000
 Operating loss..........................        (392,000)     (2,180,000)      (755,000)        (412,000)
 Other income (expense)..................         456,000      (3,209,000)    (2,846,000)      (1,099,000)
 Net income (loss).......................          64,000      (5,389,000)    (3,601,000)      (1,511,000)
 Net income (loss) applicable to common
        shareholders.....................          10,000      (5,389,000)    (3,601,000)      (1,511,000)
 Net income (loss) per common share......           $0.00          $(0.13)        $(0.13)          $(0.01)
 Shares used in computing net loss per share   25,405,000      42,033,000     27,745,000      150,164,000


                                                 As of                 As of
 Balance Sheet Data:                       December 31, 2005      June 30, 2006
 Current assets...................            $1,331,000            $1,912,000
 Current liabilities..............             1,177,000             1,239,000
 Working capital (deficit)........               154,000               673,000
 Total assets.....................             1,702,000             2,275,000
 Accumulated deficit..............           (62,196,000)          (63,705,000)
 Stockholder's equity ............            (1,513,000)           (1,634,000)


                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of the risks described below which constitute material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

                Special Note Regarding Forward-Looking Statements

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

         Due to our significant recurring losses and our inability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have had success in raising working capital from the sale of our common stock in the past, the going concern language in our auditors' report could negatively affect our ability to raise such funds in the future. Some investors are unwilling to invest with companies that have going concern language in the auditors' report and others demand substantial discounts from the market price. Unless we are able to raise additional working capital through the sale of our common stock, we will not be able to continue the development of our products nor will we be able to pay our existing current liabilities, which could result in protection under bankruptcy laws. Under certain conditions, including but not limited to having judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments. At this time, we are unable to assess the likelihood that we would seek bankruptcy protection in the near future. There can be no assurance that we will be successful in raising working capital from the sale of our common stock.

We have limited working capital, have accumulated significant losses, and expect our losses to continue.

         As of December 31, 2005,we had working capital of $154,000. As of June 30, 2006, our working capital was $673,000. Our accumulated deficit was $62,196,000 as of December 31,2005, and $63,705,000 as of June 30, 2006. We had
net income of $64,000 for the fiscal year ended December 31, 2004, a net loss of $5,389,000 for the fiscal year ended December 31, 2005, and a net loss of $1,511,000 for the six months ended June 30, 2006. Our losses have resulted principally from costs incurred in connection with research and development, including clinical trials, of the laser surgery system. We did not sell medical products until late 1992. Our ability to become profitable largely depends on successfully developing clinical applications and obtain regulatory approvals for our laser surgery products, including the Photon(TM) laser system, and to effectively market such products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters or other unforeseen difficulties.

Because our securities trade on the Over-the-Counter Bulletin Board, your ability to sell your shares in the secondary market may be limited.

         Since June 26, 2003, our shares have traded on the Over-the-Counter Bulletin Board. As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained. On October 8, 2002, we received a notice from Nasdaq's Listing Qualifications staff that for the previous 30 consecutive trading days, the price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq. The notice further provided that if at anytime before April 7, 2003, the bid price of our common stock closed at $1.00 or more for a minimum of 10 consecutive trading days, we would be notified by the staff that we comply with such rule.

         On April 15, 2003, we received notice of a determination by Nasdaq's Listing Qualifications staff that we failed to comply with the minimum bid price rules for continued listing set forth in Nasdaq's rules. Specifically, the notice stated that we have not regained compliance with the minimum $1.00 closing bid price per share requirement (noting that pursuant to the October 8, 2002, notice from the Nasdaq Listing Qualifications staff, we were provided 180 calendar days, or until April 7, 2003, to regain compliance with this requirement) and we do not qualify with the $5,000,000 shareholders equity, $50,000,000 market value of listed securities or $750,000 net income from continuing operations requirement for an additional 180 calendar day compliance period to comply with Nasdaq's rules. The April 15, 2003, notice further stated that as of December 31, 2002, we reported stockholders' equity of $2,847,000 and net losses from continuing operations of approximately $11,155,000, and as of April 14, 2003, the market value of our listed securities was $4,208,108. Accordingly, our common stock would be delisted from the Nasdaq SmallCap Market at the opening of business on April 24, 2003. Separately, Nasdaq informed us that listing fees of $22,500 and $18,000 under Rule 4310(c)(13) are owed to the Nasdaq SmallCap Market.

         We requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the staff's determination. The request automatically stayed the delisting of our common stock. On April 23, 2003, we received formal notice from Nasdaq that a hearing to consider our appeal would be held on May 29, 2003. On May 29, 2003, Dr. Jeffrey F. Poore, our former President and Chief Executive Officer; Randall A. Mackey, our Chairman of the Board; and Dr. David M. Silver, a director of the company, attended an oral hearing before a Nasdaq Listing Qualifications Panel in Washington, D.C. At the hearing Dr. Poore presented to the panel a definitive plan both for regaining compliance with the particular deficiencies cited in the April 15, 2003, letter from the Nasdaq Listing
Qualifications staff and sustaining long-term compliance with the Nasdaq Marketplace Rules, including all applicable maintenance criteria. On June 24, 2003 we received notification from the Nasdaq Listing Qualifications Panel that we were to be delisted from the Nasdaq Stock Market effective June 26, 2003. Our securities trade on the Over-the-Counter Bulletin Board effective June 26, 2003. Because our securities are delisted from the Nasdaq SmallCap Market and now trade on the Over-the-Counter Bulletin Board, additional sales requirements on broker-dealers will adversely affect the ability of purchasers to sell our securities and the trading price of our securities could decline.

         Moreover, because our securities currently trade on the Over-the-Counter Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares may be deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Securities Exchange Act of 1934 require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Furthermore, monthly statements are required to be sent disclosing recent price information for the penny stocks.

There are a large number of shares underlying our callable secured convertible notes and warrants that may be available for future sale, and the sale of these shares may depress the market price of our common stock.

         As of August 31, 2006, we had 199,956,828 shares of our common stock issued and outstanding and $3,157,170 in callable secured convertible notes outstanding that may be converted into an estimated 526,195,000 shares of common stock at current market prices, and outstanding warrants to purchase 29,059,392 shares of our common stock. Additionally, we have an obligation to sell $500,000 callable secured convertible notes that may be converted into an estimated 83,333,333 shares of common stock at current market prices and issue warrants to purchase 4,000,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our callable secured convertible notes could require us to issue a substantially greater number of shares, which will cause dissolution to our existing stockholders.

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of common stock that are issuable upon conversion of $1,500,000 principal amount of callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50%, and 75% below the market price, as of September 6, 2006 of $.006.


   % Below      Price Per       With 40%          Number of             % of
    Market       Share          Discount       Shares Issuable      Outstanding*
   -------      ---------       --------       ---------------      ------------
     25%         $.0045          $.0027          555,555,556           227.8%
     50%         $.003           $.0018          833,333,333           416.8%
     75%         $.0015          $.0009         1,666,666,667          833.5%

*Based on 199,956,828 shares outstanding.

         As illustrated, the number of shares of common stock issuable upon conversion of our callable secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our secured convertible notes may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

         The callable secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

         The issuance of shares upon conversion of callable secured convertible notes and exercise of warrants may result in substantial dissolution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise price would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the callable secured convertible notes and registered under this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the callable secured convertible notes, we have made a good faith estimate as the amount of shares of common stock that we are required to register and allocate for conversion of the callable secured convertible notes. Accordingly, we have allocated and registered 60,000,000 shares to cover the conversion of the callable secured convertible notes. In the event that our per share stock price decreases below $.006, the shares of common stock we have allocated for conversion of the callable secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding callable secured convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the callable secured convertible notes, if required, could result in legal action against us, which could require us to curtail or cease our operations.

         On April 27, 2005, we entered into a securities purchase agreement for the sale of an aggregate of $2,500,000 principal amount of callable secured convertible notes. These callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. As of August 31, 2006, a total of $842,830 of these callable secured convertible notes have been converted into 166,666,667 shares of our common stock, reducing the outstanding principal amount of the notes to $1,657,170. On February 28, 2006, we entered into a securities purchase agreement for the sale of an aggregate $1,500,000 in principal amount of callable secured convertible notes. These callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,000,000 in callable secured convertible notes outstanding pursuant to the securities purchase agreement we entered into on February 28, 2006, we are obligated to sell additional callable secured convertible notes to the convertible noteholders in the aggregate amount of $500,000. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or to have such registration statement declared effective, breach of any covenant, representation or warranty in the securities purchase agreement or related convertible notes, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company, and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the noteholders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If we are unable to obtain additional capital, we would be required to eliminate certain activities that would adversely effect our operations.

         We may require substantial funds for various purposes, including continuing research and development, expanding clinical trials, completing the FDA approval process for our products (including the Photon(TM) laser system), and manufacturing and marketing our existing products. We will need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay further, scale back or eliminate certain or all of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourselves, which may materially adversely affect our continued operations.

Our research activities may not result in any commercially profitable products.

         The science and technology of medical products, including lasers, is rapidly evolving. Our medical systems may require significant further research, development, testing and regulatory clearances. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the proposed products will prove to be ineffective or unsafe; that they fail to receive necessary regulatory clearances; that the proposed products are uneconomical; that others hold proprietary rights which preclude us from marketing such products; or that others market better products. Accordingly, we are unable to predict whether our research and development activities will result in any commercially profitable products. Further, due to the extended testing and regulatory review process required, we may be unable to sell our current and proposed products. There is also no guarantee that we will be able to develop and sell a glaucoma surgery system.

We are uncertain of obtaining FDA approval for our Photon(TM) laser system and further development of the Photon(TM) is on hold until our financial situation improves, and we may lose our rights to manufacture or sell the Photon(TM) laser system if we are unable to agree on the correct method of calculating royalty payments under a license agreement.

         We are subject to substantial regulation by the Food and Drug Administration or FDA and other federal and state regulatory agencies. FDA regulations require us to obtain either 510(k) clearance or premarketing approval prior to marketing a product in the United States. We are also subject to foreign regulation and must receive various types of approvals from foreign government agencies prior to selling our products in some countries. The clearance and approval processes for both the FDA and foreign regulatory authorities are costly, time consuming and uncertain. In addition, we are required to obtain FDA approval before exporting a device that has not received FDA marketing clearance or approval. We may never be able to obtain these required government approvals. Delays or failure to obtain such approvals would materially and adversely effect us, as would changes in existing requirements. We have received 510(k) clearance from the FDA for our ultrasonic surgery systems allowing us to sell both devices in the United States. We have also received 510(k) clearance to market our Blood Flow Analyzer(TM).

         In May 1995, we were granted an investigational device exemption for our Photon(TM) laser system allowing us to conduct clinical studies in support of our application with the FDA to obtain approval to market the system. During the clinical trials, we discovered that the Photon(TM) laser system may not effectively remove hard (dense or impacted) cataracts. In May 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We believe the FDA will approve our 510(k) predicate device application for the Photon(TM) laser system because in the United States most cataracts are removed before tissue hardens. We received an FDA warning letter in August 2000 concerning deficiencies in the Phase I clinical trials and, after making several submissions to the FDA, we received a letter from the FDA in February 2001 stating that the deficiencies had been corrected and the clinical trials could continue.

         We have completed the authorized clinical studies and, in October 2001, made a supplemental submission to the FDA regarding the 510(k) application. We received a preliminary review from the FDA of our supplemental submission in December 2001 and submitted additional clinical information to the FDA on February 6, 2002. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We have generated additional clinical information in response to the letter and are uncertain if we will make a submission to the FDA with the additional clinical information. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the fiscal year ended December 31, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

         We have also received FDA approval to manufacture and export the Photon(TM) laser system internationally. However, we have not yet obtained approval from some foreign countries to market the laser product where approval is necessary. We anticipate that many contemplated applications of our currently existing and planned products will be subject to the lengthy regulatory approval process, including preclinical studies, clinical trials and extensive regulatory review. This process could take many years and require the expenditure of substantial resources.

         The Photon(TM) laser system is protected under a United States patent issued to Daniel M. Eichenbaum, M.D. in 1987 and subsequently assigned to PhotoMed International, Inc. and a Japanese patent issued to us in 1997. The United States patent expired in September 2004. We secured the exclusive worldwide rights to this patent from PhotoMed by means of a license agreement dated July 7, 1993. The license agreement expired when the United States patent rights expired in September 2004. PhotoMed and Dr. Eichenbaum brought legal action against us on September 11, 2000 involving an amount of royalties that are allegedly due and owing to them from the sale of equipment by us under the license agreement. We have paid $15,717, which we believe brings all payments current as of the date of the last payment on January 7, 2005. We have been working with PhotoMed and Dr. Eichenbaum to insure that the royalty calculations have been correctly made on the royalties paid as well as the proper method of calculations for the future.

         It is anticipated that once the parties agree on the correct royalty calculations, the legal action will be dismissed. An issue in dispute concerning the method of calculating royalties is whether royalties should be paid on returned equipment. Since July 1, 2001, only one Photon(TM) laser system has been sold and no systems returned. Thus, the amount of royalties due, according to our calculations, is $981. We made payment of this amount of Photomed and Dr. Eichenbaum on January 5, 2005 and, as a result, seek to have the legal action dismissed. However, if the parties are unable to agree on a method of calculating royalties, there is risk that PhotoMed and Dr. Eichenbaum may amend the complaint to request termination of the license agreement and, if successful, we would lose our rights to manufacture or sell the Photo(TM) laser system.

Our products may become obsolete due to rapid technological change.

         Our market is subject to rapid technological change. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development on our existing products and to develop new products. Despite such investment, our current or proposed products may be unsuccessful.

Our Photon(TM) laser system could receive competition from other laser systems that are well financed with well- recognized trade names.

         Our Photon(TM) laser system will potentially receive competition from other laser systems, such as excimer, holmium (Ho:YAG), Erbium (Er:YAG), Nd:YLF (Neodymium:Yttrium-Lithium-Fluoride) or lasers of other wave lengths.
Competition  may also  come  from  other  medical  devices  and  other  surgical techniques. Further, the cataract surgical device industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed and have a well recognized trade name related to their product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors that will affect future sales include regulatory approvals, performance, pricing, timely product shipment, safety, customer support, convenience of use and patient and general market acceptance.

Our new products may incur unexpected production problems, which would impact our sales and profits.

         New ventures, particularly those involved in a highly technical industry such as the medical industry, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre-production planning, new products can incur unexpected problems in full-scale production, which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures can also be expected from time to time. Any business, including ours, is substantially dependent upon the capabilities and performance of both management, engineering and sales personnel. Mistakes in judgment or performance can be costly and, in certain instances, disabling. Therefore, management skill, experience, character and reliability are of significant importance.

Mistakes may occur in the design and manufacture of our products, which could prevent or limit the sales of such products.

         The high-technology product line requires us to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations. Components must be custom designed and manufactured, which is not only complicated and expensive, but can also require a number of months to accomplish. Slight mistakes in either the design or manufacture can result in unsatisfactory parts that may not be correctable. Because our business requires the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders, but also in disagreements regarding liability and, in any event, extended delays in production. Moreover, we rely on suppliers that are related to each other for parts and equipment. When dealing with related suppliers the terms on which parts and equipment are purchased may not be as favorable as could be obtained from unrelated third-party suppliers.

We are dependent upon a limited number of key suppliers for components and parts used in our products and the interruption in the supply of these components and parts could impede our ability to deliver our products to market.

         We currently purchase components and parts used in our products from a limited number of key suppliers. Although we maintain alternative suppliers, our reliance on our principal suppliers could result in delays associated with redesigning a product due to an inability to obtain an adequate supply of required components and parts, and reduced control over pricing, quality and timely delivery. The loss of any of these principal suppliers or the inability of a supplier to meet performance and quality specifications, requested quantities or delivery schedules could cause our revenues to decline. In addition, any interruption or discontinuance in the supply of components or parts could have an adverse effect on our business, results of operation and financial condition. Further, a significant price increase from any of our principal suppliers could cause our profitability to decline if we cannot increase the prices of our products to our customers. Our principal suppliers include Capistrano Labs, U.S. Ultrasound and Anello.

No independent marketing studies have been made to confirm the commercial demand for the Photon(TM) laser system, the Blood Flow Analyzer(TM), and the P40, P45 and P60 Ultrasound Biomicroscopes.

         We believe that there is substantial commercial demand for our Photon(TM) laser system, our Blood Flow Analyzer(TM), and our P40, P45 and P60 Ultrasound Biomicrocopes for the eyes at a profitable price. However, this belief is solely based on our management's experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of this demand, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist.

Our Photon(TM) laser system may not be accepted in the marketplace because it does not remove hard cataracts.

         Our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors including receiving regulatory approvals, demonstrating the safety, and advantages of our products over existing systems and techniques. Our Photon(TM) laser system may never gain market acceptance since the system does not effectively remove hard (dense or impacted) cataracts. Further, we may be unable to successfully market our products even if they perform successfully in clinical applications. Our Precisionist ThirtyThousand(TM) Workstation(TM) may not gain acceptance unless we can reduce or eliminate the vacuum surge and develop additional, complementary surgical devices for installation in that host system. Vacuum surge is a phenomenon that occurs when the tip of the ultrasonic needle is obstructed by target tissue, allowing pressure to build up and, if the pressure is not released, a rush of fluid goes from the chamber of the eye into the needle to equalize the pressure. The result can be complications to the eye such as posterior capsule rupture, iris capture and chamber collapse. We believe this phenomenon affects all other ultrasonic cataract removal systems currently on the market.

Our pending patents may not be perfected and our present or future patents may infringe upon the patents of others, which could restrict or prevent the manufacture and sale of our products.

         We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants and third-parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. A United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. protects our laser probe. These patent rights expired in September 2004. Patents have also been granted to the Blood Flow Analyzer(TM) in the United States and the United Kingdom; to the Dicon(TM) Topographer in the United States; and to the Dicon(TM) Perimeter in the United States, the United Kingdom, Germany and Switzerland. The pending patents may not be perfected. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such products could be severely restricted or prohibited. We may be required to obtain licenses to utilize such patents or proprietary rights of others and acceptable terms may be unavailable. If we do not obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending ourselves against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.

Because patents only provide limited protection, others could produce and distribute products similar to the Photon(TM) laser system and the Blood Flow Analyzer(TM).

         We rely on the protections for our products that we hope to realize under the United States and foreign patent laws. However, patents provide limited protections. We have a United States and Japanese patent on the hand held probe design and applications for various foreign patents are either pending or planned, and the patents for the Blood Flow Analyzer(TM) for the eyes are reported by Ocular Blood Flow, Ltd. to have been approved in the United States and the United Kingdom. Similar devices, however, could be designed that do not infringe on our patent rights, but that are similar enough to compete against our patented products. Moreover, it is possible that an unpatented but prior existing device or design may exist that has never been made public and therefore is not known to us or the industry in general. Such a device could be introduced into the market without infringing on our current patent. If any such competing non-infringing devices are produced and dis tributed, our profit potential would be seriously limited, which would seriously impair our viability.

Some of our products may be denied reimbursement by third-party payors, such as government programs and private insurance plans.

         We anticipate that our medical devices will generally be purchased by ophthalmologists and hospitals that will then bill various third-party payors, such as government programs and private insurance plans, for the health care services provided to their patients. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which our medical devices may be used, however, may be denied reimbursement as elective. In addition, third-party payors may deny reimbursement if they determine that the use of our products was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. Certain purchasers of our Blood Flow Analyzer,(TM), for example, have had difficulty in obtaining reimbursement from insurance carriers. Even if we receive FDA clearances for our products, third-party payors may nevertheless deny reimbursement. Furthermore, third-party payors increasingly challenge the prices charged for medical products and services. Reimbursement from third-party payors may be unavailable or if available, that reimbursement may be limited when compared with reimbursement for competitive procedures, thereby materially adversely affecting our ability to profitably sell products. The market for our products could also be adversely affected by recent federal legislation that reduces reimbursements under the capital cost pass-through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors or changes in government and private third-party payors' policies toward reimbursement for procedures employing our products would have a material adverse effect on us.

Congress may introduce legislation that could result in price limits and utilization controls on our products.

         Members of Congress have introduced legislation to change aspects of the delivery and financing of health care services. Such legislation to control or reduce public (Medicare and Medicaid) and private spending on health care, to reform the methods of payment for health care goods and services by both the public and private sectors, and to provide universal access to health care may be passed. We cannot predict what form this legislation may take or the effect of such legislation on our business. It is possible that the legislation ultimately enacted by Congress will contain provisions resulting in price limits and utilization controls which may reduce the rate of increase in the growth of the ophthalmic laser market or otherwise adversely affect our business. It is also possible that future legislation could result in modifications to the nation's public and private health care insurance systems that will affect reimbursement policies in a manner adverse to us. We also cannot predict what other legislation relating to our business or the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect legislation may have on the results of our operations.

Our product liability insurance could be inadequate to cover liabilities if we face significant product liability claims against us.

         The nature of our business exposes it to risk from product liability claims and there can be no assurance that we can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $2,000,000 per claim with an aggregate policy limit of $2,000,000. There is substantial doubt that this amount of insurance would be adequate to cover liabilities should we face significant claims. A successful products liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. Any losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

Our future products sales in foreign countries could be adversely affected by a significant increase in value of the U.S. dollar against local currencies, economic and political instability, and changes in the regulatory processes and other regulations.

         We anticipate that a significant portion of our future product sales will be in foreign countries. Because we quote prices for our products and accept payment on sales principally in U.S. dollars, any significant increase in the value of the U.S. dollar against local currencies may make our products less competitive with foreign products. The economic and political instability of some foreign countries also may affect the ability of ophthalmologists and others to purchase our products, or the ability of potential customers to pay for the procedures for which our products are used. In addition, other specific risks in doing business in foreign countries include changes in the regulatory processes affecting our products, in controls governing foreign payments by our customers, and in regulations, taxes and customs duties or requirements that may be imposed on the purchase of our products. The foreign countries where our products are sold include but are not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France,
Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates. Certain of countries may experience political, economic or social instability, which could adversely affect our sales.

The market price of our securities could fluctuate significantly.

         Our common stock was delisted on The Nasdaq SmallCap Market, effective June 26, 2003, and currently trades on the OTC Bulletin Board. Factors such as announcements by us of the regulatory status of products, quarterly variations in our financial results, the gain or loss of material contracts, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of such securities to fluctuate significantly.

We may issue preferred shares with preferences in an equal or prior rank to existing preferred shares.

         Our certificate of incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as our board of directors may determine from time to time. Accordingly, our Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Those terms and conditions may include preferences on an equal or prior rank to existing preferred stock. Those shares may be issued on such terms and for such consideration as the board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. As of August 31, 2006, the following preferred shares were issued and outstanding: 5,627 shares of Series A preferred stock convertible into 6,753 common shares; 8,986 shares of Series B preferred stock convertible into 10,783 common shares; no shares of Series C preferred stock; 5,000 shares of Series D preferred stock convertible into 8,750 common shares; 250 shares of Series E preferred stock convertible into 13,333 common shares; 4,598.75 shares of Series F preferred stock convertible into 245,267 common shares; and 588,235 shares of Series G preferred stock convertible into 588,235 common shares.

Our preferred shares have rights that amount to a preference over the shares of this offering.

         Our preferred shares have dividend and liquidation rights that amount to preferences over the shares of this offering. We must pay any cash dividends to our holders of preferred shares before paying cash dividends to the holders of the shares of this offering. The dividend rights of our preferred shares are as follows: for Series A and Series B preferred shares, $.24 per share per annum payable, at our option, in cash from surplus earnings; for Series C preferred shares, 12% noncumulative preferred shares payable, at our option, in common stock or cash from surplus earnings; and for Series D, E, F and G preferred shares, 8% noncumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings. Upon our liquidation, we must pay preferential distributions to our preferred shareholders before paying any distributions to holders of the shares of this offering. The liquidation rights of our preferred shares are as follows: for Series A preferred shares, $1.00 per share, plus accrued and unpaid dividends; for Series B preferred shares, $4.00 per share, plus accrued and unpaid dividends; for Series C preferred shares, the stated value of $100.00 per share, plus declared but unpaid dividends; for Series D preferred shares, the stated value of $1.75 per share, plus declared but unpaid dividends; for Series E, F, and G preferred shares, the greater of
(i) the amount of distributions such shares would have received had the holders converted such preferred shares into common stock immediately prior to liquidation, or (ii) the stated value of $100.00 per share, plus declared but unpaid dividends.

Exercise of outstanding options and warrants will dilute existing stockholders and could decrease the market price of our common stock

         As of August 31, 2006, we had issued and outstanding 199,956,828 shares of our common stock, shares of Series A, B, D, E, F and G preferred stock convertible into 873,071 shares of common stock, and outstanding options and warrants to purchase 36,166,892 additional shares of common stock. The existence of the outstanding preferred shares, options and warrants may adversely affect the market price of our common stock and the terms under which we could obtain additional equity capital. Included in the outstanding options is 4,500,000 options issued to Raymond P.L. Cannefax, our President and Chief Executive Officer, under the terms of his employment agreement with us. These options are exercisable at $.01 per share and vest in 12 equal monthly installments of 375,000 shares, beginning on February 5, 2006 until such shares are fully vested.

We do not expect to pay any cash dividends in the foreseeable future.

         We issued a stock dividend on our Series A preferred stock and Series B preferred stock on January 8, 1996, to stockholders of record as of December 31, 1994. We have not paid any cash dividends on our common shares and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business. The holders of our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock are entitled to noncumulative cash dividends paid out of surplus earnings.

We may have continuing liability following our rescission offer in 1996 to Series B preferred shareholders.

         We issued 493,000 shares of Series B preferred stock in 1994 and 1995. The Series B shares may not have been sold in compliance with certain aspects of California corporate law and federal and state securities laws. Concurrently with our July 1996 public offering, we provided the Series B shareholders with a rescission offer to repurchase all Series B preferred shares or rescission shares owned by the Series B shareholders. The Series B shareholders were offered the right to rescind their purchases and receive a refund of the price paid by them of $4.00 per share plus an amount equal to the interest thereon at rates ranging from 6% to 12% per annum from the date the rescission shares were purchased to July 25, 1996, the date our public offering closed and each rescinding shareholder was paid by us. The original purchasers of approximately 93% of the Series B shares (460,250 shares) rejected the rescission offer by responding as requested in the rescission offer or by failing to return a response within 30 days of receiving the rescission offer. Two shareholders owning a combined total of 32,750 shares accepted the rescission offer. We purchased the 32,750 shares from the two shareholders accepting the rescission offer from the proceeds from our public offering.

         The rescission offer was designed to reduce any type of contingent liability we may be subject to in connection with its private placement of Series B preferred stock. However, the rescission offer may not have fully relieved us from exposure to contingent liability under federal or state securities laws. Not every state statutorily provides for voluntary rescission offers. In addition, other states, although authorizing rescission offers, do not completely limit the liability of the offeror. Thus, we may have continuing liability in certain states following the rescission offer. Other than the payments in 1996 to the two shareholders accepting the rescission offer, we have made no additional payments thereunto as no other shareholder has accepted the rescission offer. Moreover, there has been no litigation by a shareholder involving the private offering of Series B preferred stock or the rescission offer. As of August 31, 2006, a total of 484,014 shares of Series B preferred stock have been converted into 580,817 shares of common stock. There are a total of 8,986 shares of Series B preferred stock issued and outstanding, which are convertible into 10,783 shares of common stock.

We have indemnification agreements with certain officers and directors that may require us to indemnify them in a civil or criminal action.

         Our certificate of incorporation eliminates in certain circumstances the liability of directors for monetary damages for breach of their fiduciary duty as directors. We have entered into indemnification agreements with certain directors and officers. Each such indemnification agreement provides that we will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. The indemnification agreements will also require that we indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each indemnification agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the indemnification agreement and to recover the expenses of such a suit if he or she is successful.

Our Board of Directors has the right to issue additional shares of common stock and to create a new series of preferred stock that could dilute holders of common stock.

         Our board of directors has the inherent right under applicable Delaware law, for whatever value the board deems adequate, to issue additional common shares up to the limit of shares authorized by the certificate of incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. Our board of directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of preferred shares in a series, to create a new series of preferred shares and to establish preferences and all other terms and conditions in regard to such newly-created series. Any of those actions will dilute the holders of common shares and also affect the relative position of the holders of any series of any class. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.


                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

         In addition, we have received total gross proceeds of $1,000,000 from the sale of the callable secured convertible notes on February 28, 2006 and the investors are obligated to provide us with an additional $500,000 upon the effectiveness of a registration statement to register the shares of common stock underlying the callable secured convertible notes and the warrants. The $500,000 in additional proceeds to be provided by the investors after the registration statement is declared effective will be used for the purchase of inventory, marketing and sales, increasing the number of our direct sales representatives, and working capital.


                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Dividends paid in cash pursuant to outstanding shares of our Series A, Series C, Series D, Series E, Series F and Series G preferred stock are only payable from our surplus earnings and are noncumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant.

                                 CAPITALIZATION

         The following table sets forth our capitalization on an actual basis as of December 31, 2005 and June 30, 2006.


                                                    December 31,      June 30,
                                                       2005             2006
                                                    ------------   -------------

Long-term obligations............................   $  2,038,000   $  2,670,000

Stockholders' equity:

   Series A Preferred Stock, $.001 par value per
   share; 500,000 shares authorized, 5,627
   issued and outstanding........................              -              -

   Series B Preferred Stock, $.001 par value per
   share; 500,000 shares authorized, 8,986 issued
   and outstanding...............................              -              -

   Series C Preferred Stock, $.001 par value per
    share; 30,000 shares authorized, 0 issued and
    outstanding.....................,,,..........              -              -

   Series D Preferred Stock, $.001 par value per
   share; 1,140,000 shares authorized, 5,000
   issued and outstanding........................              -              -

   Series E Preferred Stock, $.001 par value per
   share; 50,000 shares authorized, 250 issued
   and outstanding...............................              -              -

   Series F Preferred Stock, $.001 par value per
   share; 50,000 shares authorized, 5,623.75 and
   4,597 issued and outstanding, respectively....              -              -

   Series G Preferred Stock, $.001 par value per
   share; 2,000,000 shares authorized, 588,235
   issued and outstanding........................          1,000          1,000

   Common Stock, $.001 par value per share;
   60,000,000 shares authorized, 96,389,295 and
   199,956,828 issued and outstanding,
   respectively..................................         96,000        197,000

   Additional paid-in-capital, common stock......     60,586,000     61,873,000

   Accumulated deficit...........................    (62,196,000)   (63,705,000)

Total stockholders' equity ......................     (1,513,000)      (634,000)

Total capitalization.............................   $    525,000   $    673,000

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our authorized capital stock consists of 800,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. We have created seven classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock.

         Our common stock and Class A warrants trade on the Over-the-Counter Bulletin Board under the respective symbols of "PMED.OB" and "PMEDW.OB." Prior to July 22, 1996, there was no public market for the common stock. From July 22, 1996 to June 25, 2003, our common stock and Class A warrants were listed on the Nasdaq SmallCap Market. Since June 25, 2003, our common stock has traded on the Over-the-Counter Bulletin Board. As of September 6, 2006, the closing sale price of the common stock was $.006 per share. The following are the high and low sale prices for the common stock by quarter as reported by Nasdaq from January 1, 2000 to June 25, 2003 and by the Over-the-Counter Bulletin Board since June 25, 2003.

                                                              Common Stock
                                                               Price Range
                                                            -----------------
         Period (Calendar Year)                              High         Low
                                                             ----         ---

2004
    First Quarter .................................        $  .21       $  .15
    Second Quarter.................................           .16          .07
    Third Quarter..................................           .12          .09
    Fourth Quarter.................................           .12          .08
2005
    First Quarter .................................           .10          .08
    Second Quarter ................................           .09          .07
    Third Quarter..................................           .10          .001
    Fourth Quarter.................................           .048         .001
2006
    First Quarter .................................           .047         .001
    Second Quarter                                            .014         .006
    Third Quarter  (through September 8, 2006) ....           .007         .004


         Our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock are not publicly traded. As of August 31, 2006, there were 4,781 record holders of common stock, six record holders of Series A preferred stock, four record holders of Series B preferred stock, no record holders of Series C preferred stock, one record holder of Series D preferred stock, one record holder of Series E preferred stock, 18 record holders of Series F preferred stock, and one record holder of Series G preferred stock.

         We have never paid any cash dividends on our common stock and does not anticipate paying any cash dividends on our common stock in the foreseeable future. We must pay cash dividends to holders of our Series A preferred, Series B preferred, Series C preferred, Series D preferred stock, Series E preferred, Series F preferred stock and Series G preferred stock before it can pay any cash dividend to holders of our common stock. Dividends paid in cash pursuant to outstanding shares of our Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock are only payable from our surplus earnings, and are noncumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next.

         We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant. We issued 6,764 shares of our Series A preferred and 6,017 shares of our Series B preferred on January 8, 1996 as a stock dividend to Series A and Series B preferred shareholders of record as of December 31, 1994.

                             SELECTED FINANCIAL DATA

         The following table sets forth our selected financial data for the years ended December 31, 2004 and 2005, and the six months ended June 30, 2005 and 2006. The selected financial data as of and for the six months ended June 30, 2005 and 2006 are derived from our unaudited quarterly financial statements, which have been reviewed by Chrisholm, Bierwolf & Nilson. The following financial information should be read in conjunction with the Financial Statements, and related notes thereto.

                                             Summary Financial Information


                                                  For the year ended           For the six months ended
                                                      December 31,                     June 30,
                                               ---------------------------    ---------------------------

Statement of Operations Data:                     2004            2005           2005            2006
-----------------------------                     ----            ----           ----            ----
Net Sales...............................       $3,062,000      $2,201,000     $1,413,000       $1,182,000
Net cost of sales........................       1,217,000       1,599,000        692,000          638,000
Operating expenses.......................       2,237,000       2,782,000      1,476,000          956,000
Operating loss...........................        (392,000)     (2,180,000)      (755,000)        (412,000)
Other income (expense)...................         456,000      (3,209,000)    (2,846,000)      (1,099,000)
Net income (loss)........................          64,000      (5,389,000)    (3,601,000)      (1,511,000)
Net income (loss) applicable to common
       shareholders......................          10,000      (5,389,000)    (3,601,000)      (1,511,000)
Net income (loss) per common share.......           $0.00          $(0.13)        $(0.13)          $(0.01)
Shares used in computing net loss per share    25,405,000      42,033,000     27,745,000      150,164,000


                                                  As of               As of
Balance Sheet Data:                       December 31,  2005     June 30, 2006
-------------------                       ------------------     -------------
Current assets.....................            $1,331,000            $1,912,000
Current liabilities................             1,177,000             1,239,000
Working capital (deficit)..........               154,000               673,000
Total assets.......................             1,702,000             2,275,000
Accumulated deficit................           (62,196,000)          (63,705,000)
Stockholder's equity ..............            (1,513,000)           (1,634,000)


                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

         This report contains forward-looking statements and information relating to the Company that is based on beliefs of management as well as assumptions made by, and information currently available to management. These statements reflect its current view respecting future events and are subject to risks, uncertainties and assumptions, including the risks and uncertainties noted throughout the document. Although the Company has attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as anticipated, believed, projected, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected or intended.

Critical Accounting Policies

         Revenue Recognition. The Company recognizes revenue in compliance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (SAB
101), as revised by Staff Accounting  Bulletin No. 104, Revenue Recognition (SAB
104). SAB 101 and SAB 104 detail four criteria that must exist before revenue is recognized:

         1. Persuasive evidence of an arrangement exits. Prior to shipment of product, the Company required a signed purchase order and, depending upon the customer, a down payment toward the final invoiced price or full payment in advance with certain international product distributors.

         2. Delivery and performance have occurred. Unless the purchase order requires specific installation or customer acceptance, the Company recognizes revenue when the product ships. If the purchase order requires specific installation or customer acceptance, the Company recognizes revenue when such installation or acceptance has occurred. Title to the product passes to its customer upon shipment. This revenue recognition policy does not differ among its various different product lines. The Company guarantees the functionality of its product. If its product does not function as marketed when received by the customer, the Company either makes the necessary repairs on site or has the product shipped to the Company for the repair work. Once the product has been repaired and retested for functionality, it is re-shipped to the customer. The Company provides warranties that generally extend for one year from the date of sale. Such warranties cover the necessary parts and labor to repair the product as well as any shipping costs that may be required. The Company maintains a reserve for estimated warranty costs based on its historical experience and management's current expectations.

         3. The sales price is fixed or determinable. The purchase order received from the customer includes the agreed-upon sales price. The Company does not accept customer orders, and therefore does not recognize revenue, until the sales price is fixed.

         4. Collectibility is reasonably assured. With limited exceptions, the Company requires down payments on product prior to shipment. In some cases the Company requires payment in full prior to shipment. The Company also performs credit checks on new customers and ongoing credit checks on existing customers. The Company maintains an allowance for doubtful accounts receivable based on historical experience and management's current expectations.

         Recoverability of Inventory. Since its inception, the Company has purchased several complete lines of inventory. In some circumstances the Company has been able to utilize certain items acquired and others remain unused. On a quarterly basis, the Company attempts to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined not to be recoverable and a reserve is established for that item. In addition, if the Company identifies products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. The Company intends to make efforts to sell these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced.

         Recoverability of Goodwill and Other Intangible Assets. The Company's intangible assets consist of goodwill, product and technology rights, engineering and design costs, and patent costs. Intangibles with a determined life are amortized on a straight-line basis over their determined useful life and are also evaluated for potential impairment if events or circumstances indicate that the carrying amount may not be recoverable. Intangibles with an indefinite life, such as goodwill, are not amortized but are tested for impairment on an annual basis or when events and circumstances indicate that the asset may be impaired. Impairment tests include comparing the fair value of a reporting unit with its carrying net book value, including goodwill. To date, the Company's determination of the fair value of the reporting unit has been based on the estimated future cash flows of that reporting unit.

         Allowance for Doubtful Accounts. The Company records an allowance for doubtful accounts to offset estimated uncollectible accounts receivable. Bad debt expense associated with the increases in the allowance for doubtful accounts is recorded as part of general and administrative expense. The Company's accounting policy generally is to record an allowance for receivables over 90 days past due unless there is significant evidence to support that the receivable is collectible.

General

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements, which involve risks and uncertainty. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors discussed in this section. The Company's fiscal year is from January 1 through December 31.

         The Company is engaged in the design, development, manufacture and sale of high technology diagnostic and surgical eye care products. Given the "going concern" status of the Company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow. As seen in the results for the three months ended June 30, 2006, diagnostic products have been the major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the Company's financial position improves. The Company does not focus on a specific diagnostic product or products but, instead, on the entire diagnostic product group.

Results of Operations

         Six Months Ended June 30, 2006, Compared to Six Months Ended June 30, 2005

         Net sales for the six months ended June 30, 2006 decreased by $231,000, or 16%, to $1,182,000 as compared to $1,413,000 for the same period of 2005. This reduction in sales was primarily due to reduced sales of the P40, P45 and P60 UBM Ultrasound Biomicroscopes and the P37 A/B Scan Ocular Ultrasound Diagnostics.

         For the six months ended June 30, 2006, sales from our diagnostic products totaled $1,026,000, or 87% of total revenues, compared to $1,172,000, or 83% of total revenues for the same period of 2005. The remaining 13% of sales, or $156,000 during the six months ended June 30, 2006 was from parts, disposables, and service revenue.

         Sales of the P40, P45 and P60 UBM Ultrasound Biomicroscopes decreased to $253,000 during the six months ended June 30, 2006, or 21% of total quarterly revenues for the period, compared to $677,000, or 48% of total revenues, for the same period last year. Sales of the Blood Flow Analyzer(TM) increased by $23,000 to $85,000, or 7% of total revenues, for the six months ended June 30, 2006, compared to net sales of $63,000, or 4% of total revenues, during the same period in 2005. Sales from the P37 A/B Scan Ocular Ultrasound Diagnostic increased to $120,000, or 10% of total revenues, for the six month period ended June 30, 2006, down compared to $80,000, or 6% of total revenues, for the same period last year. Combined sales of the LD 400 and TKS 5000 autoperimeters and the CT 200 Corneal Topographer were $540,000, or 46% of the total revenues, for the six months ended June 30, 2006, compared to $352,000, or 25% of total revenues, for the same period of 2005.

         Our sales have been lower during the six months ended June 30, 2006 due to a variety of reasons. Sales of the P40, P45 and P60 UBM Ultrasound Biomicroscope decreased primarily as a result of ongoing software development and hardware configuration problems with the new P60, which received FDA 510(k) premarket approval on May 26, 2005 that allows the device to be sold in the United States. The hardware configuration problems have since been resolved and we continue to work on resolving the software development problems. We anticipate reversing the downward trend in sales through additional efforts to gain more widespread support for the P60 as a result of increased clinical awareness, product development and improved marketing plans.

         Sales of surgical products are at a standstill pending FDA approval of the Photon(TM) laser system. In the six month period ended June 30, 2006, we realized no sales in the surgical line consisting of the Precissionist Thirty Thousand(TM) and the Photon(TM) laser system. There were also no sales in the surgical line for the comparable period of 2005.

         Gross profit for the six months ended June 30, 2006 decreased by 5% to 46% of total revenues, compared to 51% of total revenues for the same period in 2005. The decrease in gross profit was mainly due to the ongoing development expenses of the new P60 UBM and the costs associated with the physical move of our production and warehouse operations and corporate offices into a reduced area in our leased office and warehouse space in order to realize savings in the monthly rent of such facilities. There was no increase or decrease to cost of sales as a result of a change to the reserve for obsolete inventory in 2006.

         Marketing and selling expenses decreased by $180,000, or 49%, to $185,000, for the six months ended June 30, 2006, from $365,000 for the comparable period in 2005. The reduction was due primarily to a reduced number of sales representatives and lower travel related and associated sales expenses.

         General and administrative expenses decreased by $138,000, or 21%, to $514,000 for the six months ended June 30, 2006, from $652,000 for the comparable period in 2005. The decrease in general and administrative expenses was primarily due to the expenses associated with the financing obtained in June 2006.

         In addition, during the first quarter of 2005, we issued 515,206 shares of common stock to two shareholders that had purchased shares of our Series G convertible preferred stock in a private offering. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission for the purpose of registering the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. The shares were issued as a penalty for the Company not having a registration statement declared effective within 120 days of the initial closing of the private offering.

         Also during 2005, we collected $1,000 in receivables that were previously allowed in the allowance for doubtful accounts. During 2005, we increased allowance for doubtful accounts by $100,000.

         Research, development and service expenses decreased by $202,000, or 44%, to $257,000 for the six months ended June 30, 2006, compared to $459,000 in the same period of 2005. Most of the increase was due to the costs of development and compliance with regulatory requirements in releasing the new P60 UBM.

         Due to our ongoing cash flow difficulties, most of our vendors and suppliers were contacted during 2004 and 2005 with attempts to negotiate reduced payments and settlement of outstanding accounts payable. While some vendors refused to negotiate and demanded payment in full, some vendors were willing to settle for a reduced amount. The accounts payable forgiven by vendors and suppliers resulted in a gain of $12,000 and $206,000 during the years ended
December 31, 2005 and 2004, respectively. In 2006 we are continuing our negotiations with some vendors and suppliers.

Liquidity and Capital Resources

         We used $445,000 in cash in operating activities for the six months ended June 30, 2006, compared to $1,665,000 for the six months ended June 30, 2005. The decrease in cash used for operating activities for the six months ended June 30, 2006 was primarily attributable to our net loss and decreases in accounts payable and accrued liabilities and an increase in inventory, specifically for the P60 UBM. We used $16,000 in investing activities for the six months ended June 30, 2006, compared to zero for the six months ended June 30, 2005. Net cash received in financing activities was $986,000 for the six months ended June 30, 2006, versus cash provided from financing activities of $2,622,000 in the same period in 2005. We had working capital of $673,000 as of June 30, 2006, compared to working capital of $1,565,000 as of June 30, 2005. In January 2005, we sold 2,000,000 shares of our common stock to an accredited investor for $150,000 in cash. In the past, we have relied heavily upon sales of our common and preferred stock to fund operations. There can be no assurance that such equity funding will be available on terms acceptable to us in the future.

         As of June 30, 2006, we had net operating loss carry-forwards (NOLs) of approximately $53 million. These loss carry- forwards are available to offset future taxable income, if any, and have begun to expire in 2001 and extend for twenty years. Our ability to use net operating loss carryforwards (NOLs) to offset future income is dependant upon certain limitations as a result of the pooling transaction with Vismed and the tax laws in effect at the time of the NOLs can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of change of ownership.

         As of June 30, 2006, we had accounts payable of $390,000, a significant portion of which was over 90 days past due, compared to accounts payable of $346,000 as of June 30, 2005. We have contacted many of the vendors or companies that have significant amounts of payables past due in an effort to delay payment, renegotiate a reduced settlement payment, or establish a longer-term payment plan. While some companies have been willing to renegotiate the outstanding amounts, others have demanded payment in full. Under certain conditions, including but not limited to judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments at that time. In addition to the accounts payable noted above, we also have non-cancelable capital lease obligations and operating lease obligations that required the payment of approximately $194,000 in 2005, and $14,000 in 2006.

         We have taken numerous steps to reduce costs and increase operating efficiencies. These steps consist of the following:

         1. We closed our San Diego facility. In so doing, numerous manufacturing, accounting and management responsibilities were consolidated. In addition, such closure resulted in significant headcount reductions as well as savings in rent and other overhead costs.

         2. We have significantly reduced the use of consultants, which has resulted in a large decrease to these expenses.

         3. We have reduced its direct sales force to four representatives, which has resulted in less payroll, travel and other selling expenses.

         Because we have significantly fewer sales representatives, our ability to generate sales has been reduced.

         We have taken measures to reduce the amount of uncollectible accounts receivable such as more thorough and stringent credit approval, improved training and instruction by sales personnel, and frequent direct communication with the customer subsequent to delivery of the system. The allowance for doubtful accounts was 17% of total outstanding receivables as of June 30, 2006 and 20% as of December 31, 2005 compared to 3% of total outstanding receivables as of June 30, 2005. The allowance for doubtful accounts increased from $100,000 at December 31, 2005 to $101,000 at June 30, 2006.

         We intend to continue our efforts to reduce the allowance for doubtful accounts as a percentage of accounts receivable. We have ongoing efforts to collect a significant portion of the sales price in advance of the sale or in a timely manner after delivery. During the six months ended June 30, 2006, we added a net of $1,000 to the allowance for doubtful accounts. We believe that by requiring a large portion of payment prior to shipment, we have greatly improved the collectibility of our receivables.

         We carried an allowance for obsolete or estimated non-recoverable inventory of $1,324,000 at June 30, 2006 and $1,371,000 at June 30, 2005, or 63%
and 65% of total inventory, respectively. Our means of expansion and development of product has been largely from acquisition of businesses, product lines, existing inventory, and the rights to specific products. Through such acquisitions, we have acquired substantial inventory, some of which the eventual use and recoverability was uncertain. In addition, we have a significant amount of inventory relating to the Photon(TM) laser system, which does not yet have FDA approval in order to sell the product domestically. Therefore, the allowance for inventory was established to reserve for these potential eventualities.

         On a quarterly basis, we attempt to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined not to be recoverable and a reserve is established for that item. In addition, if we identify products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. We intend to make efforts to sell these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced.

         At this time, our Photon(TM) Laser Ocular Surgery Workstation requires regulatory FDA approval in order to be sold in the United States. Any possible future efforts to complete the clinical trials on the Photon(TM) in order to file for FDA approval would depend on our obtaining adequate funding. We estimate that the funds needed to complete the clinical trials in order to obtain the necessary regulatory approval on the Photon(TM) to be approximately $225,000.

Effect of Inflation and Foreign Currency Exchange

         We have not realized a reduction in the selling price of our products as a result of domestic inflation. Nor have we experienced unfavorable profit reductions due to currency exchange fluctuations or inflation with our foreign customers. All sales transactions to date have been denominated in U.S. dollars.

Impact of New Accounting Pronouncements

         In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This statement replaces APB Opinion No. 20 and SFAS No. 3. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in the net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this statement requires that the accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period, rather than being reported in an income statement. The new standard will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We believe the adoption of new standard will not have a material effect on our financial position, results of operations, cash flows, or previously issued financial reports.

         In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. This statement is an amendment of FASB Statements Nos. 133 and 140 to address what had been characterized as a temporary exemption from the application of the bifurcation requirements of Statement No. 133 to beneficial interests in securitized financial assets. Prior to the effective date of Statement No. 133, the FASB received inquiries on the application of the exception in paragraph 14 of Statement No. 133 to beneficial interests in securitized financial assets. In response to the inquiries, Implementation Issue D1 indicated that, pending issuance of further guidance, entities may continue to apply the guidance related to accounting for beneficial interests in paragraphs 14 and 362 of Statement No. 140. Those paragraphs indicate that any security that can be contractually prepaid or otherwise settled in such a way that the holder of the security would not recover substantially all of its recorded investment should be subsequently measured like investments in debt securities classified as available-for-sale or trading under FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and may not be classified as held-to-maturity. Further, Implementation Issue D1 indicated that holders of beneficial interests in securitized financial assets that are not subject to paragraphs 14 and 362 of Statement No. 140 are not required to apply Statement No. 133 to those beneficial interests until further guidance is issued. We believe the adoption of new standards will not have a material effect on our financial position, results of operations, cash flows, or previously issued financial reports.

         In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets. This statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. In this statement the board decided to broaden the scope of the project to include all servicing assets and servicing liabilities. Servicing assets and servicing liabilities may be subject to significant interest rate and prepayment risks, and many entities use financial instruments to mitigate those risks. Currently, servicing assets and servicing liabilities are amortized over the expected period of estimated net servicing income or loss and assessed for impairment or increased obligation at each reporting date. The board acknowledged that the application of the lower of carrying amount or fair value measurement attribute to servicing assets results in asymmetrical recognition of economic events, because it requires recognition of all decreases in fair value but limits recognition of increases in fair value to the original carrying amount.

         Statement No. 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The board concluded that fair value is the most relevant measurement attribute for the initial recognition of all servicing assets and servicing liabilities, because it represents the best measure of future cash flows. This statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this statement, an entity can elect subsequent fair value measurement of its servicing assets and servicing liabilities by class, thus simplifying its accounting and providing for income statement recognition of the potential offsetting changes in fair value of the servicing assets, servicing liabilities, and related derivative instruments. An entity that elects to subsequently measure servicing assets and servicing liabilities at fair value is expected to recognize declines in fair value of the servicing assets and servicing liabilities at fair value is expected to recognize declines in fair value of the servicing assets and servicing liabilities more consistently than by reporting other-than- temporary impairments. We believe the adoption of new standards will not have a material effect on our financial position, results of operations, cash flows, or previously issued financial reports.

                                    BUSINESS

General

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. We market two cataract surgery systems with related accessories and disposable products. Our cataract removal system, the PhotonTM laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the fiscal year ended December 31, 2005, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves.

         At present, the Photon(TM) has not received FDA approval to be sold in the United States. Any possible future efforts to complete the clinical trials on the Photon(TM) in order to file for FDA approval would depend on our obtaining adequate financing. We estimate that the funds needed to complete the clinical trials in order to obtain the necessary regulatory approval on the Photon(TM) to be approximately $225,000. Due to the lack of FDA approval and the lack of current evidence to support recoverability, we have recorded an inventory reserve to offset the majority of the inventory associated with the Photon(TM). In addition, most inventory associated with the Precisionist Thirty Thousand(TM) has been reserved for due to the estimated lack of recoverability. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products. The Photon(TM) can be sold in markets outside of the United States. Both the Photon(TM) and the Precisionist ThirtyThousand(TM) are manufactured as an Ocular Surgery Workstation(TM).

         Our diagnostic products include a P55 pachymetric analyzer, a P37 A/B Scan, the P40, P45 and P60 UBM Ultrasound Biomicroscopes, a P37 A/B Scan, two perimeters, a corneal topographer and the Blood Flow Analyzer(TM). The diagnostic ultrasound products including the P55 pachymeter analyzer, the P37 A/B Scan, and the P40 UBM Ultrasound Biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss in 1998. We developed and offered for sale in the fall of 2000 the P45 Plus biomicroscope, which combines the P37 Ultrasonic A/B Scan and the P40 UBM Ultrasound Biomicroscope into one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We purchased the Ocular Blood Flow, Ltd. in June 2000, whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. In March 2005, we developed and offered for sale the P60 UBM Ultrasound Biomicroscope, the fourth generation of UBM devices, which has better vision clarity and image flexibility than earlier versions. We are currently developing additional applications for all of our diagnostic products.

         A cataract is a condition that largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for measurement of intraocular pressure and pulsatile ocular blood flow for the detection of glaucoma and other retina related diseases. Ocular blood flow is critical, the reduction of which may cause nerve fiber bundle death through oxygen deprivation, thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. In June 2000, we purchased Occular Blood Flow, Ltd., the manufacturer of the Blood Flow Analyzer(TM). The terms and conditions of the sale were $100,000 in cash and 100,000 shares of common stock. In April 2001, we received authorization to use a common procedure terminology or CPT code from the American Medical Association for procedures performed with the Blood Flow Analyzer(TM) , for reimbursement purposes for doctors using the device. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM).

         On July 23, 1998, we entered into an agreement for purchase and sale of assets with the Humphrey Systems Division of Carl Zeiss, Inc. to acquire the ownership and manufacturing rights to certain assets of Humphrey Systems that are used in the manufacturing and marketing of an ultrasonic microprocessor-based line of ophthalmic diagnostic instruments, including the Ultrasonic Biometer Model 820, the A/B Scan System Model 837, the Ultrasound Pachymeter Model 855, and the Ultrasound Biomicroscope Model 840, and all accessories, packaging and end-user collateral materials for each of the product lines for the sum of $500,000, payable in the form of 78,947 shares of common stock which were issued to Humphrey Systems and 26,316 shares of common stock which were issued to business broker Douglas Adams. If the net proceeds received by Humphrey Systems from the sale of the shares issued pursuant to the Agreement was less than $375,000, after payment of commissions, transfer taxes and other expenses relating to the sale of such shares, we would be required to issue additional shares of common stock, or pay additional funds to Humphrey Systems as would be necessary to increase the net proceeds from the sale of the assets to $375,000. Because Humphrey Systems realized only $162,818 from the sale of 78,947 shares of our common stock, we issued 80,000 additional shares in January 1999 to enable Humphrey Systems to receive its guaranteed amount. The amount of $21,431 was paid to us as excess proceeds from the sale of this additional stock.

         The rights to the ophthalmic diagnostic instruments, which have been purchased from Humphrey Systems, complement both our cataract surgical equipment and our ocular Blood Flow Analyzer(TM). The Ultrasonic Biometer calculates the prescription for the intraocular lens to be implanted during cataract surgery. The P55 pachymetric measures corneal thickness for the new refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lens fitting. The P37 Ultrasonic A/B Scan combines the Ultrasonic Biometer and ultrasound imaging for advanced diagnostic testing throughout the eye and is a viable tool for retinal specialists. The P40 UBM Ultrasound Biomicroscope utilizes microscopic digital ultrasound resolution for detection of tumors and improved glaucoma management. We introduced the P45 UBM Ultrasound Biomicroscope in the fall of 2000, which combines the P37 Ultrasonic A/B Scan, and the Ultrasonic Biometer into one machine.

         On October 21, 1999, we purchased Mentor's surgical product line, consisting of the Phaco SIStem(TM), the Odyssey(TM) and the Surg-E-Trol(TM). This acquisition was an attempt to round out our cataract surgery product line by adding entry-level, moderately priced cataract surgery products. The transaction was paid for with $1.5 million worth of our common stock. Due to the lack of sales volume of these products, they were determined to be obsolete and a reserve was established to offset all inventory associated with these products. During the fourth quarter of 2003, we sold all inventory and rights associated with the SIStem(TM) and Odyssey(TM) for $125,000 in cash.

         On June 5, 2000, we purchased Vismed Inc. d/b/a Dicon(TM) under a pooling of interest accounting treatment. The purchase included the Dicon(TM) perimeter product line consisting of the LD 400, the TKS 5000, the SST(TM), FieldLink(TM), FieldView(TM) and Advanced FieldView and the corneal topographer product line, the CT 200(TM), the CT 50 and an ongoing service and software business. Perimeters are used to determine retinal sensitivity testing the visual pathway. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Corneal topographers are used for the refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lens fitting.

         In January 2002, we purchased the Innovatome(TM) microkeratome of Innovative Optics, Inc. by issuing an aggregate of 1,272,825 shares of its common stock, warrants to purchase 250,000 shares of our common stock at $5.00 per share, exercisable over a period of three years from the closing date, and $100,000 in cash. The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141. We acquired from Innovative Optics raw materials, work in process and finished goods inventories. Additionally, we acquired the furniture and equipment used in the manufacturing process of the microkeratome console and the inspection and packaging of the disposable blades.

         We were unsuccessful in supplying the disposable blades. We discontinued the marketing and sales efforts of this product during the third quarter of 2002. On April 1, 2002, we entered into a consulting agreement with John Charles Casebeer, M.D. to develop and promote the microkeratome. For Dr. Casebeer's services during the period from April 1, 2002 to September 30, 2002, we issued him a total of 43,684 shares of our common stock, representing payment of $100,000 in stock for his services. On October 9, 2003, an additional 300,000 shares of our common stock was issued to Dr. Casebeer in settlement of a lawsuit he brought against us for additional consideration due under the consulting agreement. All assets acquired from Innovative Optics, including remaining inventory with a book value of $160,000 and equipment and intangible assets with a book value of $2,082,000, were written off during 2002.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation , in which we acquired 2,663,254 shares, or 19.9% of the outstanding shares of its common stock, and warrants to purchase 1,200,000 shares of its common stock of at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to the company and the payment of certain of its expenses through the issuance of an aggregate of 94,000 shares of our common stock to the company and its counsel. During 2004, we sold all 2,663,254 shares of International Bio-Immune Systems stock for net proceeds of $505,000.

         International Bio-Immune Systems, Inc. may sell the 300,000 shares of our common stock loaned by us and the proceeds therefrom shall be deemed a loan from us payable on the earlier of September 19, 2002, or the closing of any private placement or public offering of the securities of International Bio-Immune Systems, any merger involving more than 50% of the outstanding shares of International Bio-Immune Systems, or any sale, dissolution, transfer, or assignment of corporate assets other than in the ordinary course of business. Interest shall accrue on the unpaid principal of the loan at the rate of 10% per annum. If International Bio-Immune Systems did not sell the shares by September 19, 2004, it was required to return the shares, or any amount which has not been sold, to us. International Bio-Immune Systems currently controls the voting decisions regarding these shares. The President and Chief Executive Officer of International Bio-Immune Systems is Leslie F. Stern, who exercises sole voting and investment powers regarding the shares.

         On December 3, 2003, we executed a purchase agreement with American Optisurgical, Inc. for the sale of the Mentor surgical products line, consisting of the Phaco SlStem(TM) and the Odyssey(TM). The assets sold in the transaction included patents, trademarks, software codes and programs, supplies, work in process, finished goods, and molds related to the equipment. The purchase price paid to us by American Optisurgical for the assets was $125,000. The purchase agreement also contained a noncompete provision in which we agreed for a period of three years from the closing date not to own, manage, operate or control any business that competes with cataract removal equipment substantially the same as the proprietary technology of the Phaco SlStem(TM) and the Odyssey(TM).

         On September 28, 2004, we entered into an Investment Banking Agreement with Alpha Advisory Services, Inc. Under the terms of the agreement, Alpha Advisory Services is to use its best efforts to provide the following services to us: (i) review of and make recommendations regarding our business plan and promotional materials; (ii) identify and contact potential investors in the United States and Europe for potential investment in our securities; (iii) organize meetings with potential investors and participate in such meetings; and
(iv) assist us in future financings, mergers, acquisitions and potential buyouts.

         The term of the agreement was for a period of three months, which was to be automatically renewed for successive one year terms. Following the initial three month period, either party may terminate the agreement upon 15 days written notice to the other party. In consideration for the services to be performed under the agreement, Alpha Advisory Services is to be paid a fee of $3,000 per month, plus reasonable travel and other expenses, and warrants to purchase 25,000 shares of our common stock at $.15 per share. The warrants are exerciseable, on a cashless basis, over a two year period from the date of issuance. We provided notice to Alpha Advisory Services of our intention to terminate the agreement, effective as of January 28, 2006. During the four month period the agreement was in effect, we paid Alpha Advisory Services a total of $12,000 pursuant to the terms of the agreement.

         In March 2005, we introduced the P60 UBM Ultrasound Biomicroscope. The P60 UBM Ultrasound Biomicroscope represents the fourth generation of UBM devices and has better visual clarity and image flexibility than earlier versions. On March 1, 2005, we were awarded the CE Mark for the P60, which enables us to market the device in 19 Western European countries, most of the Middle East and India, and some parts of Asia and the Pacific Rim. On May 26, 2005, we received FDA 510(k) premarket approval for the P60, which allows it to be sold in the United States. On February 9, 2006, we received a Canadian device license for the P60, which allows it to be sold in Canada.

         On June 12, 2006, we entered into a Worldwide OEM Agreement with MEDA Co., Ltd., one of China's leading developers and producers of ultrasound devices. Under the terms of the agreement, MEDA agrees to jointly engineer, develop and manufacture our next generation of the Ultrasound BioMicroscope, as well as other proprietary new products and enhancement of our current products. The products to be manufactured by MEDA, at agreed upon costs, and supplied to us for resale include the following new products: an Ultrasound BioMicroscope, two Ultrasound A/B Scans, a Biometric A-Scan and a pachymeter.

         The agreement provides that we and MEDA agree to jointly develop and collaborate in the improvement and enhancement of our products and, in the interest of product development, enhancement and differentiation, MEDA agrees to give consideration to potential software development or enhancements made available to us for our products. Moreover, in the interest of product improvement, MEDA agrees to collaborate with us and our designated engineers, employees and consultants to consider and potentially implement jointly or individually the development of product enhancements on our products to be manufactured by MEDA.

         The software and hardware modifications designed jointly by us and MEDA will be considered the joint intellectual property of us and MEDA and may be used, without restriction, unless otherwise previously agreed to, by either party. MEDA also agrees to provide a 12 month warranty on all products that it manufactures for us. If defects cannot be corrected at our facilities, the products may be returned to MEDA for the purposes of carrying out such repairs as required, and MEDA agrees to return the repaired products to us or our designated agent or distributor within ten working days from the date of receiving such products, at no cost to us, and MEDA will pay return freight costs.

         MEDA further agrees to endeavor to answer any technical inquiries concerning the products it has manufactured. MEDA also agrees to train the Company's technical service engineers and designated international distributors as soon as possible after the signing of this agreement, and as future needs arise and as MEDA can reasonably fit such training into the regular schedules of its employees. MEDA agrees to determine the need for future training on new products as necessary and will offer such training in Tiangin, China. For training conducted outside China, the Company or its designated distributors and/or service centers will be responsible for the traveling, living and hotel expenses for MEDA's engineers. Training is at no charge to the Company. The

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training will also be made available to the Company's designated repair agencies in order to provide service and repair on a worldwide basis. Such agencies will be considered authorized repair facilities for the products manufactured by MEDA.

         The agreement shall be effective for three years from date of execution. At the end of the three year term, representatives of us and MEDA will confer to determine whether to extend the term of the agreement. This will have a practical effect of extending the term of the agreement for an additional 120 days. If mutual agreement for extending the term of the agreement is not reached within 120 days after the end of the three year term, then the agreement will be deemed terminated. However, if within the 120 day period, we and MEDA mutually agree to extend the term of the agreement, then thereafter either party may terminate the agreement by providing 12 months prior written notice to the other party. All outstanding orders at the time of notification will be supplied under the terms of the agreement, and MEDA will continue to fulfill all orders from us until the 12 month notice period has expired.

Background

         Corporate History: Our business originated with Paradigm Medical, Inc., a California corporation formed in October 1989. Paradigm Medical, Inc. developed our present ophthalmic business and was operated by our founders Thomas F. Motter and Robert W. Millar. In May 1993, Paradigm Medical, Inc. merged with Paradigm Medical Industries, Inc. At the time of the merger, we were a dormant public shell existing under the name French Bar Industries, Inc. French Bar had operated a mining and tourist business in Montana. Prior to its merger with Paradigm Medical, Inc. in 1993, French Bar had disposed of its mineral and mining assets in a settlement of outstanding debt and had returned to the status of a dormant entity. Pursuant to the merger, we caused a 1-for-7.96 reverse stock split of our shares of common stock. We then acquired all of the issued and outstanding shares of common stock of Paradigm Medical, Inc. using shares of our own common stock as consideration. As part of the merger, we changed our name from French Bar Industries, Inc. to Paradigm Medical Industries, Inc. and the management of Paradigm Medical, Inc. assumed control of the company. In April 1994, we caused a 1-for-5 reverse stock split of our shares of common stock. In February 1996, we re-domesticated to Delaware pursuant to a reorganization.

Overview

         Disorders of the Eye: The human eye is a complex organ which functions much like a camera, with a lens in front and a light-sensitive screen, the retina, in the rear. The intervening space contains a transparent jelly-like substance, the vitreous, which together with the outer layer, the sclera and cornea, helps the eyeball to maintain its shape. Light enters through the cornea, a transparent domed window at the front of the eye. The size of the pupil, an aperture in the center of the iris, controls the amount of light that is then focused by the lens onto the retina as an upside-down image. The lens is the internal optical component of the eye and is responsible for adjusting focus. The lens is enclosed in a capsule. The retina is believed to contain more than 130 million light-receptor cells. These cells convert light into nerve impulses that are transmitted right-side up by the optic nerve to the brain, where they are interpreted. Muscles attached to the eye control its movements.

         Birth defects, trauma from accidents, disease and age related deterioration of the components of the eye could all contribute to eye disorders. The most common eye disorders are either pathological or refractive. Many pathological disorders of the eye can be corrected by surgery. These include cataracts (clouded lenses), glaucoma (elevated pressure in the eye), corneal disorders such as scars, defects and irregular surfaces and vitro-retinal disorders such as the attachment of membrane growths to the retina causing blood leakage within the eye. All of these disorders can impair vision. Many refractive disorders can be corrected through the use of eyeglasses and contact lenses. Myopia (nearsightedness), hyperopia (farsightedness) and presbyopia (inability to focus) are three of the most common refractive disorders.

         Ultrasound Technology: Ultrasound devices have been used in ophthalmology since the late 1960's for diagnostic and surgical applications when treating or correcting eye disorders. In diagnostics, ultrasound instruments are used to measure distances and shapes of various parts of the eye for prescription of eyeglasses and contact lenses and for calculation of lens implant prescriptions for cataract surgery treatment. These devices emit sound waves through a hand held probe that is placed onto or near the eye with the sound waves emitted being reflected by the targeted tissue. The reflection "echo" is computed into a distance value that is presented as a visual image, or cross section of the eye, with precise measurements displayed and printed for diagnostic use by the surgeon.

         Surgical use of ultrasonics in ophthalmology is limited to treatment of cataract lenses in the eye through a procedure called phacoemulsification or "phaco." A primary objective of cataract surgeries is the removal of the opacified (cataract) lens through an incision that is as small as possible. The opacified lens is then replaced by a new synthetic lens intraocular implant. Phaco technology involves a process by which a cataract is broken into small pieces using ultrasonic shock waves delivered through a hollow, open-ended metal needle attached to a hand held probe. The fragments of cataracts tissue are then removed through aspiration. Phaco systems were first designed in the late 1960's

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after various  attempts by surgeons to use other  techniques to remove opacified lenses, including crushing, cutting, freezing, drilling and applying chemicals to the cataract. By the mid-1970's, ultrasound had proven to be the most
effective   technology  to  fragment  cataracts.   Market  Scope's  (Manchester,
Missouri), The 2001 Report on the Worldwide Cataract Market, January 2001 indicates that phaco cataract treatment was the technology for cataract removal used in over 80% of surgeries in the United States and over 20% of all foreign surgeries.

         Laser Technology: The term "laser" is an acronym for Light Amplification by Stimulated Emission of Radiation. Lasers have been commonly used for a variety of medical and ophthalmic procedures since the 1960's. Lasers emit photons into a highly intense beam of energy that typically radiates at a single wavelength or color. Laser energy is generated and intensified in a laser tube or solid-state cavity by charging and exciting photons of energy contained within material called the lazing medium. This stored light energy is then delivered to targeted tissue through focusing lenses by means of optical mirrors or fiber optics. Most laser systems use solid-state crystals or gases as their lazing medium. Differing wavelengths of laser light are produced by the selection of the lazing medium. The medium selected determines the laser wavelength emitted, which in turn is absorbed by the targeted tissue in the body. Different tissues absorb different wavelengths or colors of laser light. The degree of absorption by the tissue also varies with the choice of wavelength and is an important variable in treating various tissues. In a surgical laser, light is emitted in either a continuous stream or in a series of short duration "pulses", thus interacting with the tissue through heat and shock waves, respectively. Several factors, including the wavelength of the laser and the frequency and duration of the pulse or exposure, determine the amount of energy that interacts with the targeted tissue and thus, the amount of surgical effect on the tissue.

         Lasers are widely accepted in the ophthalmic community for treatment of certain eye disorders and are popular for surgical applications because of their relatively noninvasive nature. In general, ophthalmic lasers, such as argon, Nd:YAG and excimer (argon-fluoride) are used to coagulate, cut or ablate targeted tissue. The argon laser is used to treat leaking blood vessels on the retina (retinopathy) and retinal detachment. The excimer laser is used in corneal refractive surgery. The Nd:YAG pulsed laser is used to perforate clouded posterior capsules (posterior capsulotomy) and to relieve glaucoma-induced elevated pressure in the eye (iridotomy, trabeulorplasty, transcleral cyclophotocoagulation). Argon, Nd:YAG and excimer lasers are primarily used for one or two clinical applications each. In contrast to these conventional laser systems, our Photon(TM) laser cataract system is designed to be used for multiple ophthalmic applications, including certain new applications that may be made possible with our proprietary technology. Such new applications, however, must be tested in clinical trials and be approved by the FDA.

Products

         Our principal proprietary surgical products are systems for use by ophthalmologists to perform surgical treatment procedures to remove cataracts. We have complete ownership of each product with no technological licensing limitations.

         Precisionist ThirtyThousand(TM): The Precisionist ThirtyThousand(TM) was placed into production and offered for sale in 1997. As a phaco cataract surgery system, we believe the Precisionist(TM) with its new fluidics panel is equal or superior to the present competitive systems in the United States.
However, due to the lack of recent sales, the majority of our inventory associated with the Precisionist Thirty Thousand(TM) has been estimated to be obsolete and therefore a reserve for such inventory has been recorded. The system features a graphic color display and unique proprietary on board computer and graphic user interface linked to a soft key membrane panel for flexible programmable operation. The system provides real-time "on-the-fly" adjustment capabilities for each surgical parameter during the surgical procedure for high volume applications. In addition, the Precisionist(TM) provides one hundred pre-programmable surgery setups, with a second level of subprogrammed custom modes within each major surgical screen (i.e., ultrasound phaco and irrigation/aspiration modes).

         The Precisionist(TM) also features our newly developed proprietary fluidics panel which is completely non-invasive for improved sterility and to provide a surgical environment in the eye that virtually eliminates fluidic surge and solves chamber maintenance problems normally associated with phaco cataract surgery. This new fluidics system provides greater control for the surgeon and allows the safe operation at much higher vacuum settings by sampling changes in aspiration 100 times per second. Greater vacuum in phaco surgery means less use of ultrasound or laser energy to fragment the cataract and less chance for surrounding tissue damage. In addition to the full complement of surgical modalities (e.g., irrigation, aspiration, bipolar coagulation and anterior vitrectomy), system automation includes "dimensional" audio feedback of vacuum levels and voice confirmation for major system functions, providing an intuitive environment in which the advanced phaco surgeon can concentrate on the surgical technique rather than the equipment. Sales of the Precisionist(TM) and related accessories were 0% of the total revenues in both 2005 and 2004, and 0% of the total revenues for the three months ended March 31, 2006.

         Ocular Surgery Workstation(TM): The Ocular Surgery Workstation(TM) comprises the base system of the Precisionist ThirtyThousand(TM) and is the first system to our knowledge, which uses the expansive capabilities of today's advanced computer technology to offer seamless open architecture expandability of the system hardware and software modules. The Workstation(TM) utilizes an embedded open architecture computer developed for us and controlled by a proprietary software system developed by us that interfaces with all components of the system. Ultrasound, fluidics (irrigation), aspiration, venting,

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

coagulation and anterior vitrectomy (pneumatic) are all included in the base model. Each component is controlled as a peripheral module within this fully integrated system. This approach allows for seamless expansion and refinement of the Workstation(TM) with the ability to add other hardware and software features. Expansion such as our Photon(TM) laser system and hardware for additional surgical applications are easily implemented by means of a preexisting expansion rack, which resides in the base of the Workstation(TM). These expanded capabilities could include, but would not be limited to laser systems, video surgical fiber optic imaging, cutting and electrosurgery equipment. However, there is no guarantee that the Workstation(TM) will be accepted in the marketplace. If the FDA approves the Photon(TM), we will refer to the Workstation(TM) as the Photon(TM) Ocular Surgery Workstation(TM). To date, we have not commercially developed or offered for sale any other added hardware or software features to its Workstation(TM).

         Photon(TM) Laser System: The Photon(TM) laser cataract system, which is still subject to FDA approval, is designed to be installed as a seamless plug-in upgrade or add-on to our Precisionist(TM) Ocular Surgery Workstation(TM). The plug-in platform concept is unique in the ophthalmic surgical market for systems of this magnitude and presents a unique market opportunity for us. The main elements of the laser system are the Nd:YAG laser module, Photon(TM) laser software package and interchangeable disposable hand held fiber optic laser cataract probe. The Photon(TM) laser utilizes the on board microprocessor computer of the Workstation(TM) to generate short pulse laser energy developed through the patented LCP)(TM) to targeted cataract tissue inside the eye, while simultaneously irrigating the eye and aspirating the diseased cataract tissue from the eye. The probe is smaller in diameter than conventional ultrasound phaco needles and presents no damaging vibration or heat build up in the eye. Our Phase I clinical trials demonstrated that this probe could easily reduce the size of the cataract incision from 3.0 mm to under 2.0 mm thereby reducing surgical trauma and complementing current foldable intraocular implant technology.

         The laser probe may also eliminate any possibility for burns around the incision or at the cornea and may therefore be used with cataract surgery techniques that utilize a more delicate clear cornea incision which can eliminate sutures and be conducted with topical anesthesia. However, this system may not effectively remove harder grade cataracts. Harder grade cataracts can be removed using the already existing ultrasound capability of the Precisionist(TM). Because of our "going concern" status, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to us. As reflected in the results for the fiscal year ended December 31, 2005 and the three months ended March 31, 2006, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. Due to the uncertainty surrounding the timetable for obtaining FDA approval and the lack of significant revenue from the other surgical products, we have recorded an inventory reserve against the majority of the inventory associated with the Photon(TM) and the Precisionist Thirty Thousand(TM). Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

         At some point in the future, we may intend, subject to economic feasibility and the availability of adequate funds, to refine the laser delivery system and laser cataract surgical technique used on soft cataracts through expanded research and clinical studies. Subject to the aforementioned constraints, we intend to refine the fluidics management system by improving chamber maintenance during surgical procedures and to develop techniques to optimize time and improve invasive techniques through expanded research and clinical studies. As far as we can determine, no integrated single laser photofragmenting probe is presently available on the market that uses laser energy directly, contained in an enclosed probe, to denature cataract tissue at a precise location inside the eye while simultaneously irrigating and aspirating the site.

         Our laser system is based upon the concept that pulsed laser energy produced with the micro-processor controlled Nd:YAG laser system provides ophthalmic surgeons with a more precise and less traumatic alternative in cataract surgery. Although conventional ultrasonic surgical systems have proven effective and reliable in clinical use for many years, their use of high frequency shock waves and vibration to fragment the cataract can make the procedure difficult and can present risk of complication both during and after surgery. In contrast, our laser system, which utilizes short centralized energy bursts, should permit the delivery of the laser beam with less trauma to adjacent tissue. Therefore, unlike ultrasonic systems, whose vibrations and shock waves affect (and can damage) non-cataracts tissues within the eye, our Photon(TM) laser cataract system should only affect tissues with which it comes into direct contact.

         In October of 2000, we received FDA approval for the Photon(TM) Workstation(TM) to be used with a 532mm green laser which is effective for medical procedures other than cataract removal, such as photocoagulation of retinal and venous anomalies within or outside the eye, pigmented lesions around the orbital socket, posterior or anterior procedures associated with glaucoma or diabetes and general photocoagulation for various dermatological venous anomalies including telangiectasia (surface veins), or commonly referred to as "spider veins". The goal is to be able to integrate multiple laser wavelengths into one system or workstation that can be used for multiple medical specialties. This approval represents only one of the potential applications that could represent substantial growth opportunities including additional sales of equipment, instruments, accessories and disposables.

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

         The Photon(TM) Ocular Surgery Workstation(TM) has not been commercially developed with any other added hardware or software features. There is no guarantee that the ophthalmic surgery market will accept the laser in this capacity or that the FDA will grant approval. Regulatory approval would require completion of pending Photon(TM) clinical trials and resubmission of a 510(k) predicate device application to the FDA. Because of our "going concern" status, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to us. As reflected in the results for the fiscal year ended December 31, 2005, diagnostic products consisting mainly of the P40, P45 and P60 UBM Ultrasound Biomicroscopes, P37 A/B Scan, perimeter, CT 50 Corneal Topographer, and Blood Flow Analyzer(TM) are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. Our focus is not on any specific diagnostic product or products, buy rather on the entire group of diagnostic products.

         On March 31, 2005, Joseph W. Spadafora filed a complaint against us in the United States District Court, District of Utah, in which he alleges that he was a clinical investigator in the study for the FDA involving our Photon(TM) laser system where he performed numerous surgeries using the Photon(TM). Dr. Spadafora contends that in meetings with our personnel he suggested ways in which the handpiece on the Photon(TM) could be improved. Dr. Spadafora further contends that on August 5, 1999, when we filed a patent application for an improved handpiece with the United States Patent and Trademark Office, he was not named as one of the inventors or a co-inventor on the patent application. On September 24, 2004, we were issued a patent entitled, "Laser Surgical Handpiece with Photon Trap." Because we did not list Dr. Spadafora as one of the inventors or a co-inventor on the patent, Dr. Spadafora requests in his complaint that a court order be entered declaring that he is the inventor or co-inventor of the patent and, as a result, is entitled to all or part of the royalties and profits that we earned or will earn from the sale of any product incorporating or using the improved handpiece.

         On June 2, 2006, we entered into a settlement agreement with Dr. Spadafora for the dismissal of the lawsuit. Under the terms of the settlement agreement, we agree to provide Dr. Spadafora with the exclusive right over a three-year period to market and sell our Photon(TM) laser system and its components, including the inventory and intellectual property rights. If Dr. Spadafora is successful in finding a prospective purchaser to acquire the Photon(TM) laser system upon terms acceptable to us, we agree to pay him a commission equal to 10% of the total purchase price. If the purchase price for the Photon(TM) laser system includes a royalty or other payments payable to us on later sales of the Photon(TM) laser system other than its handpiece component, we agree to pay Dr. Spadafora 8% of such royalties or other payments on such later sales through the full term of the purchase agreement. We further agree that if a purchase price includes a royalty or other payments payable to us on later sales of the handpiece component of the Photon(TM) laser system, we agree to pay Dr. Spadafora 15% of such royalties or other payments through the full term of the purchase agreement.

         Additionally, the settlement agreement provides that if we are successful through our sole efforts, without any assistance from Dr. Spadafora, in finding a purchaser to acquire the Photon(TM) laser system or its components during the second or third year of Dr. Spadafora's exclusive rights, we agree to pay Dr. Spadafora a commission equal to 1.7% of the total purchase price and of our royalties or other payments on subsequent sales of the Photon(TM) laser system or its components through the full term of the purchase agreement. Finally, the settlement agreement provides for mutual releases by Dr. Spadafora and us for the benefit of each other, and that we each agree to pay our own costs, expenses and attorney's fees incurred in connection with the lawsuit and the preparation of the settlement agreement.

         Surgical Instruments and Disposables: In addition to the cataract surgery equipment, our surgical systems utilize or will utilize accessory instruments and disposables, some of which are proprietary to us. These include replacement ultrasound tips, sleeves, tubing sets and fluidics packs, instrument drapes and laser cataract probes. We intend to expand our disposable accessories as it further penetrates the cataract surgery market and expands the treatment applications for its Workstation(TM). These products contributed approximately 0% of the total revenues for both 2005 and 2004, and 0% of the total revenues for the three months ended June 30, 2006.

         Diagnostic Eye Care Products: Glaucoma is a second leading cause of adult blindness in the world. Glaucoma is described as a partial or total loss of visual field resulting from certain progressive disease or degeneration of the retina, macula or nerve fiber bundle. The cause and mechanism of the glaucoma pathology is not completely understood. Present detection methods focus on the measurement of intraocular pressure in the eye, visual field and observation of the optic nerve head to determine the possibility of pressure being exerted upon the retina, and optic nerve fiber bundle, which can diminish visual field. Recently, retinal blood circulation has been indicated as a key component in the presence of glaucoma. Some companies produce color Doppler equipment in the $80,000 price range intended to provide measurement of ocular blood flow activity in order to diagnose and treat glaucoma at an earlier stage.

         Blood Flow Analyzer(TM): In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for early detection and treatment management of glaucoma and other retina related diseases. The device measures not only intraocular pressure but also pulsatile ocular blood flow, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. This was our first diagnostic eye care device. The device is a portable desktop system that utilizes a proprietary and patented pneumatic Air Membrane Applanation Probe(TM) or AMAP(TM), which can be attached to any model of standard examination slit lamp, which is then placed on the cornea of the patient's eye to measure the intraocular pressure within the eye. The device is unique in that it reads a series of intraocular pressure pulses over a short period of time (approximately five to ten seconds) and generates a waveform profile, which can be correlated to blood flow volume within the eye. A proprietary software algorithm developed by David M. Silver, Ph.D., at Johns Hopkins University, calculates the blood flow volume. The device presents a numerical intraocular pressure reading and blood flow analysis rating in a concise printout, which is affixed to the patient history file. In addition, the data generated by the device can be downloaded to a personal computer system for advanced database development and management.

         We market the Blood Flow Analyzer(TM) as a stand-alone model packaged with a custom built computer system. The Blood Flow Analyzer(TM) utilizes a single use disposable cover for the Air Membrane Applanation Probe(TM), a corneal probe which is shipped in sterile packages. The probe tip cover provides accurate readings and acts as a prophylactic barrier for the patient. The device has been issued a patent in the European Economic Community and the United States and has a patent pending in Japan. The FDA cleared the Blood Flow Analyzer(TM) for marketing in June 1997 and we commenced selling the system in September 1997. In addition to the Humphrey products, this diagnostic product allowed us to expand its market to approximately 35,000 optometry practitioners in the United States in addition to the approximately 18,000 ophthalmic practitioners who currently perform eye surgeries and are candidates for our surgical systems.

         In April 2001, we received written authorization from the CPT Editorial Research and Development Department of the American Medical Association to use common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM), for reimbursement purposes for doctors using the device. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM). We are continuing our aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the doctors. Currently, there is reimbursement by insurance payors to doctors using the Blood Flow Analyzer(TM) in 22 states and partial reimbursement in four other states. The amount of reimbursement to doctors using the Blood Flow Analyzer(TM) generally ranges from $56.00 to $76.00 per patient, depending upon the insurance payor. Insurance payors providing reimbursement for the Blood Flow Analyzer(TM) have the discretion to increase or reduce the amount of reimbursement. We are endeavoring to obtain reimbursement by insurance payors in other states where there is currently no reimbursement being made.

         The manufacturing activities for the Blood Flow Analyzer(TM) have been moved to the Salt Lake City facility from the outsourced plant located in England. On October 21, 2002, we received FDA approval on our 510(k) application for additional indications of use for the Blood Flow Analyzer(TM). The additional indications include pulsatile ocular blood flow and pulsatile ocular blood volume. These are diagnostic measurements that assess the hemodynamic and vascular health of the eye. Also, we are continuing our aggressive campaign to educate the insurance payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the doctors using our Blood Flow Analyzer(TM). Sales of the Blood Flow Analyzer(TM) and related accessories accounted for approximately 4% and 18% of total revenues for the fiscal years ended December 31, 2005 and 2004, respectively, and 7% of total revenues for the six months ended June 30, 2006.

         Dicon(TM) Perimeters: Dicon(TM) perimeters consist of the LD 400, the TKS 5000, FieldLink(TM), FieldView(TM) and Advanced FieldView. Perimeters are used to determine retinal sensitivity testing the visual pathway. Perimeters have become a standard of care in the detection and monitoring of glaucoma worldwide. Perimetry is reimbursable worldwide. The Dicon(TM) perimeters feature patented kinetic fixation and voice synthesis now in 27 different languages. Software programs are sold to assist in the analysis of the test results. Sales of the perimeters and related accessories generated approximately 28% and 27% of the total revenues for both 2005 and 2004, respectively, and 41% of the total revenues for the six months ended June 30, 2006.

         The LD 400FT, or Fast Threshold Autoperimeter, is the successor to the LD 400. The device is an autoperimeter used to measure patient visual fields. The LD 400FT is identical in hardware to the LD 400 but it uses new software to enable a fast threshold test. This test reduces the time required by ophthalmologists and optometrists conducting autoperimetry tests by more than 40% by running an abbreviated test at light levels determined to be sufficient to be seen in normal patients. The procedure currently takes more than 15 minutes. The fast threshold test by the LD 400FT is similar to tests by other devices on the market. Healthy patients will pass the test. Patients with reduced visual fields will be flagged by the test enabling the device to automatically run a more comprehensive examination to determine the extent of the visual field loss. All existing LD 400s can be upgraded to support the new fast threshold test through the purchase of a software package.

         Dicon(TM) Corneal Topographers: Dicon(TM) corneal topographers include the CT 200(TM) and the CT 50. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Clinical applications for corneal topographers include refractive surgery that eliminates the need for eyeglasses and optometric applications including contact lens fitting. Revenues from the topographer and related accessories were 3% and 7% of the total revenues for 2005 and 2004, respectively, and 5% of the total revenues for the six months ended June 30, 2006. An enhanced version of the CT 200(TM) was introduced during the first quarter of 2004. We have completed upgrades to the CT 200(TM) and the CT 50 Corneal Topographer, which are now operating with Windows XP software rather than the former Windows 95 operating systems.

         P55 Pachymetric Analyzer: The ultrasonic pachymeter is used for measurement of corneal thickness. The Model P55 is positioned as a standard office pachymeter. This device is targeted to the refractive surgery market and contributed approximately 2% and 3% of the total revenues for 2005 and 2004, respectively, and 2% of the total revenues for the six months ended June 30, 2006.

         P37 A/B Scan Ocular Ultrasound Diagnostic: The A/B Scan is used by retinal subspecialists to identify foreign bodies in the posterior chamber of the eye and to evaluate the structural integrity of the retina. The A/B Scan is attractive to the general ophthalmic community at large because of its lower price point. Sales from this product were approximately 8% and 9% of the total revenues for 2005 and 2004, respectively, and 10% of the total revenues for the six months ended June 30, 2006.

         P40, P45 and P60 UBM Ultrasound Biomicroscopes: Humphrey Systems developed the P40 UBM Ultrasound Biomicroscope in conjunction with the New York Eye and Ear Infirmary in Manhattan and the University of Toronto. The P40 biomicroscope and its intellectual property were included in the purchase from Humphrey Systems and gives us the proprietary rights to this device. The P40 biomicroscope creates a high resolution computer image of the unseen parts of the eye that is a "map" for the glaucoma surgeon. The P40 biomicroscope is an "enabling technology" for the ophthalmologist, one that we have repositioned for broader market sales penetration. Formerly sold only to glaucoma subspecialty practitioners, we reintroduced the P40 biomicroscope at a price point targeted for the average practitioners seeking to add glaucoma filtering surgical procedures and income to their cataract surgical practice.

         The P40 biomicroscope related surgical filtering procedures are fully reimbursable by Medicare and insurance providers. This untapped new market positions us with our proprietary P40 biomicroscope and to our knowledge, the only commercially viable product of this type on the market, as a leader in the rapidly expanding glaucoma imaging and treatment segment. In the fall of 2000, we introduced the P45 UBM Ultrasound Biomicroscope, which combines the P40 biomicroscope and the P37 A/B Scan Ocular Ultrasound Diagnostic in one instrument. We believe that by combining functions, the P45 biomicroscope will appeal to a broader market. The P40 biomicroscope and related accessories sales were 9% and 11% of the total revenues for 2005 and 2004, respectively, and 6% of the total revenues for the six months ended June 30, 2006. The P45 UBM Ultrasound Biomicroscope and related accessories sales contributed 13% and 16% of the total revenues for 2005 and 2004, respectively, and 6% of the total revenues for the six months ended June 30, 2006.

         On October 25, 2004, we entered into a Manufacturing and Distribution Agreement with E-Technologies, Inc., a Iowa based developer of software and related technology for technical applications. Under the terms of the agreement, E- Technologies granted to us the exclusive right to manufacture, market, sell and distribute the P60 UBM Ultrasound Biomicroscope. Upon execution of the agreement, we paid $30,000 to E-Technologies for engineering costs associated with the development of the P60. When the P60 received FDA approval on May 26, 2005, we paid E-Technologies an additional fee of $45,000.

         In consideration for the exclusive right to manufacture and distribute the P60 biomicroscope, we agree to pay E-Technologies the sum of $5,000 for each of the first 25 P60 biomicroscopes sold by us. Thereafter, we agree to pay E-Technologies the sum of $4,000 for each P60 biomicroscope sold. As an additional condition, we agree to sell 25 P60 biomicroscopes during the first 12 months after the P60 receives FDA approval. The agreement is effective for a term of two years. After the expiration of the two year period, the agreement is to automatically renew for additional one year periods, unless either party elects to terminate the agreement upon at least 30 days prior written notice to the other party before the end of any term of the agreement.

         In March 2005, we introduced the P60 UBM Ultrasound Biomicroscope. The P60 biomicroscope represents the fourth generation of UBM devices and has better visual clarity and image flexibility than earlier versions. On March 1, 2005, we were awarded the CE Mark for the P60, which enables us to market the device in 19 Western European countries and some parts of the Pacific Rim. On May 26, 2005, we received FDA 510(k) premarket approval for the P60, which allows us to sell the P60 in the United States. On February 9, 2006, we received a Canadian device license for the P60, which allows it to be sold in Canada. The P60 biomicroscope and related accessories sales were 21% and 0% of total revenues for 2005 and 2004, respectively, and 10% of the total revenues for the six months ended June 30, 2006.

         In July of 2000, we received ISO 9001 and EN 46001 certification using TUV Essen as the notified body. Under ISO 9001 certification, our products are now CE marked. The CE mark allows us to ship product for revenue into the European Community. We successfully retained our certification in 2005 and retained ISO 13485 in December 2005 from TUV Essen.

         On June 12, 2006, we entered into a Worldwide OEM Agreement with MEDA Co., Ltd., one of China's leading developers and producers of ultrasound devices. Under the terms of the agreement, MEDA agrees to jointly engineer, develop and manufacture our next generation of the Ultrasound BioMicroscope, as well as other proprietary new products and enhancement of our current products. The products to be manufactured by MEDA, at agreed upon costs, and supplied to us for resale include the following new products: an Ultrasound BioMicroscope, two Ultrasound A/B Scans, a Biometric A-Scan and a pachymeter.

         The agreement provides that we and MEDA agree to jointly develop and collaborate in the improvement and enhancement of our products and, in the interest of product development, enhancement and differentiation, MEDA agrees to give consideration to potential software development or enhancements made available to us for our products. Moreover, in the interest of product improvement, MEDA agrees to collaborate with us and our designated engineers, employees and consultants to consider and potentially implement jointly or individually the development of product enhancements on our products to be manufactured by MEDA.

         Parts and Services: The parts and services revenue from the repair and service of equipment sold accounted for 12% and 9% of the total revenues in both 2005 and 2004, and 13% of the total revenues for the six months ended June 30, 2006.

         The following table identifies each product class, status of commercial development, the percentage of sales contributed by that class, reimbursement status, and status of applicable United States and foreign regulatory approvals:



                                                     Commercial        Reimbursement      % 2005      %2006            Regulatory
     Product (1)             Product Class           Development          Status          Sales     Sales(2)           Approvals

P55 Pachymetric         System, Imaging, Pulsed       Complete              Yes             2%         2%      FDA 510(K) K844299*
Analyzer                    Echo Diagnostic                                                                    ISO 9001: 1994, EN
                                                                                                               ISO 9001**

P37 A/B Scan             Transducer, Ultrasound       Complete              Yes             8%         10%     FDA 510(K) K844299*
Ocular Ultrasound              Diagnostic                                                                      ISO 9001: 1994,
Diagnostic                                                                                                     EN ISO 9001**

P40 UBM                 System, Imaging, Pulsed       Complete              Yes             9%         6%      FDA 510(K) K844299*
Ultrasound                  Echo Ultrasound                                                                    ISO 9001: 1994,
Biomicroscope                  Diagnostic                                                                      EN ISO 9001**

P45 UBM                 System, Imaging, Pulsed       Complete              Yes            13%         6%      FDA 510(K) K844299*
Ultrasound                  Echo Ultrasound                                                                    ISO 9001: 1994,
Biomicroscope,                 Diagnostic                                                                      EN ISO 9001**
Workstation Plus

P60 UBM                 System, Imaging, Pulsed       Complete              Yes            21%         10%     FDA 510(K) K844299*
Ultrasound                  Echo Ultrasound                                                                    ISO 9001: 1994,
Biomicroscope,                 Diagnostic                                                                      EN ISO 9001**
Workstation Plus
BFA Ocular Blood           Tonometer, Manual          Complete              Yes****         4%         7%      FDA 510(K) K844299*
Flow Analyzer(TM)                 Diagnostic                                                                   ISO 9001: 1994,
and Disposables                                                                                                EN ISO 9001**

CT 200 Corneal            Topographer Corneal         Complete              Yes             3%         5%      FDA 510(K) K844299*
Topography System              AC-Powered                                                                      ISO 9001: 1994,
                               Diagnostic                                                                      EN ISO 9001**

LD 400                    Perimeter, Automatic        Complete              Yes            23%         41%     FDA 510(K) K844299*
Autoperimetry                  AC-Powered                                                                      ISO 9001: 1994,
System                         Diagnostic                                                                      EN ISO 9001**

TKS 5000                  Perimeter, Automatic        Complete              Yes             5%         0%      FDA 510(K) K844299*
Autoperimetry            AC-Powered, Diagnostic                                                                ISO 9001: 1994,
System                                                                                                         EN ISO 9001**

Precisionist Thirty        Phacofragmentation         Complete              Yes             0%         0%      FDA 510(K) K844299*
Thousand(TM), Ocular                                                                                           ISO 9001: 1994,
Surgery                                                                                                        EN ISO 9001**
Workstation with
Surgical Equipment
and
Disposables

Photon(TM) Laser,
Ocular Surgery            Phacoemulsification       In-Process (4)         No              0%         0%       IDE G940151
                                                                                                               ISO 9001: 1994,
                                                                                                               EN ISO 9001

Parts and Services          Perimeter, BFA,           Complete              Yes            12%         13%     FDA 510(K) K844299*
                               Tonometer,                                                                      ISO 9001: 1994,
                        Topographer, Ultrasound                                                                EN ISO 9001**
                         Workstations, Systems,
                                Imaging

_____________________________

(1) Except for the Photon(TM) Ocular Surgery Workstation, which can only be sold in countries outside the United States, these products can be sold in the United States and in foreign countries including but not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France, Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates.
(2)      Sales for 2006 are for the six months ended June 30, 2006.
(3) Due to the lack of recent sales volume, the inventory associated with the Precisionist Thirty Thousand (TM), the SIStem(TM) and the Odyssey(TM) has been deemed obsolete and a reserve has been recorded to offset such inventory.
(4) Due to the lack of recent evidence to support the recoverability of inventory associated with the Photon(TM), the Company has recorded a reserve to offset the majority of such inventory on hand.
(5) The Photon(TM) is in-process and not complete because the Company has not completed the clinical trials in order to obtain FDA regulatory approval.
* FDA 510(K) K844299 represents domestic approval by U.S. Food and Drug Administration
**       ISO 9001: 1994, EN ISO 9001 represents international approval
***      IDE G940151 represents approval for international distribution only
**** Represents full reimbursement in 22 states and partial reimbursement in four other states.

         As detailed in the table above, except for the Photon(TM) Laser Ocular Surgery Workstation, which requires additional development and regulatory approvals, our current products are developed and available for sale in footnote
(1) of the table. Any possible future efforts to complete development of the Photon(TM) laser system and obtain the necessary regulatory approvals would depend on adequate funding. If these efforts were undertaken but proved to be unsuccessful, the impact would include the costs associated with these efforts and the anticipated future revenues that we would not receive as expected. We estimate that the liquidity needed to complete the clinical trials on the Photon(TM) in order to obtain the necessary FDA regulatory approval to be approximately $225,000.

         We currently purchase components and parts used in our products from a limited number of key suppliers. Our reliance on our principal suppliers could result in delays associated with redesigning a product due to an inability to obtain an adequate supply of required components and parts, and reduced control over pricing, quality and timely delivery. The loss of any of these principal suppliers or the inability of a supplier to meet performance and quality specifications, requested quantities or delivery schedules could cause our revenues to decline. In addition, any interruption or discontinuance in the supply of components or parts could have an adverse effect on our business, results of operation and financial condition. Our principal suppliers include Capistrano Labs, US Ultrasound and Anello.

Marketing and Sales

         Ophthalmologists are mainly office based and perform their surgeries in local hospitals or surgical centers that provide the necessary surgical equipment and supplies. Ophthalmologists are generally involved in decisions relating to the purchase of equipment and accessories for their independent ambulatory surgical centers and for the hospitals with which they are affiliated. This provides the opportunity for direct, targeted, personal selling, responsive high quality customer service and short buying cycles to achieve a product sale in the office or hospital. Hospitals also comprise a significant market, as recent demand for ultrasonic surgery technology has put pressure on the ophthalmologist, who in turn persuades the hospital to install the latest technology system so that he can offer this procedure to his patients and the community.

         Industry analysts report that the United States ophthalmic surgical device market has been characterized by slower growth in recent years. This has apparently been caused by the potential reforms associated with the health care industry. Further, hospitals have been inclined to keep their older phaco machines longer than expected as they have been forced to mind budgets more carefully and have become less willing to invest in capital equipment until more information on health care reform becomes available. However, analysts predict that the ophthalmic surgical device market will see renewed growth in the coming years as the health care environment stabilizes and as the growing elderly population produces an increased number of cataract surgeries. As a consequence of these factors, the market should see a greater rate of replacement of older machines that hospitals and surgeons have been postponing for longer than usual.

         Current Market Acceptance and Potential: The principal purchasers of our products have been ophthalmologists, optometrists and clinics in many countries throughout the world. We believe that the market for our products is being driven by: (i) the aging of the population, which is evidenced by the domestic and international cataract surgery volume growth trend over the past ten years, (The National Eye Institute reported in March 2002 that the number of blind or visually impaired Americans is likely to double over the next 30 years.) (ii) the entry by emerging countries (including China, Russia, and other countries in Asia, Eastern Europe and Africa) into advanced technology medical care for their populations, (iii) increased awareness worldwide of the benefits of the minimally invasive phaco cataract procedure and (iv) the introduction of technology improvements such as our laser system.

         Marketing Organization: We market our products internationally through a network of dealers and domestically through direct sales representatives, independent sales representatives, and ophthalmic product distributors. As of August 31, 2006, we had four direct domestic sales representatives in the United States and 57 ophthalmic and medical product distributors outside the United States. These sales representatives are assigned exclusive territories and have entered into contracts with us that contain performance quotas. Domestic sales channels have been expanded to include independent sales representatives and distributors who began training with our products in August 2003. We also plan to continue to market our products by identifying customers through internal market research, trade shows and direct marketing programs.

         Product advertising is intended to be focused in the major industry trade newspapers. Most of the ophthalmologists or optometrists in the United States receive one or more of these magazines through professional subscription programs. The media has shown strong interest in our technology and products, as evidenced by several recent front-page articles in these publications.

         Manufacturing and Raw Materials: Currently, we maintain a 16,926 square foot facility in Salt Lake City. We transferred the manufacturing activities for the Blood Flow Analyzer(TM) to San Diego from Ocular Blood Flow, Ltd. in England during 2001. During the second quarter of 2002, we consolidated and closed the San Diego operations into the Salt Lake City facility. The facility accommodates our manufacturing, marketing and engineering capabilities. We manufacture under systems of quality control and testing, which comply with the Quality System Requirements established by the FDA, as well as similar guidelines established by foreign governments, including the CE Mark and IS0-9001.

         We subcontract the manufacturing of some of its ancillary instruments, accessories and disposables through specified vendors in the United States. These products are contracted in quantities and at costs consistent with our financial purchasing capabilities and pricing needs. We manufacture certain accessories and fluidics surgical tubing sets at our facility in Salt Lake City.

         Product Service and Support: Service for our products is overseen from our Salt Lake City location and is augmented by our international dealer network, which provides technical service and repair. Installation, on-site training and a limited product warranty are included as the standard terms of sale. We provide distributors with replacement parts at no charge during the warranty period. International distributors are responsible for installation, repair and other customer service to installed systems in their territory. All systems parts are modular sub-components that are easily removed and replaced. We maintain adequate parts inventory and provides overnight replacement parts shipments to its dealers.

Research and Development

         Our primary market for our surgical products is the cataract surgery market. However, we believe that our laser systems may potentially have broader ophthalmic applications. Consequently, we believe that a strong research and development capability is important for our future. In addition to our expanded in-house research and development capabilities, we have enlisted several recognized and respected consultants and other technical personnel to act in technical and medical advisory capacities.

         We believe our research and development capabilities provide us with the ability to respond to regulatory developments, including new products, new product features devised from our users and new applications for our products on a timely and proprietary basis. We intend to continue investing in research and development and to strengthen our ability to enhance existing products and develop new products.

         Research, development and service expenses (which includes production and manufacturing support and the service department expenses) increased by $87,000, or 11%, to $855,000 for the twelve months ended December 31, 2005, from $768,000 for the same period in 2004. None of the costs of research and development activities during 2005 and 2004 was borne directly by customers.

         From December 1, 2000 to November 30, 2002, we entered into a series of consulting agreements with Michael B. Limberg, M.D., in which he agreed to evaluate new technologies and instruments for us. For his services during that period, we issued Dr. Limberg a total of 48,000 shares of our common stock and warrants to purchase 300,000 shares of common stock at exercise prices ranging from $4.00 to $6.75 per share.

         During the period in which Thomas F. Motter served as Chairman and Chief Executive Officer, he formed a clinical advisory board and met from time to time with the board. Jeffrey F. Poore, who served as our President and Chief Executive Officer from March 19, 2003 to March 18, 2004, and John Y. Yoon, who served as President and Chief Executive Officer from March 13, 2004 to December 31, 2005, decided not to utilize the clinical advisory board. Instead, they consulted with former members of the advisory board on an informal basis. Raymond P.L. Cannefax, who currently serves as our President and Chief Executive Officer, has also decided not to utilize the clinical advisory board. We currently have no agreements with any former members of the clinical advisory board and none of these former members hold or own any rights to our products or technologies.

Competition

         General. We are subject to competition in the cataract surgery and the glaucoma diagnostic markets from two principal sources: (i) manufacturers of competing ultrasound systems used when performing cataract treatments and (ii) developers of technologies for ophthalmic diagnostic and surgical instruments used for treatment. A few large companies that are well established in the marketplace have experienced management, are well financed and have well recognized trade names and product lines dominate the surgical equipment industry. We believe that the combined sales of five entities account for over 90% of the cataract surgery market. The remaining market is fragmented among emerging smaller companies, some of which are foreign. The ophthalmic diagnostic market has a similar composition.

         Most major competitors either entered or expanded into the cataract or glaucoma markets through the acquisition of smaller, entrepreneurial high-technology manufacturing companies. Therefore, because existing competitors or other entities desiring to enter the market could conceivably acquire current entrepreneurial enterprises with small market activity, any and all competitors must be considered to be formidable.

         The Cataract Surgical System Industry. The major manufacturers utilizing ultrasonic technology offer products currently in use. Those systems rely on accessories including single use cassette packs and other ancillary surgical disposables such as saline solution, sutures and intraocular lenses for their profits. The cassette packs are required for fluid and tissue collection during the surgical procedure. The cassette packs are generally unique and proprietary to their respective systems and represent a barrier to entry for third party, lower cost aftermarket suppliers. While there is growing market resistance in the United States and internationally to single use cassettes, it is anticipated that manufacturers of ultrasound equipment will continue to develop and enhance their present ultrasound products in order to protect their investments in system and cassette technology and to protect their profits from sales of these cassettes and accessories. Our Precisionist Thirty Thousand(TM) ultrasonic phaco system has the ability to use either reusable or single use disposable components. The Photon(TM) laser cataract system will utilize probes and cassette packs designed for single use and semi-disposable instruments priced at a level consistent with the demands of health care cost containment. This will allow the health care providers a substantial measure of cost containment, while providing us with the quality control and income capability of cassette sales.

         The international market, with significantly lower medical budgets, has not been able to justify the expense of using disposable components. Budgetary constraints have limited current manufacturers from gaining a significant share of the international ultrasound equipment market, and have provided a niche for the emerging smaller companies discussed above.

         Ultrasound Equipment Manufacturers. As a relatively recent entrant into the cataract surgical equipment market with a newer equipment line, we are establishing ourself and, as yet, do not hold a significant share of the market. We currently recognize Bausch & Lomb, Alcon Laboratories, and Allergan Medical Optics as our primary competitors in the ultrasound phaco cataract equipment market.

         Laser Equipment Manufacturers. There are several other companies attempting to develop laser equipment for cataract surgery. These companies can be differentiated by the laser wavelength employed for the cataract surgery. Based on the information currently available to us; Er:YAG laser wavelength appears to offer a less viable means of removing cataracts than the Nd:YAG

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wavelength  used by the  Photon(TM).  One competitor  uses a Nd:YAG  wavelength, however the laser is used only to vibrate an ultrasonic needle. Thus the device remains an ultrasonic system subject to the same risk factors of phaco, thereby eliminating the benefits of using a laser to remove the cataract. We also believe that our product is sufficiently distinctive and, if properly marketed, can capture a significant share of the cataract surgical device market. However, there are substantial risks in undertaking a new venture in an established and already highly competitive industry. In the short-term, we are seeking to exploit these opportunities. Depending upon further developments, we may ultimately exploit those opportunities through a merger with a stronger entity already established or one that desires to enter the medical industry.

         We believe that our ability to compete successfully will depend on our capability to create and maintain advanced technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for our products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through third parties.

         The Retinal Diagnostic Market. The Glaucoma Research Foundation suggests that with the aging of the so-called baby boom generation, there will be an increase of macular degeneration and glaucoma in the United States, the leading causes of adult blindness worldwide. The National Eye Institute stated in 2002 that the number of visually impaired Americans is likely to double over the next three decades. Their report estimated that 2.4 million people suffer some visual impairment in this country. The damage caused by these diseases is irreversible. The preconditions for the onset of macular degeneration or glaucoma are low ocular blood flow and/or high intraocular pressure. Diagnostic screening is important for individuals susceptible to these diseases. People in high risk categories include: African Americans over 40 years of age, all persons over 60 years of age, persons with a family history of glaucoma or diabetes, and the very nearsighted. The Glaucoma Research Foundation recommends that these high-risk individuals be tested regularly for glaucoma. According to the U.S. Census Bureau, in 1995 there were over 30 million adults 65 years of age and older and 8 million African Americans 45 years of age and older. The Glaucoma Research Foundation reports that glaucoma currently accounts for more than 7 million visits to physicians annually.

         We are subject to intense competition in the ophthalmic diagnostic market from well financed, established companies with recognizable trade names and product lines and new and developing technologies. The industry is dominated by several large entities which we believe account for the majority of diagnostic equipment sales. We continue to derive revenues from the sale of its ultrasound diagnostic equipment and blood flow analyzer. The blood flow analyzer is designed to detect glaucoma in an earlier stage than is presently possible. In addition, the device performs tonometry and blood flow analysis. Other ophthalmic diagnostic devices that do not detect glaucoma in the early stages of the disease as does our analyzer retail at comparable prices. Thus, we believe that we can compete in the diagnostic market place based upon the lower price and improved diagnostic functions of the analyzer.

Intellectual Property Protection

         Our cataract surgical products are proprietary in design, engineering and performance. Our surgical ultrasonic products have not been patented to date because the primary technology for ultrasonic tissue fragmentation, as available to all competitors in the market, is mainly in the public domain.

         We acquired proprietary intellectual property in the transaction with Humphrey Systems when we purchased the diagnostic ultrasonic product line in 1999. This technology uses ultrasound to create a high resolution computer image of the unseen parts of the eye that is a "map" for the practitioner. The P40 UBM Ultrasound Biomicroscope, one of the ultrasonic products we purchased, is subject to a license agreement dated September 27, 1990, with Sunnybrook Health Science Center. Under the terms of the license agreement, we have the exclusive worldwide rights to manufacture and sell the P40 UBM biomicroscope, for which we are required to pay a royalty of $150 for each licensed product sold. The license agreement was automatically terminated by its terms on September 27, 2002, at which time we had a royalty free worldwide license to use and sell the P40 UBM Ultrasound Biomicroscope. However, we have a continuing obligation after such termination to continue to use and sell the biomicroscope only in the field of ophthalmology.

         The Photon(TM) laser cataract probe is protected under a United States patent issued to Daniel M. Eichenbaum, M.D. in 1987 and subsequently assigned to PhotoMed International, Inc. and a Japanese patent issued to us in 1997 for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand held probe of a unique design. The United States patent expired in September 2004.

         We secured the exclusive worldwide rights to this patent shortly after its issue, and to the international patents pending, from PhotoMed by means of a license agreement dated July 7, 1993. The license agreement provides us with the rights to manufacture, distribute and sell a laser system using the Photon(TM) laser cataract probe and related components to customers on a worldwide basis, for which PhotoMed is to receive a 1% royalty on all net sales of such systems and related components sold worldwide.

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

         Under the license agreement PhotoMed is entitled to all royalty payments from net sales at the time of billing to the purchaser or within 30 days of the date of shipment, whichever occurs first. We are required each quarter to prepare a summary of sales and the royalties to which PhotoMed is entitled to be paid. The sales summary must list the number of surgical systems and disposable units sold in each country, the dollar value of gross and net sales, the amount of the royalty to which PhotoMed is entitled, and any other information requested by PhotoMed from time to time. Under the terms of the agreement, we have agreed to be actively engaged in either research and development of a salable product utilizing the patent or in marketing and selling such a product.

         The license agreement was amended on December 5, 1997 to allow PhotoMed the right to conduct research, development and marketing utilizing the patent in certain medical subspecialties other than ophthalmology for which we would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent. The license agreement expired when the United States patent rights expired in September 2004, but the license agreement could be automatically extended or renewed for any term of extension or renewal awarded for the patent rights. In addition, we have the right to terminate the license agreement at any time after July 7, 2003 upon 90 days prior written notice to PhotoMed.

         PhotoMed and Dr. Eichenbaum brought legal action against us on September 11, 2000 involving an amount of royalties that were allegedly due and owing to them from the sale of equipment by us. We have paid $15,717 to bring all royalty payments up to date through January 5, 2005. We have been working with PhotoMed and Dr. Eichenbaum to ensure that the royalty calculations have been correctly made. It is anticipated that once the parties agree on the correct royalty calculations, the legal action will be dismissed.

         An issue in dispute concerning the method of calculating royalties is whether royalties should be paid on returned equipment. Since July 1, 2001, only one Photon (TM) laser system has been sold and no systems returned. Thus, the amount of royalties due, according to our calculations is $981. We made payment of this amount to Photomed and Dr. Eichenbaum on January 5, 2005 and, as a result, seek to have the legal action dismissed. However, if the partes are unable to agree on a method for calculating royalties, there is a risk that PhotoMed and Dr. Eichenbaum might amend the complaint to request termination of the license agreement and, if successful, we would lose our rights to manufacture or sell the Photon(TM) laser system.

         The Photon(TM) laser cataract probe is also protected under a United States patent issued to us in 2002 for a laser surgical device for the removal of intraocular tissue including a handpiece and a trap. The patent is due to expire in August 2019. There are also two pending United States patents relating to the Photon(TM) laser cataract probe.

         The Blood Flow Analyzer(TM) was granted a patent in the United Kingdom in 1998 and in the United States in 1999, and has a patent pending in Japan. These patents relate to pneumatic pressure probes for use in measuring change in intraocular pressure and in measuring pulsatile ocular blood flow. The United States patent rights expire in January 2019 and the United Kingdom patent rights expire in November 2015.

         The Dicon(TM) Perimeter and the Dicon(TM) Corneal Topographer each have a U.S. patent with a wide scope of claims. The United States patent for the Dicon(TM) Perimeter was issued in 1991 and the patent rights expire in March 2010. The United States patent for the Dicon(TM) Corneal Perimeter was issued in 2002 and the patent rights expire in January 2018.

         Our trademarks are important to our business. It is our policy to pursue trademark registrations for its trademarks associated with its products as appropriate. Also, we rely on common law trademark rights to protect its unregistered trademarks, although common law trademark rights do not provide us with the same level of protection as would U.S. federal registered trademarks. Common law trademark rights only extend to the geographical area in which the trademark is actually used while U.S. federal registration prohibits the use of the trademark by any party anywhere in the United States.

         We also rely on trade secret law to protect some aspects of our intellectual property. All of our key employees, consultants and advisors are required to enter into a confidentiality agreement with us. Most of our third-party manufacturers and formulators are also bound by confidentiality agreements with us.

Regulation

         The FDA under the Food, Drug and Cosmetics Act regulates our surgical and diagnostic systems as medical devices. As such, these devices require Premarket clearance or approval by the FDA prior to their marketing and sale. Such clearance or approval is premised on the production of evidence sufficient for us to show reasonable assurance of safety and effectiveness regarding our products. Pursuant to the Food, Drug and Cosmetics Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States and the export of medical devices from the United States. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, denial of Premarket clearance or approval for devices. Recommendations by the FDA that we not be allowed to enter into government contracts in order to avoid criminal prosecution may also be made.

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

         Following the enactment of the Medical Device Amendments to the Food, Drug and Cosmetics Act in May 1976, the FDA began classifying medical devices in commercial distribution into one of three classes: Class I, II or III. This classification is based on the controls that are perceived to be necessary to reasonably ensure the safety and effectiveness of medical devices. Class I devices are those devices, the safety and effectiveness of which can reasonably be ensured through general controls, such as adequate labeling, advertising, premarketing notification and adherence to the FDA's Quality System Requirements regulations. Some Class I devices are exempt from some of the general controls. Class II devices are those devices the safety and effectiveness of which can reasonably be assured through the use of special controls, such as performance standards, postmarket surveillance, patient registries and FDA guidelines. Class III devices are devices that must receive premarketing approval by the FDA to ensure their safety and effectiveness. Generally, Class III devices are limited to life sustaining, life supporting or implantable devices, or to new devices that have been found not to be substantially equivalent to legally marketed devices.

         There are two principal methods by which FDA approval may be obtained. One method is to seek FDA approval through a premarketing notification filing under Section 510(k) of the Food, Drug and Cosmetics Act. If a manufacturer or distributor of a medical device can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a pre-1976 Class III medical device for which the FDA has not called for a premarketing approval, the manufacturer or distributor may seek FDA
Section 510(k) premarketing clearance for the device by filing a Section 510(k) premarketing notification. The Section 510(k) notification and the claim of substantial equivalence will likely have to be supported by various types of data and materials, possibly including clinical testing results, obtained under an Investigational Device Exemption granted by the FDA. The manufacturer or distributor may not place the device into interstate commerce until an order is issued by the FDA granting premarketing clearance for the device. There can be no assurance that we will obtain Section 510(k) premarketing clearance for any of the future devices for which we seek such clearance including the Photon(TM) laser system.

         The FDA may determine that the device is "substantially equivalent" to another legally marketed Class I, Class II or pre-1976 Class III device for which the FDA has not called for a premarketing approval, and allow the proposed device to be marketed in the United States. The FDA may determine, however, that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a determination regarding substantial equivalence. A "not substantially equivalent" determination or a request for additional information could delay our market introduction of our products and could have a material adverse effect on our business, operating results and financial condition.

         The  alternate  method  to  seek  approval  is to  obtain  premarketing approval from the FDA. If a manufacturer or distributor of a medical device cannot establish that a proposed device is substantially equivalent to another legally marketed device, whether or not the FDA has made a determination in response to a Section 510(k) notification, the manufacturer or distributor will have to seek premarketing approval for the proposed device. A premarketing approval application would have to be submitted and be supported by extensive data, including preclinical and clinical trial data to prove the safety and efficacy of the device. If human clinical trials of a proposed device are required and the device presents a significant risk, the manufacturer or the distributor of the device will have to file an Investigational Device Exemption application with the FDA prior to commencing human clinical trials. The Investigational Device Exemption application must be supported by data, typically including the results of animal and mechanical testing. If the Investigational Device Exemption application is approved, human clinical trials may begin at a specific number of investigational sites, and the approval letter could include the number of patients approved by the FDA.

         An Investigational Device Exemption clinical trial can be divided into several parts or phases. Sometimes a company will conduct a feasibility study (Phase I) to confirm that a device functions according to its design and operating parameters. This is a usual clinical trial site. If the Phase I results are promising, the applicant may, with the FDA's permission, expand the number of clinical trial sites and the number of patients to be treated to assure reasonable stability of clinical results. Phase II studies are performed to confirm predictability of results and the absence of adverse reactions. The applicant may, upon receipt of the FDA's authorization, subsequently expand the study to a third phase with a larger number of clinical trial sites and a greater number of patients. This involves longer patient follow-up times and the collection of more patient data. Product claims, labeling and core data for the premarketing approval are derived primarily from this portion of the clinical trial. The applicant may also, upon receipt of the FDA's permission, consolidate one or more of such portions of the study. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study, provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. Although both approval methods may require clinical testing of the device in question under an approved Investigational Device Exemption, the premarketing approval procedure is more complex and time consuming.

         Upon receipt of the premarketing approval application, the FDA makes a threshold determination whether the application is sufficiently complete to permit a substantive review. If the FDA determines that the premarketing approval is sufficiently complete to permit a substantive review, the FDA will

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

"file" the application. Once the submission is filed, the FDA has by regulation 90 days to review it; however, the review time is often extended significantly by the FDA asking for more information or clarification of information already provided in the submission. During the review period, an advisory committee may also evaluate the application and provide recommendations to the FDA as to whether the device should be approved. In addition, the FDA will inspect the manufacturing facility to ensure compliance with the FDA's Quality System Requirements prior to approval of a premarketing application. While the FDA has responded to premarketing approval applications within the allotted time period, premarketing approval reviews generally take approximately 12 to 18 months or more from the date of filing to approval. The premarketing approval process is lengthy and expensive, and there can be no assurance that such approval will be obtained for any of our products determined to be subject to such requirements. A number of devices for which other companies have sought premarketing approval have never been approved for marketing.

         Any products manufactured or distributed by us pursuant to a premarket clearance notification or premarketing approval are or will be subject to pervasive and continuing regulation by the FDA. The Food, Drug and Cosmetics Act also requires that our products be manufactured in registered establishments and in accordance with Quality System Requirements regulations. Labeling, advertising and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of medical devices is also subject to regulation in certain instances. In addition, the use of our products may be regulated by various state agencies. All lasers manufactured for us are subject to the Radiation Control for Health and Safety Act administered by the Center for Devices and Radiological Health of the FDA. The law requires laser manufacturers to file new product and annual reports and to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users pursuant to specific performance standards, and to comply with labeling and certification requirements. Various warning labels must be affixed to the laser, depending on the class of the product, as established by the performance standards.

         Although we believe that we currently comply and will continue to comply with all applicable regulations regarding the manufacture and sale of medical devices, such regulations are always subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in review guidelines, regulations or administrative interpretations by the FDA or other regulatory bodies, with possible retroactive effect, will not materially adversely affect us. In addition to the foregoing, we are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of potentially hazardous substances. There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations and that such compliance will not have a material adverse effect upon our ability to conduct business.

         We and the manufacturers of our products may be inspected on a routine basis by both the FDA and individual states for compliance with current quality system requirements regulations and other requirements.

         Congress has considered several comprehensive federal health care programs designed to broaden coverage and reduce the costs of existing government and private insurance programs. These programs have been the subject of criticism within Congress and the health care industry, and many alternative programs and features of programs have been proposed and discussed. Therefore, we cannot predict the content of any federal health care program, if any is passed by Congress, or its effect on us and our business. Some measures that have been suggested as possible elements of a new program, such as government price ceilings on non-reimbursable procedures and spending limitations on hospitals and other healthcare providers for new equipment, could have an adverse effect on our business, operating results or financial condition. Uncertainty concerning the features of any health care program considered by the Congress, its adoption by the Congress and the effect of the program on our business could result in volatility of the market price of our common stock.

         Furthermore, the introduction of our products in foreign countries may require us to obtain foreign regulatory clearances. We believe that only a limited number of foreign countries have extensive regulatory requirements, including France, Germany, Korea, China and Japan. The time involved for regulatory approval in foreign countries varies and can take a number of years. A number of European and other economically advanced countries, including Italy, Norway, Spain and Sweden, have not developed regulatory agencies for intensive supervision of such devices. Instead, they generally have been willing to accept the approval of the FDA. Therefore, a premarketing approval, Section 510(k) or approved Investigational Device Exemption from the FDA is tantamount to approval in those countries. These countries and most developing countries have simply deferred direct discretion to licensed practicing surgeons to determine the nature of devices that they will use in medical procedures. Our two ultrasound systems, the Photon(TM) laser cataract system we are developing and the ocular blood flow analyzer are all devices that require FDA approval. Therefore, a significant aspect of the acceptance of the devices in the market is the our effectiveness in obtaining the necessary approvals. Having an approved Investigational Device Exemption allows us to export a product to qualified investigational sites.

Regulatory Status of Products

         All of our products, with the exception of the Photon(TM), are approved for sale in the U.S. by the FDA under a 510(k). All of our products have been accepted for import into CE countries and various non-CE countries.

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

         We acquired permission from the FDA to export the Photon(TM) Laser Cataract System outside the United States under an open Investigational Device Exemption granted by the FDA in September 1994. Although the Photon(TM) laser cataract system is uniquely configured in an original and proprietary manner, the laser system, a Nd:YAG laser, is not proprietary to the device or us and is widely used in the medical industry and other industries as well. Of particular significance is the fact that this particular component has received previous market clearance from the FDA for other ophthalmic and medical applications. Also of significance is our belief that the surgical treatment method used with the Photon(TM) laser is similar to the current ultrasound cataract treatment employed by ophthalmologists.

         We submitted a Premarket Notification 510(k) application to the FDA for the Photon(TM) laser cataract system in September 1993. The FDA requested clinical support data for claims made in the 510(k), and in October 1994 we submitted an Investigational Device Exemption application to provide for a "modest clinical study" in order to collect the data required by the FDA for clearance of the Photon(TM) laser cataract system. The FDA granted this Investigational Device Exemption in May 1995 for a Phase I Feasibility Study. We began human clinical trials in April 1996 and completed the Phase I study in November 1997. We started Phase II trials in September 1998 and completed numerous cases of treatment group and control group patients, which were included in our submission to the FDA.

         We received a warning letter dated August 30, 2000 from the Office of Compliance, Center for Devices and Radiological Health of the Food and Drug Administration relating to certain deficiencies in the human clinical trials for our Photon(TM) Laser Cataract System. The warning letter concerned the conditions found by the FDA during several audits at our clinical sites. The FDA's comments were isolated to the administrative procedures of compiling data from the clinical sites. We responded to the warning letter in a submission dated September 27, 2000. In the submission we took corrective action that included submitting a revised clinical protocol and case report forms and procedures for the collection and control of data. In a subsequent letter dated November 2, 2000 to us, the FDA granted conditional approval provided that we correct certain deficiencies. After providing several additional submissions to the FDA, we received a letter dated February 13, 2001 from the FDA stating that the deficiencies had been corrected and the clinical trials could continue.

         Subsequent to the warning letter, we received approval to continue our clinical trials, the results of which were included in our supplemental submission to the FDA in October 2001 for the existing (510)(k) predicate device application for the Photon(TM) laser system. In December 2001, we received a preliminary review from the FDA regarding the supplemental submission. As a result of that preliminary review, we submitted additional clinical information to the FDA on February 6, 2002. The application is receiving ongoing review by the FDA. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We have generated additional clinical information in response to the letter and are uncertain if we will make a submission to the FDA with the additional clinical information. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. Our diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development prospects have been put on hold pending future evaluation until our financial position improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

Facilities

         Our corporate offices are currently located at 2355 South 1070 West, Salt Lake City, Utah. This facility consists of approximately 16,926 square feet of leased office space and warehouse space. This facility is leased from Eden Roc, a California partnership, at a base monthly rate of $7,109 plus a $1,690 monthly common area maintenance fee. In January 2003, we renegotiated a three-year lease with Eden Roc at a monthly rate of $9,295 plus a $1,859 common area maintenance fee for the year 2003, with the rate increases to $11,433 (including a $1,859 common area maintenance fee) for 2004 and to $11,720
(including a $1,859 common area maintenance fee) for 2005. Pursuant to the lease, we pay all real estate and personal property taxes and the insurance costs on the premises. Since January 1, 2006, we have leased 16,926 square feet of space in the facility on a month to month basis at a monthly rate of $7,109 plus a $1,690 common area maintenance fee.

         We believe that these facilities are adequate and satisfy our needs for the foreseeable future.

Employees

         As of August 31, 2006, we had 27 full-time employees. This number does not include our manufacturer's representatives who are independent contractors rather than our employees. We also utilize several consultants and advisors. There can be no assurance that we will be successful in recruiting or retaining key personnel. None of our employees are a member of a labor union and we have never experienced any business interruption as a result of any labor disputes.

         In December 2001 we initiated the first phase of a corporate downsizing program to reduce our operating expenses. We implemented the second phase of our downsizing program in the second quarter of 2002, by closing and transferring our manufacturing from our site in San Diego, California to Salt Lake City, resulting in further reductions in operating expenses. As a result of the downsizing program and some resignations, the number of our employees has been reduced by 75% from 112 to 30 employees. The estimated cost savings from the downsizing program will be in excess of $2,000,000 annually. The costs of downsizing have included onetime expenses of approximately $43,000 for moving and travel. In addition, we incurred additional onetime expenses of approximately $18,000 for housing accommodations for key employees working in Salt Lake City. We realized a net cost savings from downsizing in excess of $2 million during each of the years 2003 and 2002.

Legal Proceedings

         An action was brought against us in March 2000 by George Wiseman, a former employee, in the Third District Court of Salt Lake County, State of Utah. The complaint alleges that we owe Mr. Wiseman 6,370 shares of our common stock plus costs, attorney's fees and a wage penalty (equal to 1,960 additional shares of our common stock) pursuant to Utah law. The action is based upon an extension of a written employment agreement. We dispute the amount allegedly owed and intend to vigorously defend against the action.

         An action was brought against us on September 11, 2000 by PhotoMed International, Inc. and Daniel M. Eichenbaum, M.D. in the Third District Court of Salt Lake County, State of Utah. The action involves an amount of royalties that are allegedly due and owing to PhotoMed International, Inc. and Dr. Eichenbaum under a license agreement dated July 7, 1993, with respect to the sale of certain equipment, plus costs and attorneys' fees. Certain discovery has taken place and we have paid royalties of $15,717, which we believe brings all payments current as of the date of last payment on January 7, 2005. We have been working with PhotoMed and Dr. Eichenbaum to ensure that the calculations have been correctly made on the royalties paid as well as the proper method of calculation for the future.

         It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed. An issue in dispute concerning the method of calculating royalties is whether royalties should be paid on returned equipment. Since July 1, 2001, only one Photon(TM) laser system has been sold and no systems returned. Thus, the amount of royalties due, according to our calculations, is $981. We made payment of this amount to Photomed and Dr. Eichenbaum on January 7, 2005 and, as a result, seek to have the legal action dismissed.

         An action was filed on June 20, 2003, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030914195) by CitiCorp Vendor Finance, Inc., formerly known as Copelco Capital, Inc. The complaint claims that $49,626 plus interest is due for the leasing of three copy machines that were delivered to our Salt Lake City facilities in or about April of 2000. The action also seeks an award of attorney's fees and costs incurred in the collection. We filed an answer to the complaint disputing the amounts allegedly owed due to machine problems and a claimed understanding with the vendor. We returned two of the machines. We were engaged in settlement discussions with CitiCorp until counsel for CitiCorp withdrew from the case. New counsel for CitiCorp was appointed. After an initial meeting with new counsel, we provided initial disclosures to the new counsel.

         On August 20, 2003, a complaint was filed against us by Corinne Powell, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030918364). Defendants consist of us and Randall A. Mackey, Dr. David M. Silver, Keith D. Ignotz and John Does I through V. The complaint alleges that at the time we laid off Ms. Powell on March 25, 2003, she was owed $2,030 for business expenses, $11,063 for accrued vacation days, $12,818 for unpaid commissions, the fair market value of 50,000 stock options in early 2000 (ranging from a low of $7.00 per share to a high of $13.21 per share) exercisable at $5.00 per share that she claims she was prevented from exercising, attorney's fees and a continuing wage penalty under Utah law. On March 29, 2005, we agreed to a settlement with Ms. Powell of her claims for unpaid business expenses, accrued vacation days, and unpaid commissions by agreeing to pay her the sum of $13,000. We made payment to Ms. Powell for the agreed upon settlement amount. As to the remaining claims, the trial is set for March 12, 2007. We filed a motion for summary judgment on August 21, 2006. If the motion is denied, we still believe the remaining claims are without merit and intend to vigorously defend against such claims.

         On September 10, 2003, an action was filed against us by Larry Hicks in the Third Judicial District Court, Salt Lake County, State of Utah, (Civil No. 030922220), for payments due under a consulting agreement with us. The complaint claims that monthly payments of $3,083 are due for the months of October 2002 to October 2003 under the consulting agreement and, if the agreement is terminated, for the sum of $110,000 minus whatever we have paid Mr. Hicks prior to such termination, plus costs, attorney's fees and a wage penalty pursuant to Utah law. We have filed an answer in which it denies any liability to Mr. Hicks. Formal discovery in the matter has commenced. A case schedule is to be set. We dispute the amount allegedly owed and intend to vigorously defend against such action.

         On November 7, 2003, a complaint was filed against us by Todd Smith, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030924951 CN). Defendants consist of us and Randall Mackey, a director of the company. The first amended complaint alleges that while an employee of the company, Mr. Smith was granted stock options to purchase 16,800 shares of common stock exercisable at $5.00 per share. Mr. Smith claims unpaid wages in the amount of the fair market value of the stock options that claims he was prevented from exercising, which in the first amended complaint is alleged to be $86,250, attorney's fees, and a continuing wage penalty under Utah law. The court, upon stipulation of the parties, struck the case schedule and scheduled a hearing on October 23, 2006 to set new dates for discovery cutoff and the trial. We believe the claims are without merit and intend to vigorously defend against such action.

         We are not a party to any other material legal proceedings outside the ordinary course of our business or to any other legal proceedings, which, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

         As of August 31, 2006, our executive officers and directors, their ages and their positions are set forth below:

     Name                          Age     Position
     Raymond P.L. Cannefax         58      President and Chief Executive Officer
     Randall A. Mackey, Esq.       60      Chairman of the Board
     David M. Silver, PhD.         64      Director
     Keith D. Ignotz               59      Director
     John C. Pingree               65      Director

         The directors are elected for one year terms that expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the board following the next annual meeting of shareholders and until their successors have been elected and qualified.

         Raymond P.L. Cannefax has served as President and Chief Executive Officer since January 5, 2006. Mr. Cannefax previously served as our Vice President of Sales and Marketing from January 2003 to May 2005. From May 2005 to January 2006, Mr. Cannefax served as Vice President of the Asia/Pacific Region for Sonomed, Inc., a manufacturer of ophthalmic products and a wholly owned subsidiary of Escalon Medical Corp. From January 2002 to January 2003, Mr. Cannefax was Vice President of Business Development and Sales for Vermax, Inc., a manufacturer of products for hotel properties. From 1996 to January 2002, he was President, Chief Operating Officer and founder of Aspen Network, Inc., a software development and ecommerce company. From 1992 to 1996, Mr. Cannefax was President and Chief Executive Officer of Apollo Telecom, Inc., a telecommunications company. From 1986 to 1992, he was a Regional Sales Director and a Senior District Manager of Sprint Communications Corporation. Mr. Cannefax received a B.S. degree in Psychology and Zoology from the University of Utah in 1976.

         Randall A. Mackey, Esq. has been Chairman of the Board since August 20, 2002, and a director since January 2000. He had served as a director of the company from November 1995 to September 1998. Mr. Mackey has been President of the Salt Lake City law firm of Mackey Price Thompson & Ostler since 1992, and a shareholder and director of the firm and its predecessor firms since 1989. Mr. Mackey received a B.S. degree in Economics from the University of Utah in 1968, an M.B.A. degree from the Harvard Business School in 1970, a J.D. degree from Columbia Law School in 1975 and a B.C.L. degree from Oxford University in 1977. Mr. Mackey has also served as Chairman of the Board from June 2001 to May 2003, and as a director from 1998 to May 2003 of Cimetrix, Incorporated, a software development company. Mr. Mackey has additionally served as Chairman of the Board from July 2000 to July 2003 and as a trustee from 1993 to July 2003 of Salt Lake Community College.

         David M. Silver, Ph.D. has been a director since January 2000. He had served as a director of the company from November 1995 to September 1998. Dr. Silver is a Principal Senior Scientist in the Milton S. Eisenhower Research and Technology Development Center at the Johns Hopkins University Applied Physics Laboratory, where he has been employed since 1970. He served as the J. H. Fitzgerald Dunning Professor of Ophthalmology in the Johns Hopkins Wilmer Eye Institute in Baltimore during 1998-99. He received a B.S. degree from Illinois Institute of Technology, an M.A. degree from Johns Hopkins University and a Ph.D. degree from Iowa State University before holding a postdoctoral fellowship at Harvard University and a visiting scientist position at the University of Paris.

         Keith D. Ignotz has been a director since November 2000. Since March 2005, Mr. Ignotz has been President and Chief Executive Officer of Diakine Therapeutics, Inc., a pharmaceutical therapeutics company. From 1992 to 2004, Mr. Ignotz was with SpectRx, Inc., a medical technology company that he founded, which develops, manufactures and markets alternatives to traditional blood based medical tests, serving from 2002 to 2004 as the Chief Executive Officer of Guided Therapeutics, Inc., a wholly-owned subsidiary of SpectRx, Inc., and from 1992 to 2002 as President and Chief Operating Officer of SpectRx, Inc. From 1986 to 1992, Mr. Ignotz was Senior Vice President of Allergan Humphrey, Inc., a medical electronics company. From 1985 to 1986, he was President of Humphrey Instruments Limited-SKB, a medical electronics company, and from 1980 to 1985, Mr. Ignotz was President of Humphrey Instruments GmbH, also a medical electronics company. Mr. Ignotz also served on the Board of Directors of Vismed,

Inc., d/b/a Dicon from 1992 to June 2000. Mr. Ignotz received a B.A. degree in Sociology and Political Science from San Jose University and an M.B.A. degree from Pepperdine University. Mr. Ignotz has served as a trustee of Pennsylvania College of Optometry and Audiology since 1990, a director of AeroVectrix, Inc., a drug delivery company, since August 2005, and as a member of the American Diabetes Association and the American Marketing Association of the American Association of Diabetes Education.

         John C. Pingree has been a director since April 2004. From August 2001 to March 2004, Mr. Pingree was the Executive Director of the Semnani Foundation, which funds projects to assist women and children in developing countries. From July 1998 to July 2001, Mr. Pingree was a Mission President for the Church of Jesus Christ of Latter-day Saints, serving in Mexico City, Mexico. From 1977 to 1997, Mr. Pingree was General Manager and Chief Executive Officer of Utah Transit Authority. From 1970 to 1975, he was Director of Marketing for Memorex Corporation. From 1967 to 1970, Mr. Pingree was Regional Manager, Sales Planning at Xerox Corporation. He also currently serves as a member of the Utah State Board of Education. Mr. Pingree received a B.A. degree in Economics from the University of Utah and an M.B.A. degree from the Harvard Business School.

Appointment of New President and Chief Executive Officer

         On January 5, 2006, Raymond P.L. Cannefax was appointed as President and Chief Executive Officer, replacing John Y. Yoon who had served in those positions from March 18, 2004 to December 31, 2005. Mr. Yoon resigned as President and Chief Executive Officer, effective December 31, 2005, to pursue other opportunities.

Appointment of New Vice President of Finance and New Vice President of Sales and Marketing

         On March 20, 2006, Luis A. Mostacero was appointed as Vice President of Finance. Mr. Mostacero previously served as Controller from June 20, 2000 to September 15, 2005, when he resigned to pursue other opportunities. On April 10, 2006, Michael S. Austin was appointed as Vice President of Sales and Marketing.

Board Meetings and Committees

         The Board of Directors held a total of four meetings during the fiscal year ended December 31, 2005. No director attended fewer than 75% of all meetings of the Board of Directors during the 2005 fiscal year. The Audit Committee of the Board of Directors consists of directors Dr. David M. Silver, Randall A. Mackey, Keith D. Ignotz and John C. Pingree. The Audit Committee met one time during the fiscal year. The Audit Committee is primarily responsible for reviewing the services performed by its independent public accountants and internal audit department and evaluating its accounting principles and its system of internal accounting controls. The Compensation Committee of the Board of Directors consists of directors Dr. David M. Silver, Randall A. Mackey, Keith
D. Ignotz and John C. Pingree. The Compensation Committee met one time during the fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options.

         The Board of Directors has determined that Keith D. Ignotz and John C. Pingree, who currently serve as directors of the company as well as a member of our audit committee, are independent audit committee financial experts.

Director Nominating Process

         The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with our bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee;
(5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the board for inclusion in the slate of directors at the annual meeting. The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

         The Nominating and Corporate Governance Committee operates pursuant to a written charter. The full text of the charter is published on the Company's website at www.paradigm-medical.com. A copy of the charter may also be obtained without charge by written request to the attention of Luis A. Mostacero, Controller, Paradigm Medical Industries, Inc., 2355 South 1070 East, Salt Lake City, Utah 84119.

Meetings of Non-Management Directors

         Our   non-management   directors   regularly  meet  without  management
participation. In addition, an executive session including only the independent directors is held at least annually.

Corporate Governance

         Corporate Governance Guidelines. Our Board of Directors has adopted the Paradigm Medical Industries, Inc. Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance. The guidelines are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines is published on our website at www.paradigm-medical.com. A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of Luis A. Mostacero, Controller, Treasurer and Secretary, Paradigm Medical Industries, Inc., 2355 South 1070 East, Salt Lake City, Utah 84119.

         Code of Business Conduct. All of our officers, employees and directors are required to comply with our Code of Business Conduct and Ethics to help insure that our business is conducted in accordance with appropriate standards of ethical behavior. Our Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to our business. Employees are required to report any violations or suspected violations of the Code. The Code includes an anti-retaliation statement. The full text of the Code of Business Conduct and Ethics is published on our website at www.paradigm-medical.com. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Luis A. Mostacero, Controller, Treasurer and Secretary, Paradigm Medical Industries, Inc., 2355 South 1070 East, Salt Lake City, Utah 84119.

Executive Compensation

         The following table sets forth, for each of the last three fiscal years, the compensation received by John Y. Yoon, former President and Chief Executive Officer, and other executive officers whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal years ended December 31, 2005, 2004 and 2003.

                                              Summary Compensation Table
                                              --------------------------


                                                   Annual Compensation                          Long Term Compensation
                                                   -------------------                          ----------------------
                                                                                             Awards                 Payouts
                                                                                             ------                 -------
                                                                Other                       Securities
                                                                Annual       Restricted     Underlying    Long-term      All Other
Name and                                                        Compen-      Stock           Options/     Incentive      Compensa-
Principal Position      Year        Salary$        Bonus($)     sation($)    Awards($)       SARs(#)      Payouts($)     tion($)
------------------      ----        -------        --------     ---------    -----------    -----------   ----------     ----------
John Y. Yoon            2005(1)     $165,881(5)       0         $ 2,257(5)       0                0             0        $5,927(8)
Former President and    2004(2)     $110,961(6)       0         $18,494(6)       0        1,000,000(7 )         0             0
Chief Executive
Officer(4)

Aziz A. Mohabbat        2005(1)     $126,328          0               0          0                0             0        $2,113(11)
Former Vice             2004(2)     $106,244          0               0          0          200,000(10)         0             0
President of            2003(3)     $ 24,219          0               0          0                0             0        $9,634(12)
Operations and Chief
Operating Officer(9)
____________________

(1)      For the fiscal year ended December 31, 2005
(2)      For the fiscal year ended December 31, 2004
(3)      For the fiscal year ended December 31, 2003
(4) Mr. Yoon served as President and Chief Executive Officer from March 18, 2004 to December 31, 2005, at which time he resigned to pursue other opportunities.
(5) Of the salary payable to Mr. Yoon in 2005 pursuant to his employment agreement, $165,881 was paid to him during 2005 and the remaining amount of $2,257 was deferred until 2006. This deferred salary of $2,257 was paid to Mr. Yoon on January 17, 2006.
(6) Of the salary payable to Mr. Yoon pursuant to his employment agreement, $110,961 was paid to him during 2004 and the remaining amount of $18,494 payable in 2004 was deferred until the Board of Directors determined that its financial condition had improved. The deferred salary of $18,494 was paid to Mr. Yoon in June and July of 2005.
(7) On March 18, 2004, the Board of Directors granted Mr. Yoon options to purchase 1,000,000 shares of our common stock at an exercise price of $.13 per share. Mr. Yoon resigned as President and Chief Executive Officer on December 31, 2005 and, as a result, the options terminated on March 31, 2006.
(8) The amounts under All Other Compensation for 2005 consist of payments to Mr. Yoon for accrued vacation days prior to his resignation on December 31, 2005.
(9) Mr. Mohabbat served a Vice President of Operations and Chief Operating Officer from March 22, 2004 to November 15, 2005, at which time he resigned to pursue other opportunities. Mr. Mohabbat also served as Chief Operating Officer from August 30, 2002 to March 2003. He was not an officer in prior years.
(10) On September 30, 2004, the Board of Directors granted Mr. Mohabbat options to purchase 200,000 shares of our common stock at an exercise price of $.12 per share, effective as of March 23, 2004. Mr. Mohabbat resigned as Vice President of Operations and Chief Operating Officer on November 15, 2005 and, as a result, the options terminated on February 13, 2006.
(11) The amounts under All Other Compensation for 2005 consist of a payment to Mr. Mohabbat for accrued vacation days prior to his resignation from the Company on November 15, 2005.
(12) The amounts under All Other Compensation for 2004 consist of payments to Mr. Mohabbat for accrued vacation days prior to his resignation from us in March 2003.

Options

         The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 2005, to each named executive officer.

                        Option Grants in Last Fiscal Year


                                                          Individual Grants
                       ----------------------------------------------------------------------------
                                                 Percentage of
                                                 Total Options
                       Number of Securities        Granted to        Exercise Price
Name                    Underlying Options        Employees in          Per Share      Expiration
                            Granted (#)          Fiscal Year(%)          ($/Sh)           Date
John Y. Yoon..........          0                       0                   N/A           N/A
Aziz A. Mohabbat......          0                       0                   N/A           N/A

         The following table sets forth information regarding unexercised options to acquire shares of our common stock held as of December 31, 2005, by each named executive officer.

                Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                                      Number of Securities
                                                                           Underlying                    Value of Unexercised
                                                                       Unexercised Options               In-the-Money Options
                                                                     at December 31, 2005(#)            at December 31, 2004($)
                             Shares Acquired       Value             -----------------------            -----------------------
Name                           on Exercise      Realized($)       Exercisable      Unexercisable      Exercisable     Unexercisable
----                         ----------------   -----------       ------------     -------------      -----------     -------------
John Y. Yoon..............          0                0               583,338         416,662              0                0
Aziz A. Mohabbat............        0                0               105,564          94,436              0                0

Director Compensation

         On April 19, 2004, John C. Pingree, a director of our company, was granted options to purchase 125,000 shares of our common stock at an exercise price of $.12 per share. On September 30, 2004, Messrs. Randall A. Mackey, Dr. David M. Silver and Keith D. Ignotz, directors of our company, were each granted options to purchase 125,000 shares of our common stock at an exercise price of $.13 per share. The options were not issued at a discount to the then market price. The directors were not granted any options to purchase shares of common stock during 2005. Moreover, we paid no other form of compensation to the directors other than stock options during 2005 and 2004. In addition, outside directors are also reimbursed for their expenses in attending board and committee meetings. Directors are not precluded from serving us in any other capacity and receiving compensation therefore.

Employee 401(k) Plan

         In October 1996, our board of directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, we may make discretionary employer matching contributions to our employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the beginning of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with us and satisfy other plan requirements are eligible to participate in the plan.

1995 Stock Option Plan

         We adopted a 1995 Stock Option Plan for the officers, employees, directors and consultants of our company on November 7, 1995. The plan authorized the granting of stock options to purchase an aggregate of not more than 300,000 shares of our common stock. On February 16, 1996, options for substantially all 300,000 shares were granted. On June 9, 1997, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 300,000 shares to 600,000 shares. On September 3, 1998, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 shares to 1,200,000 shares. On November 29, 2000, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 1,200,000 shares to 1,700,000 shares. On September 11, 2001, our shareholders approved an amendment to the 1995 plan to increase the number of shares of common stock reserved for issuance thereunder from 1,700,000 shares to 2,700,000 shares. On June 13, 2003, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 2,700,000 shares to 3,700,000 shares. On July 11, 2005, our stockholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 3,700,000 to 5,000,000 shares.

         The compensation committee administers the 1995 Stock Option Plan. In general, the compensation committee will select the person to whom options will be granted and will determine, subject to the terms of the plan, the number, exercise, and other provisions of such options. Options granted under the plan will become exercisable at such times as may be determined by the compensation committee. Options granted under the plan may be either incentive stock options, as such term is defined in the Internal Revenue Code, or non-incentive stock options. Incentive stock options may only be granted to persons who are our employees. Non-incentive stock options may be granted to any person, including, but not limited to, our employees, independent agents, consultants as the compensation committee believes has contributed, or will contribute, to our success. The compensation committee determines the exercise price of options granted under the 1995 Stock Option Plan, provided that, in the case of incentive stock options, such price is not less than 100% (110% in the case of incentive stock options granted to holders of 10% of voting power of our stock) of the fair market value (as defined in the plan) of the common stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which incentive stock options become exercisable for the first time in any year cannot exceed $100,000.

         The term of each option shall not be more than ten years (five years in the case of incentive stock options granted to holders of 10% of the voting power of our stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the 1995 Stock Option Plan at any time; provided, however, that unless ratified by our shareholders, no amendment or change in the plan will be effective that would increase the total number of shares that may be issued under the plan, materially increase the benefits accruing to persons granted under the plan or materially modify the requirements as to eligibility and participation in the plan. No amendment, supervision or termination of the plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

         We entered into an employment agreement with Raymond P.L. Cannefax, which commenced on January 5, 2006 and expires on January 5, 2007. The employment agreement requires Mr. Cannefax to devote substantially all of his working time as President and Chief Executive Officer, providing that he may be terminated for "cause" (as provided in the agreement) and prohibits him from competing with us for two years following the termination of his employment agreement. The employment agreement provides for the payment of an initial base salary of $125,000. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors, with the first review of the annual salary to be made as of June 30, 2006. The employment agreement further provides for the issuance of stock options to purchase 4,500,000 shares of our common stock at $.01 per share. The options vest in twelve equal monthly installments of 375,000 shares, beginning on February 5, 2006 until such shares are vested.

         In the event of a change of control of the Company, then all outstanding stock options granted to Mr. Cannefax shall be immediately vested. A change of control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 25% of our outstanding shares; (ii) we shall be merged or consolidated with another corporation and, as a result, less than 25% of the outstanding common shares of the surviving corporation shall be owned in the aggregate by our former shareholders, as the same shall have listed prior to such merger or consolidation; (iii) we shall sell all or substantially all of its assets to another corporation that is not a wholly owned subsidiary or affiliate; (iv) as a result of any contested election for the Board of Directors, or any tender or exchange offer, merger of business combination or sale of assets, the persons who were our directors before such a transaction shall cease to constitute a majority of the Board of Directors; or
(v) a person other than our officer or director shall acquire more than 20% of the outstanding shares of our common stock.

         We entered into an employment agreement with John Y. Yoon, which commenced on March 18, 2004 and was to expire on March 18, 2007. The employment agreement requires Mr. Yoon to devote substantially all of his working time as our President and Chief Executive Officer, provided that he may be terminated for "cause" (as provided in the agreement) and prohibits him from competing with us for two years following the termination of the employment agreement. The employment agreement provides for the payment of an initial base salary of $175,000, effective as of April 1, 2004. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of our Board of Directors. The employment agreement further provides for the issuance of stock options to purchase 1,000,000 shares of our common stock at $.13 per share. These options vest in 36 equal monthly installments of 27,778 shares, beginning on April 30, 2004, until such shares are vested. Mr. Yoon resigned as President and Chief Executive Officer on December 31, 2005 to pursue other opportunities. At the time of his resignation, stock options to purchase 583,338 shares of our common stock were vested. Under the terms of the 1995 Stock Option Plan, the vested options terminated on March 31, 2006.

         We entered into an employment agreement with Aziz A. Mohabbat on October 5, 2004, which was effective as of April 1, 2004, and was to expire on March 18, 2006. The employment agreement required Mr. Mohabbat to devote substantially all of his working time as our Vice President of Operations and Chief Operating Officer, provided that he could be terminated for "cause" (as defined in the agreement) and prohibited him from competing with us for two years following the termination of the employment agreement. The employment agreement provided for the payment of an initial base salary of $144,500, effective as of April 1, 2004. The employment agreement also provided for salary increases and bonuses as shall be determined at the discretion of our Board of Directors. The employment agreement further provided for the issuance of stock options to purchase 200,000 shares of our common stock at $.12 per share. These options were to vest in 36 equal monthly installments of 5,556 shares, beginning on April 30, 2004, until such shares are vested. Mr. Mohabbat resigned as Vice President of Operations and Chief Operating Officer on November 15, 2005 to pursue other opportunities. At the time of his resignation, stock options to purchase 105,564 shares of our common stock were vested. Under the terms of the 1995 Stock Option Plan, the vested options terminated on February 13, 2006.

Consulting Agreement

         On April 3, 2003, we entered into a consultant agreement with Kinexsys Corporation. Under the terms of the agreement, Kinexsys through its Senior Partner, Timothy R. Forstrom, was to prepare a capital markets plan and a corporate positioning and communications plan for us, for which Kinexsys was to receive warrants to purchase up to 200,000 shares of our common stock at an exercise price of $.16 per share. The capital markets plan was to include a detailed analysis of our capital market structure in relation to current investors, market trends and projected equity movements, and recommendations on capital management strategies. The corporate positioning and communications plan was to include a corporate positioning matrix for markets, analysts, customers and partners, and a communications plan. The agreement was for a one-year term but could be renewed at the option of both parties. The agreement expired on April 3, 2004 as we elected not to exercise its renewal option.

Retirement Agreement

         On May 6, 1999, our Board of Directors approved resolutions relating to the retirement of John M. Hemmer, then our Vice President of Finance and Chief Financial Officer. The board resolutions provided that Mr. Hemmer's annual salary of $120,000 per annum was to continue until June 1, 1999, at which time his employment contract and change of control agreement with us would terminate and he would become an independent consultant to us. As a consultant, Mr. Hemmer was to receive an initial payment of $12,500 with annual payments thereafter of $25,000 payable on January 1, 2000, 2001 and 2002, and a final payment of $12,500 payable on January 1, 2003, for a total consulting contract of $100,000.

         In addition, the board resolutions provided that we were to issue to Mr. Hemmer warrants to purchase 125,000 shares of common stock at $2.63 per share, exerciseable for a period of five years, and warrants to purchase 75,000 shares of common stock at $7.50 per share, exerciseable for a period of five years, but such warrants were not to be issued until Mr. Hemmer exercises all of the warrants to purchase 125,000 common shares at $2.63 per share. We have paid a total of $87,500 to Mr. Hemmer under the consulting agreement.

         On May 30, 2006, we entered into an agreement with Mr. Hemmer in which he acknowledged that we owed him a total of $12,500 for past services he rendered to us, including as a consultant, and we agreed to pay him the sum of $12,500 in twelve monthly installments of $1,000 each and a final monthly payment of $500. We have paid $2,000 to Mr. Hemmer under this agreement.

Limitation of Liability and Indemnification

         We reincorporated in Delaware in February 1996, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. We believe that the reincorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow our directors the benefit of Delaware General Corporation Law that provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Our Bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by Delaware law. Our Bylaws authorize the use of indemnification agreements and we have entered into such agreements with each of our directors and executive officers.

         Except for these litigation matters, there is no pending litigation or proceedings involving a director, officer, employee or other agent of our company as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of any class of our common stock to file initial reports of ownership and reports of changes of ownership of common stock with the Securities and Exchange Commission. Such persons are also required to furnish us with all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us with respect to fiscal 2005, or written representations from certain reporting persons, we believe that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of August 31, 2006 for (i) each executive officer (ii) each director, (iii) each person known to us to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.


       Name and Address(1)             Number of Shares     Percent of Ownership
       -------------------             ----------------     --------------------
       Raymond P.L. Cannefax (2)            3,375,000           1.7%
       Dr. David M. Silver (2)                 761,166             *
       Randall A. Mackey (2)                   725,000             *
       Keith D. Ignotz (2)                     525,709             *
       John C. Pingree (2)                     431,500             *
       Executive officers and
       directors as a group
       (five persons)                        5,818,375           2.9%
         _________________
         *Less than 1%.

         (1) Unless otherwise indicated, the address of each listed stockholder is c/o Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah, 84119.
         (2) The amounts shown include shares that may be acquired currently, or within 60 days after August 31, 2006 through the exercise of stock options are follows: Mr. Cannefax, 2,625,000 shares; Dr. Silver, 725,000 shares; Mr. Mackey, 725,000 shares; Mr. Ignotz, 525,000 shares; and Mr. Pingree, 275,000 shares.

                              CERTAIN TRANSACTIONS

         The information set forth herein describes certain transactions between us and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

         Randall A. Mackey, a director since January 21, 2000, and from September 1995 to September 3, 1998 and Chairman of the Board since August 30, 2002, is President and a shareholder of the law firm of Mackey Price Thompson & Ostler, which rendered legal services in connection with various corporate matters. Legal fees and expenses paid to Mackey Price Thompson & Ostler for the fiscal years ended December 31, 2005 and 2004, totaled $220,000 and $100,000, respectively, and for the six months ended June 30, 2006 were $83,000. In addition, on April 7, 2005 we issued 250,000 shares of common stock to Mackey Price Thompson & Ostler in payment of $22,500 in legal services. As of December 31, 2005, we owed this firm $93,000, which is included in accounts payable.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all of the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering, and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                Shares Beneficially
                                                  Owned Prior to             Number of         Shares Beneficially
                                                      Offering             Shares Being      Owned After Offering(2)
              Shareholders                      Number     Percent(1)         Offered          Number     Percent
              ------------                      ------     ----------      ------------        ------     -------
AJW Offshore Ltd (3).                         2,994,000      4.99%          30,000,000            0          *
AJW Qualified Partners (3)                    2,994,000      4.99%          20,400,000            0          *
AJW Partners, LLC (3)                         2,994,000      4.99%           8,400,000            0          *
New Millennium Capital Partners, LLC (3)      2,994,000      4.99%           1,200,000            0          *


         (1) Applicable percentage ownership is based on 199,956,828 shares of common stock outstanding as of August 31, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of August 31, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally include voting or investment power with respect to securities. Shares of common stock that are currently exercisable within 60 days of August 31, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of such person, but are not for the purpose of computing the percentage ownership of any other person.
         (2) Assumes that all securities registered will be sold and that all securities of common stock underlying the callable secured convertible notes and warrants will be issued.
         (3) Represents shares underlying callable secured convertible notes and warrants, up to the maximum permitted ownership under the callable secured convertible notes and warrants of 4.99% of our outstanding common stock. The selling stockholders or affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the securities owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers.

Callable Secured Convertible Notes and Warrants

         April 27,  2005 Sale of  $2,500,000  in  Callable  Secured  Convertible
Notes: To obtain funding for our ongoing operations, we entered into a securities purchase agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 16,534,392 shares of our common stock. The sale of the callable secured convertible notes and warrants occurred in three traunches and the investors provided us with an aggregate of $2,500,000 as follows:

         o    $850,000 was disbursed on April 27, 2005;
         o $800,000 was disbursed on June 23, 2005 after we filed a registration statement on June 22, 2005 to register the shares of common stock underlying the callable secured convertible notes and the warrants; and
         o $850,000 was disbursed on June 30, 2005, the effective date of the registration statement.

         Under the terms of the securities purchase agreement, we agreed not, without the prior written consent of a majority-in- interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning April 27, 2005 and ending on the later of (A) 270 days from April 27, 2005, and (B) 180 days from the date the registration statement is declared effective.

         In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning April 27, 2005 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The $2,500,000 in callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         The $2,500,000 in callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by us and our stock is trading at or below $.09 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         The noteholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the noteholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes. As of August 31, 2006, a total of $842,830 in callable secured convertible notes have been converted into 166,666,667 shares of our common stock pursuant to conversion notices from The NIR Group.

         February 28, 2006 Sale of  $1,500,000 in Callable  Secured  Convertible
Notes: To obtain additional funding for our ongoing operations, we entered into a second securities purchase agreement on February 28, 2006 with the same four accredited investors for the sale of (i) $1,500,000 in callable secured convertible notes and (ii) warrants to purchase 12,000,000 shares of its common stock. The sale of the callable secured convertible notes and warrants is to occur in three traunches and the investors are obligated to provide us with an aggregate of $1,500,000 as follows:

         o    $500,000 was disbursed on February 28, 2006;
         o $500,000 was disbursed on June 28, 2006 after we filed a registration statement on June 15, 2006 to register the shares of common stock underlying the callable secured convertible notes. The registration statement was subsequently withdrawn on July 25, 2006; and
         o $500,000 will be disbursed upon the effectiveness of a registration statement to register 60,000,000 shares of common stock issuable upon conversion of the callable secured convertible notes.

         Each closing under the securities purchase agreement is subject to the following conditions:

         o We deliver to the investors duly executed callable secured convertible notes and warrants;
         o No litigation, statute, regulation or order had been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and
         o No event occurred that could reasonably be expected to have a material adverse effect on our business.

         We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning February 28, 2006 and ending on the later of (a) 270 days from February 28, 2006, or (b) 180 days from the date the registration statement is declared effective.

         In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning February 28, 2006 and ending two years after the end of the above lock-up period unless it first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0275, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by us and our stock is trading at or below $.02 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the U.S. Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (a) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (b) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; or (c) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         The noteholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the noteholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

         We are required to register 60,000,000 shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants that were issued to the noteholders pursuant to the securities purchase agreement we entered into on February 28, 2006. The registration statement must be filed with the Securities and Exchange Commission within 60 days of the February 28, 2006 closing date and the effectiveness of the registration is to be within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at our option.

Simple Conversion Calculation

         The number of shares of common stock issuable upon conversion of the callable secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,500,000 of notes outstanding on September 6, 2006 (representing the amount of the notes sold pursuant to the second securities purchase agreement on February 28, 2006) and a conversion price of $.006 per share, the number of shares issuable upon conversion would be:

                     $1,500,000/$.006 = 250,000,000 shares.

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of common stock that are issuable upon conversion of $1,500,000 principal amount of callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50%, and 75% below the market price, as of September 6, 2006 of $.006.


       % Below     Price Per      With 40%         Number of            % of
        Market       Share        Discount      Shares Issuable     Outstanding*
       --------    ---------      --------      ---------------     ------------
         25%        $.0045        $.0027         555,555,556          277.8%
         50%        $.003         $.0018         833,333,333          416.8%
         75%        $.0015        $.0009        1,666,666,667         833.5%

*Based on 199,956,828 shares outstanding.

         As illustrated, the number of shares of common stock issuable upon conversion of our callable secured convertible notes will increase if the market price of our stock declines, which will cause dissolution to our existing stockholders.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 800,000,000 shares of common stock, $.001 par value per share, of which 199,956,828 shares were issued and outstanding as of August 31, 2006, and 5,000,000 shares of undesignated preferred stock, $.001 par value per share. We have created seven classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C convertible preferred stock, Series D convertible preferred stock, Series E convertible preferred stock, Series F convertible preferred stock and Series G convertible preferred stock. The following is a summary of the material terms and provisions of our capital stock and related securities. Because it is a summary, it does not include all of the information that is included in our certificate of incorporation. The text of our certificate of incorporation, which is attached as an exhibit to this registration statement, is incorporated into this section by reference.

Common Stock

         Voting Rights. The holders of our common stock will have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

         Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

         Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

         Our certificate of incorporation provides that 5,000,000 shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control with respect to our company or the removal of existing management. As of August 31, 2005, we have created and issued shares of seven classes of preferred stock.

Series A, B, C, D, E, F and G Preferred Stock.

         The Board of Directors has authorized the issuance of 500,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 30,000 shares of Series C Preferred Stock, 1,140,000 shares of Series D Preferred Stock, 50,000 shares of Series E Preferred Stock, 50,000 shares of Series F Preferred Stock, and 2,000,000 shares of Series G Preferred Stock. Each of the shares of preferred stock are convertible into shares of common stock at a different conversion price. As of May 31, 2006, there were issued and outstanding 5,627 shares of Series A Preferred Stock convertible into 6,753 shares of our common stock; 8,986 shares of Series B Preferred Stock convertible into 10,783 shares of our common stock; no shares of Series C Preferred Stock; 5,000 shares of Series D Preferred Stock; 250 shares of Series E Preferred Stock convertible into 13,333 shares of common stock; 4,598.75 shares of Series F Preferred Stock convertible into 245,267 shares of our common stock; and 588,235 shares of Series G Preferred Stock convertible into 588,235 shares of our common stock The voting rights, dividends, conversion rights, redemption rights, and liquidation rights of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock are more fully described below.

Series A Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series A preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series A preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series A preferred stock is entitled to noncumulative preferred dividends at $.24 per share per annum payable, at our option, in cash from surplus earnings.

         Conversion. At any time the Series A preferred stockholder may convert each share of Series A preferred stock into 1.2 shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock.

         Other Rights. Upon our liquidation, dissolution, or sale of substantially all of our assets, the Series A preferred stockholders are entitled to distributions equal to $1.00 per share, plus accrued and unpaid dividends. The shares of Series A preferred stock are subject to redemption but have no preemptive rights to purchase additional shares of Series A preferred stock or our common stock.

Series B Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series B preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series B preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series B preferred stock is entitled to noncumulative preferred dividends at $.24 per share per annum payable, at our option, in cash from surplus earnings.

         Conversion. At any time the Series B preferred stockholder may convert each share of Series B preferred stock into 1.2 shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock.

         Other Rights. Upon our liquidation, dissolution, or sale of substantially all of our assets, the Series B preferred stockholders are entitled to distributions equal to $4.00 per share, plus accrued and unpaid dividends. The Series B preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A preferred stock. The shares of Series B preferred stock are subject to redemption but have no preemptive rights to purchase additional shares of Series B preferred stock or our common stock.

Series C Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series C preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series C preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  C   preferred   stock  is   entitled  to  12%
noncumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series C preferred stockholder may convert each share of Series C preferred stock into 57.14 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series C preferred stock outstanding after January 1, 2002, are automatically converted into our shares to common stock at the conversion price then in effect.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series C preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series C preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $100.00 per share, plus declared but unpaid dividends. The Series C preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A and Series B preferred stock. No shares of Series C preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series C preferred stock or our common stock.

Series D Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series D preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series D preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series D preferred stock is entitled to 8%noncumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series D preferred stockholder may convert each share of Series D preferred stock into one share of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series D preferred stock outstanding after January 1, 2002, are automatically converted into our shares of common stock at the conversion price then in effect.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series D preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series D preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $1.75 per share, plus declared but unpaid dividends. The Series D preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B and Series C preferred stock. No shares of Series D preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series D preferred stock or our common stock.

Series E Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series E preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series E preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series E preferred stock is entitled to 8% noncumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series E preferred stockholder may convert each share of Series E preferred stock into 53.33 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series E preferred stock outstanding are automatically converted into shares of our common stock (i) after January 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $3.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series E preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series E preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $100.00 per share, plus declared but unpaid dividends. The Series E preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C and Series D preferred stock. No shares of Series E preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series E preferred stock or our common stock.

Series F Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series F preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series F preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series F preferred stock is entitled to 8% noncumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series F preferred stockholder may convert each share of Series F preferred stock into 53.33 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series F preferred stock outstanding are automatically converted into shares of our common stock (i) after January 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $3.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series F preferred stockholders are entitled to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series F preferred stock into common stock immediately prior to liquidation, or (ii) the stated value of $1.00 per share, plus declared but unpaid dividends. The Series F preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C, Series D and Series E preferred stock. No shares of Series F preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series F preferred stock or our common stock.

Series G Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series G preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series G preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series G preferred stock is entitled to 8% noncumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series G preferred stockholder may convert each share of Series G preferred stock into one share of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series G preferred stock outstanding are automatically converted into shares of our common stock (i) after August 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series G preferred stockholders are entitled to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series G preferred stock into common stock immediately prior to liquidation, or (ii) the stated value of $.25 per share, plus declared but unpaid dividends. The Series G preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C, Series D, Series E and Series F preferred stock. No shares of Series G preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series G preferred stock or our common stock. Under the terms of the private offering of Series G preferred shares, we are required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. If the registration statement has not been declared effective within 120 days of the initial closing of such offering on August 29, 2003, there is a penalty of 2% per month payable to the Series G preferred stockholders in common shares (or 39,631 common shares per month) until the registration statement is declared effective. As of September 30, 2004, we had recorded a liability of $43,000 related to the 356,682 common shares to be issued to the Series G preferred stockholders because the registration statement had not been declared effective as of that date.

Warrants

         Between June 10, 1997 and August 31, 2006, we issued warrants to individuals and entities that are currently outstanding to purchase a total of 29,059,392 shares of our common stock at exercise prices ranging from $.10 per share to $6.75 per share. The warrants all contain provisions that protect the holders against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock splits, stock dividends, mergers, and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof we will make a cash payment based upon the current market value of such fractional shares. A holder of these warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants.

         The warrants that are currently issued and have not been exercised, and the exercise price and expiration date of such warrants are as follows:

         o Warrants issued to Dr. Michael B. Lindberg to purchase 300,000 shares of common stock at exercise prices ranging from $4.00 to $6.75 per share, exercisable during the period of from December 1, 2008 through June 1, 2011.
         o Warrants issued to Alpha Advisory Services, Inc. to purchase 25,000 shares of common stock at an exercise price of $.15 per share, exerciseable through September 28, 2007.
         o Warrants issued to Valvidia Trading, Inc. to purchase 200,000 shares of common stock at an exercise price of $.15 per share, exerciseable through January 14, 2008.
         o Warrants issued to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC to purchase 16,534,392 shares of common stock at an exercise price of $.20 per share, exercisable through the period from April 27, 2010 to June 30, 2010.
         o Warrants issued to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, and New Millennium Capital Partners II, LLC to purchase 8,000,000 shares of common stock at an exercise price of $.10 per share, exercisable through February 28, 2011.

         The Class A Warrants to purchase 1,000,000 shares of common stock at an exercise price of $7.50 per share expired on July 11, 2006.

Convertible Notes and Warrants

         April 27,  2005 Sale of  $2,500,000  in  Callable  Secured  Convertible
Notes: To obtain funding for our ongoing operations, we entered into a securities purchase agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 16,534,392 shares of our common stock. The sale of the callable secured convertible notes and warrants occurred in three traunches and the investors provided us with an aggregate of $2,500,000 as follows:

         o    $850,000 was disbursed on April 27, 2005;
         o $800,000 was disbursed on June 23, 2005 after we filed a registration statement on June 22, 2005 to register the shares of common stock underlying the callable secured convertible notes and the warrants; and
         o $850,000 was disbursed on June 30, 2005, the effective date of the registration statement.

         The $2,500,000 in callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the Over-the-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         As of June 22, 2005, the average of the three lowest intraday trading prices of our common stock during the preceding 20 trading days as reported on the Over-the-Counter Bulletin Board was $.05 and, therefore, the conversion price for the callable secured convertible notes was $.03. Based on this conversion price, the $2,500,000 in callable secured convertible notes, excluding interest, would be convertible into 83,333,333 shares of our common stock. As of June 26, 2006, a total of $842,830 in callable secured convertible notes have been converted into 166,666,667 shares of our common stock pursuant to conversion notices from The NIR Group.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

         February 28, 2006 Sale of  $1,500,000 in Callable  Secured  Convertible
Notes: To obtain additional funding for our ongoing operations, we entered into a second securities purchase agreement on February 28, 2006 with the same four accredited investors for the sale of (i) $1,500,000 in callable secured convertible notes and (ii) warrants to purchase 12,000,000 shares of its common stock. The sale of the callable secured convertible notes and warrants is to occur in three traunches and the investors are obligated to provide us with an aggregate of $1,500,000 as follows:

         o    $500,000 was disbursed on February 28, 2006;
         o $500,000 was disbursed on June 28, 2006 after we filed a registration statement on June 15, 2006 to register the shares of common stock underlying the callable secured convertible notes. The registration statement was subsequently withdrawn on July 25, 2006; and
         o $500,000 will be disbursed upon the effectiveness of a registration statement to register 60,000,000 shares of common stock issuable upon conversion of the callable secured convertible notes.

         The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0275, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         See the "Offering -- Callable Secured Convertible Notes and Warrants," "Risk Factors" and "Selling Stockholders" sections for a complete description of the callable secured convertible notes and warrants.

         Certain Provisions of Certificate of Incorporation. Our Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, our directors shall not be liable to us and our stockholders. The Certificate of Incorporation also contains provisions entitling the officers and directors to indemnification by us to the fullest extent permitted by the Delaware General Corporation Law.

         Indemnification Agreements. We have entered into indemnification agreements with our officers and directors. Such indemnification agreements provide that we will indemnify its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of threatened, pending or completed legal action against any officer or director to the fullest extent permitted by the Delaware General Corporate Law.

         Transfer and Warrant Agent. Our transfer agent and registrar for our common stock and the Warrant Agent for the Class A warrants is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transaction in which the broker-dealer solicits the purchaser;
         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o Purchases by a broker-dealer as principal and resale by a broker-dealer for its account;
         o An exchange distributions in accordance with the rules of the applicable exchange;
         o    Privately-negotiated transactions;
         o Short sales that are not violations of laws and regulations of any state or the United States;
         o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         o    Through the writing of options on the shares;
         o    A combination of any such method of sales; and
         o    Any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase order or make any sale of sales if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls, and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting a principals and/or broker-dealers acting as agents for themselves or the customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their risk. It is possible that a selling stockholder will attempt to sell shares of common stock at block transaction to market makers or other purchasers at a price per share which may be below the then market price.

         The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by any such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to the brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock.

         Furthermore, under Regulation M, the persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities it receives from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations will affect the marketability of the shares.

         We agreed to indemnity the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to selling stockholders or their respective pledgees, donees, transferees or other successors-in-interest, may be required to make in respect to such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we will be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

         From time to time this prospectus will be supplemented and amended as required by the Securities Act of 1933, as amended. During any time when a supplement or amendment is so required, the Selling Securityholders are to cease sales until the prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Securityholders, we have agreed to update and maintain the effectiveness of this prospectus. Certain of the Selling Securityholders also may be entitled to sell their shares without the use of this prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                                     EXPERTS

         Our consolidated financial statements for the years ended December 31, 2004 and 2005 included in this prospectus have been audited by Chisholm, Bierwolf & Nilson, independent auditors, as stated in their report appearing herein. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority s experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock in this offering will be passed upon for us by Mackey Price Thompson & Ostler, Salt Lake City, Utah. Randall A. Mackey, the President, a director and a shareholder of the law firm of Mackey Price Thompson & Ostler is our Chairman of the Board. Legal fees and expenses paid to Mackey Price Thompson & Ostler for legal services during the fiscal years ended December 31, 2005 and 2004 totaled $220,000 and $100,000, respectively. Legal fees and expenses paid to Mackey Price Thompson & Ostler for legal services during the six months ended June 30, 2006 totaled $83,000. As of December 31, 2005, we owed the firm $93,000, which is included in the accounts payable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933 and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

         You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-732-0330 for further information about the operation of the public reference rooms. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the registration statement is publicly available through the SEC's site on the Internet at www.sec.gov.

         We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing to the SEC. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. We furnish to our stockholders annual reports containing audited financial statements for each fiscal year.

                                      INDEX

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements................................................ 1

         Condensed Balance Sheet (unaudited) - June 30, 2006................. 1

         Condensed Statements of Operations (unaudited)
            for the six months ended June 30, 2006 and June 30,
            2005............................................................. 2

         Condensed Statements of Cash Flows (unaudited)
            for the six months ended June 30, 2006
            and June 30, 2005 ............................................... 3

         Notes to Condensed Financial Statements (unaudited)................. 4

                        PARADIGM MEDICAL INDUSTRIES, INC.
                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)


                                                                  June 30,  2006
                                                                  --------------
ASSETS
Current Assets
  Cash and Cash Equivalents                                       $     591,000
  Receivables, Net                                                      486,000
  Inventory                                                             786,000
  Prepaid Expenses                                                       49,000
                                                                  --------------
              Total Current Assets                                    1,912,000

Intangibles, Net                                                        339,000
Property and Equipment, Net                                              24,000
                                                                  --------------
              Total Assets                                        $   2,275,000
                                                                  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade Accounts Payable                                          $     390,000
  Accrued Expenses                                                      848,000
  Current Portion of Long-term Debt                                       1,000
                                                                  --------------
              Total Current Liabilities                               1,239,000
  Convertible Notes Payable                                           2,670,000
                                                                  --------------
  Total Long-term Liabilities                                         2,670,000
                                                                  --------------
              Total Liabilities                                       3,909,000
                                                                  --------------

Stockholders' Equity:
Preferred Stock, Authorized:
5,000,000 shares, $.001 par value
     Series A
        Authorized:  500,000 shares; issued and
        outstanding: 5,627 shares at June 30, 2006                            -
     Series B
        Authorized:  500,000 shares; issued and
        outstanding: 8,986 shares at June 30, 2006                            -
     Series C
        Authorized:  30,000 shares; issued and
        outstanding: zero shares at June 30, 2006                             -
     Series D
        Authorized:  1,140,000 shares; issued and
        outstanding: 5,000 shares at June 30, 2006                            -
     Series E
        Authorized:  50,000 shares; issued and
        outstanding: 250 shares at June 30, 2006                              -
     Series F
        Authorized:  50,000 shares; issued and
        outstanding: 4,598.75 shares at June 30, 2006                         -
     Series G
        Authorized:  2,000,000 shares; issued and
        outstanding: 588,235 shares at June 30, 2006                      1,000
Common Stock, Authorized:
250,000,000 shares, $.001 par value; issued and
    outstanding: 196,956,828 at June 30, 2006                           197,000
Additional Paid-in-capital                                           61,873,000
Accumulated Deficit                                                 (63,705,000)
                                                                  --------------
              Total Stockholders' Equity                             (1,634,000)
                                                                  --------------

              Total Liabilities and Stockholders' Equity          $   2,275,000
                                                                  ==============



                   The accompanying notes are an integral part
                    to these condensed financial statements


                                         PARADIGM MEDICAL INDUSTRIES, INC.
                                        CONDENSED STATEMENTS OF OPERATIONS
                                                    (UNAUDITED)



                                                            Three Months Ended               Six Months Ended
                                                                June 20,                        June 20,
                                                          2006            2005            2006              2005
                                                     --------------   -------------  --------------   --------------
Sales                                                $     718,000    $    885,000   $   1,182,000    $    1,413,000
Cost of Sales                                              416,000         478,000         638,000           692,000
                                                     --------------   -------------  --------------   --------------
           Gross Profit                                    302,000         407,000         544,000           721,000

Operating Expenses:
  Marketing and Selling                                    108,000         187,000         185,000           365,000
  General and Administrative                               263,000         390,000         514,000           652,000
  Research, development and service                        132,000         248,000         257,000           459,000
                                                     --------------   -------------  --------------   --------------
           Total Operating Expenses                        503,000         825,000         956,000         1,476,000
                                                     --------------   -------------  --------------   --------------

Operating Income (Loss)                                   (201,000)       (418,000)       (412,000)         (755,000)

Other Income and (Expenses):
  Interest Expense                                          (1,000)        (16,000)         (4,000)          (20,000)
  Financing Costs                                         (553,000)     (2,851,000)     (1,097,000)       (2,854,000)
  Other Income                                                  --          (9,000)          2,000            28,000
                                                     --------------   -------------  --------------   --------------
         Total Other Income and Expenses                  (554,000)     (2,858,000)     (1,099,000)       (2,846,000)
                                                     --------------   -------------  --------------   --------------

Net income (Loss) Before Provision
     for Income Taxes                                     (755,000)     (3,276,000)     (1,511,000)       (3,601,000)
Provision (Benefit for Income Taxes)                            --              --              --                --
                                                     --------------   -------------  --------------   --------------
         Net Loss                                    $    (755,000)   $ (3,276,000)  $  (1,511,000)   $    3,601,000
                                                     ==============   =============  ==============   ==============

Net Loss Per Common Share - Basic and Diluted        $       (0.00)   $      (0.12)  $       (0.01)   $        (0.13)
                                                     --------------   -------------  --------------   --------------
Weighted Average Outstanding Shares - Basic
     and Diluted                                       175,402,000      28,362,000     150,164,000        27,745,000
                                                     --------------   -------------  --------------   --------------



                The accompanying notes are an integral part to these condensed financial statements



                        PARADIGM MEDICAL INDUSTRIES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                      Six Months Ended June 30,
                                                        2006            2005
                                                    ------------   -------------

Cash Flows from Operating Activities
------------------------------------
Net Loss                                            $ (1,511,000)  $ (3,601,000)
Adjustment to Reconcile Net Loss to Net Cash
  Used in Operating Activities:
    Depreciation and Amortization                         24,000         43,000
    Issuance of Common Stock for Satisfaction
      of Penalty                                               -         52,000
    Issuance of Common Stock for Services                      -         22,000
    Stock option valuation                                23,000              -
    Beneficial Conversion Interest                       964,000      2,009,000
    Issuance of Stock Options and Warrants
      for Services                                        36,000        491,000
    Provision for Losses on Receivables                    1,000        (81,000)

(Increase) Decrease from Changes is:
    Accounts Receivable                                  (86,000)       (36,000)
    Inventories                                           67,000        (27,000)
    Prepaid and Other Expenses                           (38,000)       (35,000)
Increase (Decrease) from Changes in:
    Trade Accounts Payable                               (69,000)      (406,000)
    Accrued Liabilities                                  144,000        (96,000)
                                                    ------------   -------------

    Net Cash Provided By (Used in)
      Operating Activities                              (445,000)    (1,665,000)
                                                    ------------   -------------

Cash Flow from Investing Activities:
------------------------------------
    Cash proceeds from sales of investment               (16,000)            --
                                                    ------------   -------------
    Net Cash Provided by (Used in)
      Investing Activities                               (16,000)            --
                                                    ------------   -------------

Cash Flows from Financing Activities:
-------------------------------------
    Principal Payments on Notes Payable and
      Long-term Debt                                     (14,000)       (28,000)
    Proceeds from Issuance of Common Stock                     -        150,000
    Proceeds from Issuance of Convertible Notes        1,000,000      2,500,000
                                                    ------------   -------------

    Net Cash Provided by (Used in)Financing
      Activities                                         986,000      2,622,000
                                                    ------------   -------------

    Net Change in Cash                                   525,000        957,000

    Cash and Cash Equivalents,
        Beginning of Period                               66,000        131,000

    Cash and Cash Equivalents,
        End of Period                               $    591,000   $  1,088,000
                                                    ============   =============
Supplemental Disclosure of Cash
  Flow Information:
    Cash Paid for Interest                          $      2,000   $      7,000
                                                    ============   =============
    Cash Paid for Income Taxes                      $          -   $          -
                                                    ============   =============


                   The accompanying notes are an integral part
                     to these condensed financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)



Significant Accounting Policies
-------------------------------

         The accompanying condensed financial statements of the Company have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the periods presented. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Form 10-KSB for the year ended December 31, 2005. The results of operations for the six months ended June 30, 2006, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2006.

Going Concern
-------------

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Historically, the Company has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations, and the Company has incurred significant losses. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         The Company's continuation as a going concern is dependent on its ability to generate sufficient income and cash flow to meet its obligations on a timely basis and/or obtain additional financing as may be required. The Company is actively seeking options to obtain additional capital and financing.

         In addition, the Company has taken significant steps to reduce costs and increase operating efficiencies. Specifically, the Company has significantly reduced the use of consultants, which has resulted in a large decrease in expenses. In addition, the Company has reduced the number of its direct sales representatives, which has resulted in less payroll, travel and other expenses. Although these cost savings have significantly reduced the Company's losses and ongoing cash flow needs, if the Company is unable to obtain equity or debt financing, it may be unable to continue development of its products and may be required to substantially curtail or cease operations.

Net Loss Per Share
------------------

         Net loss per common share is computed on the weighted average number of common and common equivalent shares outstanding during each period. Common stock equivalents consist of convertible preferred stock, common stock options and warrants. Common equivalent shares are excluded from the computation when their effect is anti-dilutive. Other common stock equivalents consisting of options and warrants to purchase 32,878,595 and 25,295,000 shares of common stock and preferred stock convertible into 869,000 and 2,047,000 shares of common stock at June 30, 2006 and 2005, respectively, have not been included in loss periods because they are anti-dilutive.

         For the three months ended June 30, 2006, the options and warrants to purchase 32,878,595 shares of common stock were excluded because of the treasury stock method.

         The following table is a reconciliation of the net loss numerator of basic and diluted net loss per common share for the three and six month periods ended June 30, 2006 and June 30, 2005:

                                Three Months Ended        Six Months Ended
                                    June 30,                    June 30,
                                 2006         2005         2006         2005
                              -----------   ----------  -----------   ----------

Basic weighted average
  shares outstanding          175,402,000   28,362,000  150,164,000   27,745,000
Common stock equivalents -
  convertible preferred stock     869,000    2,047,000           --           --
                              -----------   ----------  -----------   ----------
Diluted weighted average
  shares outstanding          176,271,000   30,049,000  150,164,000   27,745,000
                              ===========   ==========  ===========   ==========

Convertible Notes
-----------------

         April 27, 2005 Sale of $2,500,000 in Callable Secured Convertible Notes. To obtain funding for the Company's ongoing operations, the Company entered into a securities purchase agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 16,534,392 shares of its common stock. The sale of the callable secured convertible notes and warrants occurred in three traunches and the investors provided the Company with an aggregate of $2,500,000 as follows:

         o    $850,000 was disbursed on April 27, 2005;
         o $800,000 was disbursed on June 23, 2005 after the Company filed a registration statement that registered the shares of common stock issuable upon conversion of the callable secured convertible notes and exercise of the warrants; an
         o $850,000 was disbursed on June 30, 2005, the effective date of the registration statement.

         Under the terms of the securities purchase agreement, the Company also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning April 27, 2005 and ending on the later of (a) 270 days from April 27, 2005, or (b) 180 days from the date the registration statement is declared effective.

         In addition, the Company agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning April 27, 2005 and ending two years after the end of the above lock-up period unless it first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The $2,500,000 in callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         The $2,500,000 in callable secured convertible notes are secured by the Company's assets, including the Company's inventory, accounts receivable and intellectual property. Moreover, the Company has a call option under the terms of the notes. The call option provides the Company with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by the Company and the Company's stock is trading at or below $.09 per share. An event of default includes the failure by the Company to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by the Company or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (a) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (b) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; or (c) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then the Company will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

         The noteholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the noteholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes. As of June 30, 2006, a total of $842,830 in callable secured convertible notes have been converted into 166,666,667 shares of the Company's common stock pursuant to conversion notices from the four accredited investors.

         February 28, 2006 Sale of $1,500,000 in Callable Secured Convertible Notes. To obtain additional funding for the Company's ongoing operations, the Company entered into a second securities purchase agreement on February 28, 2006 with the same four accredited investors for the sale of (i) $1,500,000 in callable secured convertible notes and (ii) warrants to purchase 12,000,000 shares of its common stock. The sale of the callable secured convertible notes and warrants is to occur in three traunches and the investors are obligated to provide the Company with an aggregate of $1,500,000 as follows:

         o    $500,000 was disbursed on February 28, 2006;
         o $500,000 was disbursed on June 28, 2006 after the Company filed a registration statement on June 15, 2006 to register the shares of common stock issuable upon conversion of the callable secured convertible notes and exercise of the warrants. The Company filed an application for withdrawal of the registration statement on July 26, 2006, with the intention of filing another registration to register shares issuable upon conversion of the notes and exercise of the warrants if the Company's shareholders approve at the Annual Shareholders Meeting the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 800,000,000 shares; and
         o $500,000 will be disbursed upon the effectiveness of the registration statement.

         Each closing under the securities purchase agreement is subject to the following conditions:

         o The Company delivers to the investors duly executed callable secured convertible notes and warrants;
         o No litigation, statute, regulation or order had been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and
         o No event occurred that could reasonably be expected to have a material adverse effect on the Company's business.

         Under the terms of the securities purchase agreement dated February 28, 2006, the Company also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning February 28, 2006 and ending on the later of (a) 270 days from February 28, 2006, or (b) 180 days from the date the registration statement is declared effective.

         In addition, the Company agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning February 28, 2006 and ending two years after the end of the above lock-up period unless it first provided each investor an option to purchase its pro-rata share

(based on the ratio of each investor's purchase under the securities purchase agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

         The $1,500,000 in callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0275, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

         The $1,500,000 in callable secured convertible notes are secured by the Company's assets, including the Company's inventory, accounts receivable and intellectual property. Moreover, the Company has a call option under the terms of the notes. The call option provides the Company with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by the Company and the Company's stock is trading at or below $.02 per share. An event of default includes the failure by the Company to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by the Company or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (a) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (b) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; or (c) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then the Company will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the securities purchase agreement.

         The noteholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the noteholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

         The Company is required to register the shares of its common stock issuable upon conversion of the callable secured convertible notes and exercise of the warrants that were issued to the noteholders pursuant to the securities purchase agreement the Company entered into on February 28, 2006. The registration statement must be filed with the Securities and Exchange Commission within 60 days of the February 28, 2006 closing date and the effectiveness of the registration is to be within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at our option.

         The Company's obligation to issue shares upon conversion of the callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of common stock that are issuable upon conversion of $3,175,170 principal amount of callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50%, and 75% below the market price, as of June 26, 2006 of $.007.

    % Below     Price Per      With 40%        Number of            % of
    Market        Share        Discount      Shares Issuable    Outstanding*
    -------     ---------      --------      ---------------    -------------

      25%        $.00525        $.00315       1,002,276,190        516.8%
      50%        $.0035         $.0021        1,503,414,286        775.1%
      75%        $.00175        $.00105       3,006,828,571       1,550.3%

*Based on 199,956,828 shares outstanding.

         As illustrated, the number of shares of common stock issuable upon conversion of the Company's callable secured convertible notes will increase if the market price of the Company's common stock declines, which will cause dilution to existing stockholders.

         The callable secured convertible notes are convertible into shares of the Company's common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the noteholders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The noteholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may have a depressive effect on the market price of the common stock.

         The issuance of shares upon conversion of callable secured convertible notes and exercise of warrants may result in substantial dissolution to the interests of other stockholders since the holders of the convertible notes may ultimately convert and sell the full amount issuable upon conversion. Although the noteholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise price would cause them to own more than 4.99% of the Company's outstanding common stock, this restriction does not prevent the noteholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the noteholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Company's common stock.

         The Company anticipates that the full amount of callable secured convertible notes will be converted into shares of its common stock, in accordance with the terms of the callable secured convertible notes. If the Company is required to repay the callable secured convertible notes, it would be required to use its limited working capital and raise additional funds. If the Company were unable to repay the notes when required, the noteholders could commence legal action against the Company and foreclose on all of its assets to recover the amounts due. Any such action would require the Company to curtail or cease operations.

Preferred Stock Conversions
---------------------------

         Under the Company's Certificate of Incorporation, holders of the Company's Class A and Class B preferred stock have the right to convert such stock into shares of the Company's common stock at the rate of 1.2 shares of common stock for each share of preferred stock. During the three months ended June 30, 2006, no shares of Series A preferred stock and no shares of Series B preferred stock were converted to the Company's common stock.

         Holders of Series D preferred have the right to convert such stock into shares of the Company's common stock at the rate of one share of common stock for each share of preferred stock. During the three months ended June 30, 2006, no shares of Series D preferred stock were converted to the Company's common stock.

         Holders of Series E preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the three months ended June 30, 2006, no shares of Series E preferred stock were converted to the Company's common stock.

         Holders of Series F preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the three months ended June 30, 2006, no shares of Series F preferred stock were converted to shares of the Company's common stock.

         Holders of Series G preferred have the right to convert such stock into shares of the Company's common stock at the rate of one share of common stock for each share of preferred stock. During the three months ended June 30, 2006, no shares of Series G preferred stock were converted to shares of the Company's common stock.

Warrants
--------

         The fair value of warrants granted as described herein is estimated at the date of grant using the Black-Scholes option pricing model. The exercise price per share is reflective of the then current market value of the stock. No grant exercise price was established at a discount to market. All warrants are fully vested, exercisable and nonforfeitable as of the grant date. As a result of the financing the Company completed on April 27, 2005 involving the sale of $2,500,000 in callable secured convertible notes, the Company granted warrants to the noteholders to purchase 16,534,392 shares of its common stock. The warrants have an exercise price of $.20 per share and expire on April 27, 2010. As a result of the financing the Company completed on February 28, 2006 involving the sale of $1,000,000 in callable secured convertible notes, the Company granted warrants to the noteholders to purchase 8,000,000 shares of its common stock. The warrants have an exercise price of $.10 per share and expire on February 27, 2011.

Stock - Based Compensation
--------------------------

         The Company has stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. Prior to January 1, 2006, the Company applied APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for awards made under the Company's stock-based compensation plans. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

         During the periods presented in the accompanying financial statements, the Company has granted options under its Stock Option Plan. The Company has adopted the provisions of SFAS No. 123(R) using the modified-prospective transition method and the disclosures that follow are based on applying SFAS No. 123(R). Under this transition method, compensation expense recognized during the three months ended June 30, 2005 included: (a) compensation expense for all share-based awards granted prior to, but not yet vested as of January 1, 2006, and (b) compensation expense for all share-based awards granted on or after January 1, 2006. Accordingly, compensation cost of $23,000 has been recognized for grants of options to employees and directors in the accompanying statements of operations with an associated recognized tax benefit of $0 of which $0 was capitalized as an asset for the period ended June 30, 2006. In accordance with the modified-prospective transition method, the Company's financial statements for the prior year have not been restated to reflect, and do not include, the impact of SFAS 123(R). Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in 2005 consistent with the provisions of SFAS No. 123(R), the Company's net loss and basic net loss per common share would have been increased to the pro forma amounts indicated below:

                                         Three Months Ended June 30  Six Months Ended June 30,
                                             2006         2005           2006          2005
                                         -----------  ------------  ------------  ------------
  Net income (loss) - as reported        $ (718,000)  $ (3,276,000) $ (1,182,000) $ (3,601,000)
  Plus stock-based employee
     compensation expense included
     in reported net loss, net related
     tax effects
  Less stock-based employee
     compensation expense determined
     under fair value based method
     for all awards, net of related
     tax effects                            (78,000)      (573,000)      (78,000)     (657,000)
                                         -----------  ------------  ------------  ------------
     Pro forma net loss                  $ (796,000)  $ (3,849,000) $ (1,260,000) $ (4,258,000)
                                         ===========  ============  ============  ============

  Basic and diluted net loss per common
  share, as reported                         $(0.00)  $      (0.12) $      (0.01) $      (0.13)
  Basic and diluted net loss per share,
    pro forma                                $(0.01)  $      (0.14) $      (0.01) $      (0.15)


Related Party Transactions
--------------------------

         Payments for legal services to the firm of which the Company's Chairman of the Board of Directors is President, a director and a shareholder were $83,000 and $180,000 for the three months ended June 30, 2006 and 2005, respectively.  In  addition,  on April  7,  2005,  the  Company  issued  250,000 registered shares of common stock to such law firm in payment for $22,500 in legal services

Accrued Expenses
----------------

         Accrued expenses consist of the following at June 30, 2006:

     Accrued consulting and litigation reserve                     $    624,000
     Accrued payroll and employee benefits                               50,000
     Sales taxes payable                                                 10,000
     Customer deposits                                                   22,000
     Warranty and return allowance                                      118,000
     Other accrued expenses                                              23,000
                                                                   ------------
     Total                                                         $    847,000
                                                                   ============
Stockholders' Equity
--------------------

         On January 14, 2005, the Company issued 2,000,000 shares of common stock to an accredited investor through a private placement at a price of $0.75 per share. The Company received a total of $150,000 in cash from the private placement transaction and issued as a commission warrants to purchase 200,000 shares of the Company's common stock at $.15 per share.

         On February 1, 2005, the Company issued a total of 515,206 shares of common stock to two accredited investors that had purchased shares of the Company's Series G convertible preferred stock in a private placement transaction. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. The 515,206 shares represented a penalty for the Company not having a registration statement declared effective within 120 days of the initial closing of the offering. The value of these shares was $52,000.

         On April 7, 2005, the Company issued 250,000 registered shares of common stock to the law firm of Mackey Price Thompson & Ostler in payment of legal services that the law firm provided to the Company in the amount of $22,500.

PARADIGM MEDICAL INDUSTRIES, INC.
Financial Statements
December 31, 2005 and 2004

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Index to Financial Statements

--------------------------------------------------------------------------------


                                                                          Page
                                                                          ----


Report of Independent Registered Public Accounting Firm                    F-2


Balance Sheet                                                              F-3


Statements of Operations                                                   F-4


Statements of Stockholders' Equity                                         F-5


Statements of Cash Flows                                                   F-6


Notes to Financial Statements                                              F-7

--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and shareholders
Paradigm Medical Industries, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Paradigm Medical Industries, Inc. (the Company) as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Medical Industries, Inc. as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and has suffered recurring operating losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Chisholm, Bierwolf & Nilson
Bountiful, Utah
April 20, 2006

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                                   Balance Sheet

                                                               December 31, 2005
--------------------------------------------------------------------------------

              Assets
              ------

Current assets:
     Cash                                                       $        66,000
     Receivables, net                                                   401,000
     Inventories, net                                                   853,000
     Prepaid and other assets                                            11,000
                                                                ----------------

                  Total current assets                                1,331,000

Property and equipment, net                                              32,000
Intangibles, net                                                        339,000
                                                                ----------------

                  Total assets                                  $     1,702,000
                                                                ----------------

--------------------------------------------------------------------------------

              Liabilities and Stockholders' Equity
              ------------------------------------

Current liabilities:
     Accounts payable                                           $       459,000
     Accrued liabilities                                                704,000
     Current portion of capital lease obligations                        14,000
                                                                ----------------

                  Total current liabilities                           1,177,000
                                                                ----------------

Convertible Notes Payable                                             2,038,000
                                                                ----------------
Total long-term liabilities                                           2,038,000
                                                                ----------------
Total liabilities                                                     3,215,000
Commitments and contingencies                                                 -

Stockholders' equity:
     Preferred stock, $.001 par value, 5,000,000
       shares authorized, 613,447 shares issued and
       outstanding (aggregate liquidation Preference
       of $496,000)                                                       1,000
     Common stock, $.001 par value, 250,000,000
       shares authorized, 96,389,295 shares issued
       and outstanding                                                   96,000
     Additional paid-in capital                                      60,586,000
     Accumulated deficit                                            (62,196,000)
                                                                ----------------

                  Total stockholders' equity                         (1,513,000)
                                                                ----------------

                  Total liabilities and stockholders' equity    $     1,702,000
                                                                ----------------


--------------------------------------------------------------------------------

 The accompanying notes are an integral part of these financial statements   F-3


                                                                         PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                  Statements of Operations

                                                                                  Years Ended December 31,
----------------------------------------------------------------------------------------------------------

                                                                                     2005       2004
                                                                        ----------------------------------

Sales                                                                   $       2,201,000   $    3,062,000
Cost of sales                                                                   1,599,000        1,217,000
                                                                        ----------------------------------

         Gross profit                                                             602,000        1,845,000
                                                                        ----------------------------------

Operating expenses:
     General and administrative                                                (1,298,000)        (874,000)
     Marketing and selling                                                       (641,000)        (801,000)
      Research and development                                                   (855,000)        (768,000)
      Gain on settlement of liabilities                                             12,000         206,000
                                                                        ----------------------------------

         Total operating expenses                                              (2,782,000)      (2,237,000)
                                                                        ----------------------------------

         Operating loss                                                        (2,180,000)        (392,000)
                                                                        ----------------------------------
Other income (expense):
     Other income                                                                  16,000                -
      Other expenses                                                           (2,870,000)         (27,000)
     Interest expense                                                             (15,000)         (22,000)
      Gain on sale of investment                                                        -          505,000
      Impairment of intangible assets                                            (340,000)               -
                                                                        ----------------------------------

         Total other income (expense)                                          (3,209,000)         456,000
                                                                        ----------------------------------

         Income (loss) before provision for income taxes                       (5,389,000)          64,000
Provision for income taxes                                                              -                -
                                                                        ----------------------------------

         Net income (loss)                                              $      (5,389,000)  $       64,000
                                                                        ----------------------------------

Beneficial conversion feature on Series G preferred stock                               -                -
Series G preferred stock dividend due to registration rights                            -          (54,000)
Deemed dividend from Series G preferred detachable
  warrants                                                                              -                -
                                                                        ----------------------------------

Net income (loss) applicable to common shareholders                     $      (5,389,000)  $       10,000
                                                                        ----------------------------------
Earnings (loss) per common share - basic                                $           (0.13)  $            -
                                                                        ----------------------------------
Earnings (loss) per common share - diluted                              $           (0.13)  $            -
                                                                        ----------------------------------
Weighted average common shares - basic                                         42,033,000       25,405,000
                                                                        ----------------------------------
Weighted average common shares - diluted                                       42,942,000       27,669,000
                                                                        ----------------------------------

----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements                              F-4

                                                                                        PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                       Statements of Stockholders' Equity

                                                                                   Years Ended December 31, 2005 and 2004
-------------------------------------------------------------------------------------------------------------------------
                                    Preferred                                  Additional         Stock
                                      Stock         Common        Amount        Paid-In        Subscription   Accumulated
                                  (See Note 8)      Shares                      Capital         Receivable      Deficit
                                 ----------------------------------------------------------------------------------------

Balance at January 1, 2004           $ 2,000     25,372,794      $ 25,000   $ 57,470,000            -       $ (56,817,000)

Conversion of preferred stock              -        255,000             -              -            -                   -

Series G preferred stock
dividend due to registration
rights                                     -              -             -              -            -             (54,000)

registration rights

Net income                                 -              -             -              -            -              64,000
                                 ----------------------------------------------------------------------------------------

Balance at December 31, 2004           2,000     25,627,764        25,000     57,470,000            -         (56,807,000)

Conversion of preferred stock          (1000)     1,138,325         1,000              -            -                   -

Issuance of common stock for:
-----------------------------
Cash                                       -      2,000,000         2,000        148,000            -                   -

Services                                   -        228,000             -         22,000            -                   -

Conversion of convertible
debentures                                 -     66,880,000        67,000        395,000            -                   -

Value attribute to discount                -              -             -      2,009,000            -                   -
on note payable

Value attribute to discount
on warrants                                -              -             -        491,000            -                   -

Penalty provisions of series
G preferred in 2004                        -        515,206         1,000         51,000            -                   -

Net loss                                   -              -             -              -            -          (5,389,000)
                                 ----------------------------------------------------------------------------------------

Balance at December 31, 2005         $ 1,000     96,389,295      $ 96,000   $ 60,586,000         $  -       $ (62,196,000)
                                 ----------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements                                             F-5


                                                                          PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                   Statements of Cash Flows

                                                                                   Years Ended December 31,
-----------------------------------------------------------------------------------------------------------

                                                                                    2005               2004
                                                                        -----------------------------------
Cash flows from operating activities:
     Net income (loss)                                                  $     (5,389,000)  $         64,000
     Adjustments to reconcile net income (loss) to net
     cash used in operating activities:
         Depreciation and amortization                                            77,000            137,000
               Issuance of common stock for satisfaction of penalty               53,000                  -
               Issuance of common stock for services                              23,000                  -
         Beneficial conversion interest                                        2,009,000                  -
         Issuance of stock    options and warrants for services                  491,000                  -
         Provision for losses on receivables                                      (1,000)          (369,000)
         Provision for losses on inventory                                       (61,000)          (224,000)
               Gain on sale of investment                                              -           (505,000)
Impairment of Intangibles and investments                                        340,000
(Gain) loss on settlement of liabilities                                         (12,000)          (206,000)
         (Gain) loss on disposal of assets                                             -             13,000
         (Increase) decrease in:
              Accounts Receivables                                               257,000            420,000
              Inventories                                                        (72,000)           507,000
              Prepaid and other assets                                            56,000             76,000
         Increase (decrease) in:
              Accounts payable                                                  (291,000)            42,000
              Accrued liabilities                                               (148,000)          (432,000
                                                                        ------------------------------------

                  Net cash used in
                  operating activities                                        (2,668,000)          (477,000)
                                                                        ------------------------------------

Cash flows from investing activities:
     Cash proceeds from sales of investment                                            -            532,000
                                                                        ------------------------------------

                  Net cash provided by (used in)
                  investing activities                                              0.00            532,000
                                                                        ------------------------------------

Cash flows from financing activities:
     Principal payments on notes payable and long-term debt                      (47,000)           (56,000)
     Proceeds from issuance of common stock                                      150,000                  -
     Proceeds from issuance of convertible notes                               2,500,000                  -
                                                                        ------------------------------------
                  Net cash (used in) provided by
                  financing activities                                         2,603,000            (56,000)
                                                                        ------------------------------------

Net change in cash                                                               (65,000)            (1,000)

Cash, beginning of year                                                          131,000            132,000
                                                                        ------------------------------------

Cash, end of year                                                       $         66,000   $        131,000
                                                                        ------------------------------------

-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements                               F-6

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements

                                                      December 31, 2005 and 2004
--------------------------------------------------------------------------------

1.   Organization       Organization
     and Significant    Paradigm  Medical  Industries,  Inc.  (the Company) is a
     Accounting         Delaware  Corporation  incorporated in October 1989. The
     Policies           Company   is  engaged   in  the   design,   development,
                        manufacture,  and sale of high  technology  surgical and
                        diagnostic eye care products.  Its surgical equipment is
                        designed to perform minimally  invasive cataract surgery
                        and  is  comprised  of  surgical   devices  and  related
                        instruments  and   accessories,   including   disposable
                        products.  Its diagnostic  products include a Blood Flow
                        Analyzer,   a  pachymeter,   an  A/B  Scan,   ultrasound
                        biomicroscopes, perimeters, and a corneal topographer.

                        Cash Equivalents
                        For  purposes  of the  statement  of  cash  flows,  cash
                        includes  all  cash  and   investments   with   original
                        maturities to the Company of three months or less.

                        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        The Company's financial instruments consist of cash, receivables, payables, and notes payable. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

                        Accounts Receivable
                        Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Specific reserves are estimated by management based on certain assumptions and variables, including the customer's financial condition, age of the customer's receivables, and changes in payment histories. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

                        A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the contractual pay date. Interest is not charge on trade receivables that are past due.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


1.   Organization       Inventories
     and Significant    Inventories  are  stated at the lower of cost or market,
     Accounting         cost is determined using the weighted average method.
     Policies
     Continued          Property and Equipment
                        Property  and  equipment  are  recorded  at  cost,  less
                        accumulated  depreciation.  Depreciation on property and
                        equipment is determined using the  straight-line  method
                        over the  estimated  useful lives of the assets or terms
                        of the lease.  Expenditures  for maintenance and repairs
                        are  expensed   when   incurred  and   betterments   are
                        capitalized. Gains and losses on sale of property and equipment are reflected in operations. During the years
                        2005 and 2004 depreciation expense was 77,000 and 132,000 respectively.

                        Intangible Assets
                        As of December 31, 2005, intangible assets consisted of goodwill related to the purchase of Ocular Blood Flow, Ltd., product rights, capitalized payments to manufacturers for engineering and design services and patent costs. In accordance with SFAS 142, "Goodwill and Other Intangible Assets," the Company performed an impairment test on all intangible assets at December 31, 2005. As a result an impairment change of $340,000 was recognized on the Company's statements of operations. The impairment was based on a significant decrease in sales of the Blood Flow Analyzer during 2005.

                        Intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually or more frequently if events or circumstances indicate that an asset might be impaired. Intangible assets determined to have definite lives are amortized on a straight-line basis over their useful lives. Product rights, capitalized engineering, and patents were fully amortized as of December 31, 2005. The Company reviews such intangible assets with definite lives for impairment to ensure they are appropriately valued if conditions exist that may indicate the carrying value may not be recoverable. Such conditions may include an economic downturn in a geographic market or a change in the assessment of future operations.

                        Goodwill is not amortized. The Company performs tests for impairment of goodwill annually or more frequently if events or circumstances indicate it might be impaired. Such tests include comparing the fair value of a reporting unit with its carrying value,


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.   Organization       Intangible Assets - Continue
     and                including goodwill.
     Significant
     Accounting         Impairment  assessments are performed using a variety of
     Policies           methodologies,   including   cash  flow   analysis   and
     Continued          estimates  of  sales  proceeds.  Where  applicable,   an
                        appropriate   discount  rate  is  used,   based  on  the
                        Company's cost of capital rate or location-specific economic factors.

                        Evaluation of Other Long-Lived Assets
                        The Company evaluates the carrying value of the unamortized balances of other long-lived assets to determine whether any impairment of these assets has occurred or whether any revision to the related amortization periods should be made. This evaluation is based on management's projections of the undiscounted future cash flows associated with each asset. If management's evaluation were to indicate that the carrying values of these assets were impaired, such impairment would be recognized by a write down of the applicable asset.

                        Income Taxes
                        Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards, depreciation, impairment of intangible assets, stock compensation expense, and accrued liabilities.

                        Stock - Based Compensation
                        For stock options and warrants granted to employees the Company employs the footnote disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board
                        (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.   Organization       Stock - Based Compensation - Continued
     and Significant    Stock options and warrants granted to non-employees  for
     Accounting         services are accounted  for in accordance  with SFAS No.
     Policies           123, which  requires  expense  recognition  based on the
     Continued          fair value of the options/warrants  granted. The Company
                        calculates the fair value of options and warrants granted by use of the Black-Scholes pricing model.

                        The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                    Years Ended December 31,
                                             --------------------------------
                                                   2005           2004
                                             --------------------------------

Net income (loss) applicable to common
shareholders-as reported                      $    (5,390,000)   $     10,000

Deduct:  total stock-based employee
compensation determined under fair value
based method for all awards, net of related
tax effects                                          (355,000)       (362,000)
                                             --------------------------------

Net loss applicable to common shareholders -
pro forma                                     $    (5,745,000)   $   (352,000)
                                             --------------------------------

Earnings per share:
     Basic and diluted - as reported          $          (.14)   $          -
                                             --------------------------------
     Basic and diluted - pro forma            $          (.13)   $       (.01)
                                             --------------------------------

                        The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                  December 31,
                                     ----------------------------------------
                                             2005                2004
                                     ----------------------------------------

    Expected dividend yield            $                 -   $             -
    Expected stock price
      Volatility                                 189%-215%         112%-173%
    Risk-free interest rate                             4%                4%
    Expected life of options                     2-7 years         2-7 years

                        The weighted average fair value of options granted during 2005 and 2004 are $0.07 and $0.09, respectively.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.   Organization       Earnings Per Share
     and Significant    The  computation  of basic  earnings per common share is
     Accounting         based  on  the   weighted   average   number  of  shares
     Policies           outstanding during each year.
     Continued
                        The computation of diluted  earnings per common share is
                        based  on  the   weighted   average   number  of  shares
                        outstanding  during  the  year  plus  the  common  stock
                        equivalents,  which would arise from the  conversion  of
                        preferred stock to common stock and from the exercise of
                        stock  options  and  warrants   outstanding   using  the
                        treasury stock method and the average market price per share during the year. Options and warrants to purchase
                        23,514,690 shares of common stock at prices ranging from $0.10 to $12.98 per share were outstanding at December
                        31, 2005.

                        The following table is a reconciliation of basic and diluted weighted average shares for the years ended December 31, 2005 and 2004.

                                                  Years Ended December 31,
                                             --------------------------------

                                                    2005             2004


Basic weighted average shares outstanding          42,033,000     25,405,000

Common stock equivalent-convertible
preferred stock                                       909,000      2,047,000


Diluted effect of stock options and warrants                -        217,000
                                             --------------------------------


Diluted weighted average shares outstanding        42,942,000     27,669,000
                                             --------------------------------

                        Revenue Recognition
                        Revenues for sales of products that require specific installation and acceptance by the customer are recognized upon such installation and acceptance by the customer. Revenues for sales of other surgical systems, ultrasound diagnostic devices, and disposable products are recognized when the product is shipped. A signed purchase agreement and a deposit or payment in full from customers is required before a product leaves the premises. Title passes at time of shipment (F.O.B. shipping point).

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


1.   Organization       Research and Development
     and Significant    Costs   incurred  in   connection   with   research  and
     Accounting         development  activities are expensed as incurred.  These
     Policies           costs  consist of direct and indirect  costs  associated
     Continued          with  specific  projects as well as fees paid to various
                        entities that perform certain research on behalf of the Company. The total research and development expenses for the years ended December 2005 and 2004 was $855,000 and 768,000, respectively.

                        Concentration of Risk
                        The market for ophthalmic lasers is subject to rapid technological change, including advances in laser and other technologies and the potential development of alternative surgical techniques or new pharmaceutical products. Development by others of new or improved products, processes or technologies may make products developed by the Company obsolete or less competitive.

                        The Company's high technology product line requires the Company to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations and tasks. Although there are a limited number of suppliers and manufacturers that meet the standards required of a regulated medical device, management believes that other suppliers and manufacturers could provide similar components and services.

                        The nature of the Company's business exposes it to risk from product liability claims. The Company maintains product liability insurance providing coverage up to $2 million per claim with an aggregate policy limit of $2 million. Any losses that the Company may suffer from any product liability litigation could have a material adverse effect on the Company. As of December 31, 2005, the company maintained the policy in placed.

                        A significant portion of the Company's product sales is in foreign countries. The economic and political instability of some foreign countries may affect the ability of medical personnel to purchase the Company's products and the ability of the customers to pay for the procedures for which the Company's products are used. Such circumstances could cause a possible loss of sales, which would affect operating results adversely.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.   Organization       Concentration of Risk - Continued
     and Significant    During the years ended  December  31, 2005 and 2004,  no
     Accounting         single  customer  represented  more than 10  percent  of
     Policies           total  net  sales.  Accounts  receivable  are  due  from
     Continued          medical   distributors,   surgery  centers,   hospitals,
                        optometrists and ophthalmologists located throughout the
                        U.S. and a number of foreign countries.  The receivables
                        are  generally  due  within  thirty  days  for  domestic
                        customers   with   extended   terms   offered  for  some
                        international   customers.   The  Company  maintains  an
                        allowance   for  estimated   potentially   uncollectible
                        amounts.

                        Warranty
                        The Company provides product warranties on the sale of certain products that generally extend for one year from the date of sale. The Company maintains a reserve for estimated warranty costs based on historical experience and management's best estimates.

                        Use of Estimates in the Preparation of Financial Statements
                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Reclassifications
                        No amounts in the 2005 financial statements have been reclassified to conform to the presentation of the current year financial statements.

                        Series G Preferred Stock Dividends
                        Under the terms of the private offering of Series G preferred shares, the Company is required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. If the registration statement has not been declared effective within 120 days of the initial closing of such offering on August 29, 2003, there is a penalty of 2% per month payable to the Series G preferred. Stockholders in common shares (or 39,631 common shares per month) until the registration statement is declared effective. As of December 31, 2004, the Company had recorded a liability of $54,000

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.   Organization       Series G Preferred Stock Dividends - Continued
     and Significant    related to the 356,682 common shares to be issued to the
     Accounting         Series G preferred  stockholders  because a registration
     Policies           statement  had not been  declared  effective  as of that
     Continued          date.

                        In addition, during the first quarter of 2005, the Company issued 515,206 shares of common stock to two shareholders that had purchased shares of the Company's Series G convertible preferred stock in a private offering. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission for the purpose of registering the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. The shares were issued as a penalty for the Company not having a registration statement declared effective within 120 days of the initial closing of the private offering. These shares were value at $0.10 per share.

2.   Going              The accompanying financial statements have been prepared
     Concern            on  a  going  concern  basis,   which  contemplates  the
                        realization   of   assets   and  the   satisfaction   of
                        liabilities   in  the   normal   course   of   business.
                        Historically,  the  Company  has  not  demonstrated  the
                        ability   to   generate   sufficient   cash  flows  from
                        operations  to  satisfy  its   liabilities  and  sustain
                        operations, and the Company has incurred significant losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

                        The Company's continuation as a going concern is dependent on its ability to generate sufficient income and cash flow to meet its obligations on a timely basis and/or obtain additional financing as may be required. The Company is actively seeking to obtain additional capital and financing.

                        In addition, the Company has taken significant steps to reduce costs and increase operating efficiencies, including the consolidation of several manufacturing, accounting and management responsibilities. Such consolidation resulted in significant headcount reductions as well as savings in other overhead costs. The Company has also significantly reduced the use of consultants, which has resulted in a large decrease in expenses, and reduced the direct sales force from five to three representatives, which has resulted in less payroll, travel and other selling expenses. Although these cost savings have significantly reduced the Company's losses and ongoing cash flow needs, if the

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2.   Going              Company is unable to obtain equity or debt financing, it
     Concern            may be unable to continue  development  of its  products
     Continued          and may be  required to  substantially  curtail or cease
                        operations.


3.   Detail of          Receivables
     Certain              Trade receivables                      $    501,000
     Balance              Allowance for doubtful accounts            (100,000)
     Sheet                                                       ------------
     Accounts
                                                                 $    401,000
                                                                 ------------
                        Inventories:
                          Raw Materials                          $  1,278,000
                          Finished goods                              932,000
                          Reserve for obsolescence                 (1,357,000)
                                                                 ------------

                                                                 $    853,000
                                                                 ------------
                        Accrued liabilities:
                          Consulting and litigation reserve      $    492,000
                          Payroll and employment benefits              46,000
                          Sales tax payable                             9,000
                          Customer deposits                            29,000
                          Accrued royalties                             1,000
                          Warranty and return allowance               119,000
                          Other accrued expenses                        8,000
                                                                 ------------

                                                                 $    704,000
                                                                 ------------

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


4.   Intangible        Intangible assets consist of the following at December
     Assets            31, 2005:

Goodwill, net of accumulated amortization of $120,000     $         339,000
                                                            ----------------
Other intangible assets:
     Product and technology rights                                  769,000
     Engineering and design costs                                   482,000
     Patents                                                         92,000
                                                          ------------------

                                                                  1,343,000
Accumulated amortization                                         (1,343,000)
                                                          ------------------
Total other intangible asstes                                             -
                                                          ------------------
Net intangible assets                                     $         339,000
                                                          ------------------

                        Amortization expense for the years ended December 31, 2005 and 2004 was $0.00 and $3,000, respectively.

                        During the year ended December 31, 2005, the Company has no carrying value of its unissued patent costs and product and technology rights for recoverability. This analysis, based on the estimated future cash flows associated with such assets, resulted in an impairment expense of zero value related to patents and product and technology rights.

                        The Company performed an impairment test on all intangible assets at December 31, 2005. As a result an impairment change of $340,000 was recognize in the Company's statements of operations. The impairment was based on a significant decrease in sales of the Blood Flow Analyzer during 2005.

5.   Property and       Property and equipment consists of the following:
     Equipment

Machinery and equipment                                    $        750,000
Computer equipment and software                                     658,000
Furniture and fixtures                                              252,000
Leasehold improvements                                              166,000
                                                           -----------------

                                                                  1,826,000
Accumulated depreciation and amortization                        (1,794,000)
                                                           -----------------

                                                           $         32,000
                                                           -----------------


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

6.   Lease              During the years ended  December 31, 2005 and 2004,  the
     Obligations        Company leased certain  equipment  under  noncancellable
                        capital leases. These leases provide the Company the option to purchase the leased assets at the end of the initial lease term. Assets under capital leases included in fixed assets and are as follows:

                        Computer and other equipment         $        291,000

                        Less accumulated amortization                (259,000)
                                                             ----------------

                                                             $         32,000
                                                             ----------------


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

6.   Lease              Amortization  expense  on assets  under  capital  leases
     Obligations        during the years  ended  December  31, 2005 and 2004 was
     Continued          $32,000 and $39,000, respectively.

                        Capital lease obligations have imputed interest rates of approximately 7% to 22%. The leases are secured by equipment. Future minimum payments on the capital lease obligations are as follows:


         2006                                               $        14,000

                                                            ----------------

                                                                     14,000

Less amount representing interest                                   (1,000)
                                                            ----------------

Present value of future minimum lease payments                       13,000

Less current portion                                               (13,000)
                                                            ----------------

Long-term portion                                           $             -
                                                            ----------------

                        The Company leases office and warehouse space under an operating lease agreement. Future minimum rental payments under the noncancellable operating lease as of December 31, 2005 are approximately as follows:

                          Year Ending December 31,                 Amount
                          ------------------------          ------------------

                                  2006                           $    105,000
                                  2007                                108,000
                                  2008                                110,000
                                                            ----- ------------

                      Total future minimum rental payments       $    323,000
                                                            ------------------

                        Rent expense related to noncancelable operating leases was approximately $140,000 and $137,000 for the years ended December 31, 2005 and 2004, respectively.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


7.   Income             The provision for income taxes is different than amounts
     Taxes              which  would  be  provided  by  applying  the  statutory
                        federal income tax rate to loss before provision for income taxes for the following reasons:

                                                      Years Ended
                                                     December 31,
                                          ------------------------------------
                                                 2005              2004
                                          ------------------------------------

Income tax (provision) benefit at
  statutory rate                          $       2,101,000  $       (24,000)
NOL adjustment                                      893,000                -
Taxable temporary differences                        57,000
Deductible temporary differences                   (156,000)
Meals and entertainment                                   -           (3,000)
Non-deductible expenses                          (1,064,000)               -
Change in valuation allowance                    (1,831,000)          27,000
                                          -----------------------------------

                                          $               -  $             -
                                          -----------------------------------

Net operating loss carryforward                            $     15,127,000
Depreciation, amortization, and impairment                        1,009,000
Allowance and reserves                                              771,000
Research and development tax credit
  carryforwards                                                      56,000
                                                           -----------------

                                                                 16,963,000

Valuation allowance                                             (16,963,000)
                                                           -----------------

                                                           $              -
                                                           -----------------

                        A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.



--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


7.   Income             At December 31, 2005, the Company had net operating loss
     Taxes              carryforwards   of   approximately   $38.6  million  and
     Continued          research and  development  tax credit  carryforwards  of
                        approximately $56,000. These carryforwards are available to offset future taxable income and expire in 2006 through 2021. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the change in ownership.

8.   Capital            The Company has  established a series of preferred stock
     Stock              with a total of  5,000,000  authorized  shares and a par
                        value of $.001, and one series of common stock with a par value of $.001 and a total of 250,000,000 authorized shares.

                        On April 7, 2005 the Company issued 228,000 shares of common stock to Mackey Price Thompson & Ostler in payment of $22,500 in legal services.

                        Series A Preferred Stock
                        On September 1, 1993, the Company established a series of non-voting preferred shares designated as the 6% Series A Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series A Preferred Stock has the following rights and privileges:

                          1. The holders of the shares are entitled to dividends at the rate of twenty-four cents ($.24) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series A Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                          2. Upon the liquidation of the Company, the holders of the Series A Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $1.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Total liquidation preference at December 31, 2005 was $6,000.

                          3. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series A Preferred Stock for 1.2 common shares.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8.   Capital            Series A Preferred Stock - Continued
     Stock
     Continued            4.  The holders of the shares have no voting rights.

                          5. The Company may, at its option, redeem all of the then outstanding shares of the Series A Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in
                              which  such   redemption   occurs.

                        Series B Preferred Stock
                        On May 9, 1994, the Company established a series of non-voting preferred shares designated as 12% Series B Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series B Preferred Stock has the following rights and privileges:

                          1. The holders of the shares are entitled to dividends at the rate of forty-eight cents ($.48) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series B Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                        Upon the liquidation of the Company, the holders of the Series B Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $4.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Such right, however, is subordinate to the rights of the holders of Series A Preferred Stock to receive a distribution of $1.00 per share plus accrued and unpaid dividends. Total liquidation preference at December 31, 2005 was $36,000.

                          2. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series B Preferred Stock for 1.2 common shares.

                          3.  The holders of the shares have no voting rights.

                          4. The Company may, at its option, redeem all of the then outstanding share of the Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


8.   Capital  Stock     Series C Preferred Stock
     Continued          In January 1998, the Company  authorized the issuance of
                        a total of 30,000 shares of Series C Preferred Stock, $.001 par value, $100 stated value. As of December 31, 2005 there were no Series C Preferred Stock issued and outstanding. The Series C Preferred Stock have the following rights and privileges:

                          1. The holders of the shares are entitled to dividends at the rate of 12% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                          2. Upon the liquidation of the Company, the holders of the Series C Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received if they had converted the shares into shares of Common Stock immediately prior to such liquidation plus declared but unpaid dividends; or (b) the stated value, subject to adjustment.

                          3. Each share was convertible, at the option of the holder at any time until January 1, 2002, into approximately 57.14 shares of common stock at an initial conversion price, subject to adjustments for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.75 per share of common stock.

                          4.  The holders of the shares have no voting rights.

                        Series D Preferred Stock
                        In January 1999, the Company's Board of Directors authorized the issuance of a total of 1,140,000 shares of Series D Preferred Stock $.001 par value, $1.75 stated value. The Series D Preferred Stock has the following rights and privileges:

                          1. The holders of the shares are entitled to dividends at the rate of 10% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.


                          2. Upon the liquidation of the Company, the holders of the Series D Preferred Stock are entitled to receive an amount per share equal to the greater

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


8.   Capital  Stock           of (a) the amount  they would  have  received  had
     Continued                they   converted  the  shares  into  Common  Stock
                              immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2005 was $9,000.

                          3. Each share was convertible, at the option of the holder at any time until January 1, 2002, into one share of Common Stock at an initial conversion price, subject to adjustment. The Series D Preferred Stock shall be converted into one share of the Common Stock subject to adjustment (a) on January 1, 2002 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series D Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series D Preferred Stock is at least $3.50 per share. The Company in 1999 recorded $872,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.

                          4.  The holders of the shares have no voting rights.

                        Series E Preferred Stock
                        In May 2001, the Company authorized the issuance of a total of 50,000 shares of Series E Preferred Stock $.001 par value, $100 stated value. The Series E Preferred Stock has the following rights and privileges:

                          1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                          2. Upon the liquidation of the Company, the holders of the Series E Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2005 was $53,000.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8.   Capital              3.  Each  share is  convertible,  at the option of the
      Stock                   holder at any time until  January  1,  2005,  into
     Continued                approximately  53.33  shares of Common Stock at an
                              initial  conversion  price,  subject to adjustment
                              for stock  splits,  stock  dividends  and  certain
                              combination  or  recapitalization  of  the  common
                              stock,  equal to $1.875 per share of common stock.
                              The Series E Preferred  Stock  shall be  converted
                              into Common  Stock  subject to  adjustment  (a) on
                              January 1, 2005 or (b) upon 30 days written notice
                              by the Company to the  holders of the  Shares,  at
                              any time after (i) the 30-day  anniversary  of the
                              registration  statement  on which  the  shares  of
                              Common  Stock  issuable  upon  conversion  of  the
                              Series E Preferred  Stock were registered and (ii)
                              the average  closing price of the Common Stock for
                              the 20-day period immediately prior to the date on
                              which notice of redemption is given by the Company
                              to the holders of the Series E Preferred  Stock is
                              at least  $3.50 per  share.  The  Company  in 2001
                              recorded  $1,482,000  as a  beneficial  conversion
                              feature   related  to  the   differences   in  the
                              conversion price of the preferred stock to common stock.

                          4.  The holders of the shares have no voting rights.

                          5. The holders of the shares also were issued warrants to purchase shares of common stock equal to 1,000 warrants for every 200 shares purchased at an exercise price of $4.00 per share. Each warrant is exercisable until May 23, 2006.

                        Series F Preferred Stock
                        In August 2001, the Company authorized the issuance of a total of 50,000 shares of Series F Preferred Stock $.001 par value, $100 stated value. The Series F Preferred Stock has the following rights and privileges:

                          1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8.   Capital  Stock       2.  Upon the  liquidation of the Company,  the holders
     Continued                of the Series F  Preferred  Stock are  entitled to
                              receive an amount per share  equal to the  greater
                              of (a) the amount  they would  have  received  had
                              they   converted  the  shares  into  Common  Stock
                              immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2005 was $245,000.

                          3. Each share is convertible, at the option of the holder at any time until January 1, 2005, into approximately 53.33 shares of Common Stock at an initial conversion price, subject to adjustment for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.875 per share of common stock. The Series F Preferred Stock shall be converted into Common Stock subject to adjustment (a) on January 1, 2005 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series F Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series F Preferred Stock is at least $3.50 per share. The Company in 2001 recorded $1,105,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.

                          4.  The holders of the shares have no voting rights.

                        Series G Preferred Stock
                        In August 2003, the Company authorized the issuance of a total of 2,000,000 shares of Series G Preferred Stock $.001 par value, $1.00 stated value. The Series G Preferred Stock has the following rights and privileges:

                          1. The holders of the shares are entitled to dividends at the rate of 7% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


8.   Capital  Stock       2.  Upon the  liquidation of the Company,  the holders
     Continued                of the Series G  Preferred  Stock are  entitled to
                              receive an amount per share  equal to the  greater
                              of (a) the amount  they would  have  received  had
                              they   converted  the  shares  into  Common  Stock
                              immediately  prior  to such  liquidation  plus all
                              declared but unpaid  dividends;  or (b) the stated
                              value of $.25 per share plus  declared  but unpaid
                              dividends.   Total   liquidation   preference   at
                              December 31, 2005 was $147,000.

                          3. Each share is convertible, at the option of the holder at any time until August 1, 2005, into 1 share of common stock at an initial conversion price, subject to adjustment for dividends, equal to one share of common stock for each share of Series G Preferred Stock. The Series G Preferred Stock shall be converted into common stock subject to adjustment (a) on August 1, 2005 or (b) upon 30 days written notice by the Company to the holders of the shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of common stock issuable upon conversion of the Series G Preferred Stock were registered and (ii) the average closing price of the common stock for the 15-day period immediately prior to the date in which notice of redemption is given by the Company to the holders of the Series G Preferred Stock is at least $.50 per share. In 2003, the Company recorded a beneficial conversion feature of $217,000 related to the differences in the conversion price of the preferred stock to common stock.

                          4.  The holders of the shares have no voting rights.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


8.   Capital  Stock     The following table summarizes  preferred stock activity
     Continued          during the years ended December 31, 2005 and 2004:


                       Series A      Series B      Series C          Series D          Series E       Series F         Series G
                  Shares Amount  Shares Amount   Shares  Amount    Shares   Amount  Shares  Amount  Shares  Amount   Shares  Amount
Balance at
January 1,
2004              5,627   $ -    8,986 $    -       -      $ -      5,000    $ -     1,000   $  -    4,597    $ -  1,981,560   $ -

Issuance of
Series G
preferred stock
for cash              -     -        -      -       -        -         -       -         -      -        -      -          -  2,000

Conversion of
preferred stock       -     -        -      -       -        -         -       -         -      -        -      -   (255,000)     -
                -------------------------------------------------------------------------------------------------------------------
Balance at
December 31,
2004              5,627     -    8,986      -       -        -      5,000      -     1,000      -    4,597      -  1,726,560  2,000

Issuance of
Series G
preferred stock
for cash              -     -        -      -       -        -         -       -         -      -        2      -          -      -

Conversion of
preferred stock       -     -        -      -       -        -         -       -         -      -        -      - (1,138,325)(1,000)
                -------------------------------------------------------------------------------------------------------------------

Balance at
December 31,
2005              5,627   $ -    8,986 $    -       -      $ -      5,000    $ -     1,000   $  -    4,599    $ -    588,235  1,000
                -------------------------------------------------------------------------------------------------------------------

Authorized      500,000        500,000         30,000           1,140,000           50,000          50,000         2,000,000
                -------------------------------------------------------------------------------------------------------------------

Liquidation
preference            $ 6,000        $ 36,000              $ -           $ 9,000          $ 53,000         $245,000       $ 147,000
                -------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                F-27

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9.   Convertible        Convertible Notes
     Notes              To obtain funding for the Company's ongoing  operations,
                        the Company entered into a securities purchase agreement with four accredited investors on April 27, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to purchase 16,534,392 shares of its common stock. The sale of the callable secured convertible notes and warrants is to occur in three traunches and the investors are obligated to provide the Company with an aggregate of $2,500,000 as follows:

                        o $850,000 was disbursed on April 27, 2005;

                        o $800,000 was disbursed on June 23, 2005 after filing a registration statement on June 22, 2005, which registered the shares of common stock underlying the callable secured convertible notes and the warrants; and

                        o $850,000 was disbursed on June 30, 2005, upon the effectiveness of the registration statement on June 29, 2005, which registered the shares of common stock underlying the callable secured convertible notes and the warrants.

                        Each closing under the securities purchase agreement was subject to the following conditions:

                        o The Company delivered to the investors duly executed callable secured convertible notes and warrants;

                        o No litigation, statute, regulation or order had been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

                        o No event occurred that could reasonably be expected to
                        have  a  material   adverse   effect  on  the  Company's
                        business.

                        The Company also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning April 27, 2005 and ending on the later of (a)

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9.   Convertible        270 days from April 27,  2005,  or (b) 180 days from the
     Notes              date the registration statement is declared effective.
     Continued
                        In addition, the Company agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning April 27, 2005 and ending two years after the end of the above lock-up period unless it first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities
                        Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

                        The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading day during that month. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

                        The callable secured convertible notes are secured by the Company's assets, including the Company's inventory, accounts receivable and intellectual property. Moreover, the Company has a call option under the terms of the notes. The call option provides the Company with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by the Company and the Company's stock is trading at or below $.09 per share. An event of default includes the failure by the Company to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by the Company or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (a) 125% of the outstanding principal and accrued interest for prepayments occurring

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9.   Convertible        within 30 days  following  the issue  date of the notes;
     Notes              (b)  130%  of  the  outstanding  principal  and  accrued
     Continued          interest  for  prepayments  occurring  between 31 and 60
                        days following the issue date of the notes; or (c) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60 day of the following the issue date of the notes.

                        The warrants are exercisable until five years from the date of issuance at a purchase price of $.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis,
                        then  the  Company   will  not   receive  any   proceeds
                        therefrom. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

                        The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

                        The Company is  required  to register  the shares of its
                        common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement must be filed with the Securities and Exchange Commission within 60 days of the April 27, 2005 closing date and the effectiveness of the registration is to be within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at our option. The Company filed a registration statement with the Securities and Exchange Commission on June 22, 2005 to register the shares of common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement was declared effective on June 29, 2005.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9.   Convertible        As of June 30,  2005,  the  average of the three  lowest
     Notes              intraday  trading  prices of the Company's  common stock
     Continued          during the  preceding 20 trading days as reported on the
                        OTC  Bulletin  Board  was  $.05  and,   therefore,   the
                        conversion price for the callable secured convertible notes was $.03. Based on this conversion price, the $2,500,000 callable secured convertible notes, excluding interest, were convertible into 83,333,333 shares of the Company's common stock. As of June 30, 2005, none of the callable secured convertible notes had been converted.

                        As of December 31, 2005, a total of $461,558 in callable secured convertible notes have been converted into 66,880,000 shares of the Company's common stock pursuant to notices of conversion from The NIR Group. The dates of these notices of conversion, the amount of the notes converted, the conversion price of the notes converted, and the shares issued to the noteholders upon conversion were as follows: (See 10-K page 27).

10.  Stock Option       The  Option  Plan  provides  for the grant of  incentive
     Plan and           stock  options  and   non-qualified   stock  options  to
     Warrants           employees and directors of the Company.  Incentive stock
                        options  may be granted  only to  employees.  The Option
                        Plan is administered by the Board of Directors or a Compensation Committee, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

                        The Company granted the following options and warrants during the year ended December 31, 2004:

                          o Options to officers and the board of directors to purchase 1,775,000 shares of common stock at an exercise price ranging from $0.10 to $0.14.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


10.  Stock Option       The Company  granted the following  options and warrants
     Plan and           to  non-employees  during  the year ended  December  31,
     Warrants           2005:
     Continued
                          o Options to employees, officers and the board of directors to purchase 1,250,000 shares of common stock at an exercise price ranging from $0.09 to $0.10.

                          o Warrants to purchase 16,534,392 shares of common stock at an exercise price of $0.20 per share in return for the sale of callable secure convertible notes.

                          o Warrants to investors to purchase 200,000 shares of common stock at an exercise price of $0.15.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

10.  Stock Option       A schedule of the options and warrants is as follows:
     Plan and
     Warrants
     Continued                                                   Exercise
                                         Number of               Price Per
                              --------------------------------
                                 Options        Warrants           Share
                              ------------------------------------------------

Outstanding at
   January 1, 2004                3,628,456         2,807,983 $    2.00 - 12.98
     Granted                      1,775,000                 -       0.10 - 0.14
     Exercised                            -                 -                 -

     Expired                       (187,500)         (161,019)      2.38 - 4.00
     Forfeited                   (1,369,750)         (200,000)      0.16 - 5.00
                              --------------------------------------------------
Outstanding at
  December 31, 2004               3,846,206         2,446,964      0.10 - 12.98
     Granted                      1,250,000        16,734,392       0.09 - 0.20

     Exercised                            -                 -                -

     Expired                       (274,603)          (10,048)      0.50 - 7.50
     Forfeited                     (889,103)          410,882      0.22 - 12.98
                              --------------------------------------------------
Outstanding at
  December 31, 2005               3,932,500        19,582,190 $    0.10 - 12.98
                              --------------------------------------------------

                        The following table summarizes information about stock options and warrants outstanding at December 31, 2005:

                             Outstanding                     Exercisable
                 ------------------------------------   -----------------------
                               Weighted
                                Average
                               Remaining   Weighted                  Weighted
    Range of                  Contractual  Average                   Average
    Exercise        Number       Life      Exercise       Number     Exercise
     Prices      Outstanding    (Years)     Price       Exercisable   Price
-----------------------------------------------------   -----------------------

  $  0.16 - 0.75   20,209,981        0.64 $     0.03      2,668,922  $    0.20
     2.00 - 5.00    2,254,709        1.84       3.56      2,253,459       3.67
     6.00 - 8.13    1,050,000        0.21       7.46      1,050,000       7.46
           12.98            -         N/A      12.98              -      12.98
-----------------------------------------------------   -----------------------

  $ 0.16 - 12.98   23,514,690        0.74 $     0.71      5,972,381  $    2.84
-----------------------------------------------------   -----------------------


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

11.  Sale of            In  July  2004,  the  Company  sold  its  investment  in
     Investment         International Bioimmune Systems, Inc. (IBS) for $532,000
                        cash.   Because,   for  book  purposes,   the  Company's
                        investment in IBS had previously been reduced to $0, the net sales price was recorded as a gain as follows.

                                              Sale of IBS stock     $   532,000
                                              Less commissions           27,000
                                                                    -----------
                                              Net gain              $   505,000

12.  Gain on            Due to the  Company's  ongoing  cash flow  difficulties,
     Settlement of      during  2005 and 2004 most  vendors and  suppliers  were
     Liabilities        contacted  with attempts to negotiate  reduced  payments
                        and  settlements  of  outstanding  accounts  payable and
                        accrued   expenses.   While  some  vendors   refused  to
                        negotiate and demanded payment in full, some vendors were willing to settle for a reduced amount. The accounts payable forgiven by vendors and suppliers and accrued expenses settled resulted in a gain of $12,000 and $206,000 in 2005 and 2004, respectively.

13. Related Party       A law  firm,  of  which  the  chairman  of the  board of
     Transactions       directors of the Company is a shareholder,  has rendered
                        legal services to the Company. The Company paid this firm $220,000 and $100,000, for the years ended December
                        31,  2005 and 2004,  respectively.  As of  December  31,
                        2005, the Company owed this firm $93,000, which is included in accounts payable.

                        During the year ended December 31, 2004, the Company increased accrued liabilities and increased accumulated deficit for $54,000 for accrued preferred stock dividends related to registration rights on the Series G preferred stock.

14.  Supplemental       During the year ended December 31, 2005, the Company:
     Cash Flow
     Information          o   Incurred paid obligation of approximately  $13,000
                              for the settlement of accrued liabilities of approximately $25,000 and recorded a corresponding gain of $12,000.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

14.  Supplemental       Actual amounts paid for interest and income taxes are as
     Cash Flow          follows:
     Information
     Continued                                               Years Ended
                                                             December 31,
                                                     -------------------------
                                                        2005         2004

                        Interest                     $ 15,000    $    22,000
                                                     -------------------------

                        Income taxes                 $      -    $          -
                                                     -------------------------

15.  Export Sales       Total sales  include  export sales  by  major geographic
                        area as follows:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                        Geographic Area        2005              2004
                                         -----------------------------------

                        Far East         $         500,000 $        529,000
                        South America               27,000           50,000
                        Middle East                162,000          233,000
                        Europe                     817,000          684,000
                        Canada                      62,000           68,000
                        Mexico                       1,000                -
                        Africa                       1,000            9,000
                                         -----------------------------------

                                         $       1,570,000 $      1,573,000
                                         -----------------------------------


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

16.  Savings Plan       In  November  1996,  the  Company  established  a 401(k)
                        Retirement Savings Plan for the Company's officers and employees. The Plan provisions include eligibility after six months of service, a three year vesting provision and nondiscriminatory no matching contributions at this time. During the years ended December 31, 2005 and 2004, the Company made no contributions to the Plan.

17.  Commitments and    Consulting Agreements
     Contingencies      On April 3, 2003, the Company  entered into a consulting
                        agreement with Kinexsys Corporation ("Kinexsys").  Under
                        the terms of the agreement,  Kinexsys through its Senior
                        Partner,  Timothy R. Forstrom,  was to prepare a capital
                        markets   plan   and   a   corporate   positioning   and
                        communications plan for the Company,  for which Kinexsys
                        was to receive warrants to purchase up to 200,000 shares
                        of the  Company's  common stock at an exercise  price of
                        $.16 per share. The capital markets plan is to include a
                        detailed   analysis  of  the  Company's  capital  market
                        structure  in  relation  to  current  investors,  market
                        trends   and    projected    equity    movements,    and
                        recommendations on capital management strategies. The corporate positioning and communications plan was to include a corporate positioning matrix for markets, analysts, customers and partners, and a communications plan. The agreement was for a one-year term but may be renewed at the option of both parties. The Agreement expired on April 3, 2004, as the Company elected no to exercise its renewal option

                        During the year ended December 31, 1999 the Company entered a consulting agreement with a former officer of the Company, which expired in 2004. Total payments made on the consulting agreement were $12,500 and $25,000 in 2004 and 2003, respectively

                        Litigation
                        An action was brought against the Company in March 2000 by George Wiseman, a former employee, in the Third District Court of Salt Lake County, State of Utah. The complaint alleges that the Company owes Mr. Wiseman 6,370 shares of its common stock plus costs, attorney's fees and a wage penalty (equal to 1,960 additional shares of its common stock) pursuant to Utah law. The action is based upon an extension of a written employment agreement. The Company disputes the amount allegedly owed and intends to vigorously defend against the action.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

17. Commitments and An action was brought against the Company on September Contingencies 11, 2000 by PhotoMed International, Inc. and Daniel M.
     Continued          Eichenbaum,  M.D.  in the Third  District  Court of Salt
                        Lake  County,  State of Utah.  The  action  involves  an
                        amount of royalties  that are allegedly due and owing to
                        PhotoMed International,  Inc. and Dr. Eichenbaum under a
                        license  agreement  dated July 7, 1993,  with respect to
                        the sale of certain equipment, plus costs and attorneys'
                        fees.  Certain discovery has taken place and the Company
                        has  paid  royalties  of  $15,717,   which  the  Company
                        believes  brings all payments  current as of the date of
                        last  payment on January 7, 2005.  The  Company has been
                        working with PhotoMed and Dr.  Eichenbaum to ensure that
                        the  calculations   have  been  correctly  made  on  the
                        royalties   paid  as  well  as  the  proper   method  of
                        calculation for the future.

                        It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed. An issue in dispute concerning the method of calculating royalties is whether royalties should be paid on returned equipment. Since July 1, 2001, only one Photon(TM) laser system has been sold and no systems returned. Thus, the amount of royalties due, according to the Company's calculations, is $981. The Company made payment of this amount to Photomed and Dr. Eichenbaum on January 5, 2005 and, as a result, seeks to have the legal action dismissed. However, if the parties are unable to agree on a method for calculating royalties, there is a risk that PhotoMed and Dr. Eichenbaum might amend their complaint to request termination of the license agreement and, if successful, the Company would lose its right to manufacture and sell the Photon(TM) laser system.

                        An action was filed on June 20, 2003, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030914195) by CitiCorp Vendor Finance, Inc., formerly known as Copelco Capital, Inc. The complaint claims that $49,626 plus interest is due for the leasing of three copy machines that were delivered to the Company's Salt Lake City facilities on or about April of 2000. The action also seeks an award of attorney's fees and costs incurred in the collection. The Company filed an answer to the complaint disputing the amounts allegedly owed due to machine problems and a claimed understanding with the vendor. The Company returned two of the machines. The Company was engaged in settlement discussions with CitiCorp until counsel for CitiCorp withdrew from the case. New counsel for CitiCorp has been appointed. After the initial meeting with new counsel the Company provided initial disclosures to the new counsel.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

17.  Commitments and    On August 3, 2003,  a  complaint  was filed  against the
     Contingencies      Company by Corinne  Powell,  a former  employee,  in the
     Continued          Third Judicial District Court,  Salt Lake County,  State
                        of Utah (Civil No. 030918364). Defendants consist of the
                        Company and Randall A.  Mackey,  Dr. David M. Silver and
                        Keith D. Ignotz, directors of the Company. The complaint
                        alleges that at the time the Company laid off Ms. Powell
                        on March 25,  2003,  she was owed  $2,030  for  business
                        expenses, $11,063 for accrued vacation days, $12,818 for
                        unpaid  commissions,  the fair  market  value of  50,000
                        stock  options  exercisable  at $5.00 per share that she
                        claims she was  prevented  from  exercising,  attorney's
                        fees and a continuing  wage  penalty  under Utah law. On
                        March 29, 2005, the Company agreed to a settlement  with
                        Ms. Powell of her claims for unpaid  business  expenses,
                        accrued   vacation  days,  and  unpaid   commissions  by
                        agreeing to pay her the sum of $13,000. The Company made payment to Ms. Powell for the agreed upon settlement amount. The Company believes the remaining claims are without merit and intends to vigorously defend against such claims.

                        On September 10, 2003, an action was filed against the Company by Larry Hicks in the Third Judicial District Court, Salt Lake County, State of Utah, (Civil No.
                        030922220), for payments due under a consulting agreement with us. The complaint claims that monthly payments of $3,083 are due for the months of October 2002 to October 2003 under a 20 consulting agreement and, if the agreement is terminated, for the sum of $110,000 minus whatever the Company has paid Mr. Hicks prior to such termination, plus costs, attorney's fees and a wage penalty pursuant to Utah law. The Company has filed an answer in which it denies any liability to Mr. Hicks. Formal discovery in the matter has commenced. The Company disputes the amount allegedly owed and intends to vigorously defend against such action.

                        On November 7, 2003, a complaint was filed against the Company by Todd Smith, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030924951 CN). Defendants consist of the Company and Randall Mackey, a director of the Company. The complaint alleges that while an employee of the Company, Mr. Smith was granted stock options to purchase 16,800 shares of common stock exercisable at $5.00 per

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


17. Commitments and share. Mr. Smith claims unpaid wages in the amount of Contingencies the fair market value of the stock options he claims he
     Continued          was prevented from  exercising,  attorney's  fees, and a
                        continuing wage penalty under Utah law. The Company believes the claims are without merit and intends to vigorously defend against such action.

                        On March 31, 2005, an action was filed against the Company by Joseph W. Spadafora in the United States District Court, District of Utah (Civil No. 2:05CV00278
                        TS). The complaint alleges that Dr. Spadafora was a clinical investigator in the study for the FDA involving the Company's Photon(TM) laser system where he performed numerous surgeries using the Photon(TM). Dr. Spadafora contends that in meetings with Company personnel he suggested ways in which the handpiece on the Photon(TM) could be improved. Dr. Spadafora further contends that on August 5, 1999, the Company filed a patent application for an improved handpiece with the United States Patent and Trademark Office but he was not named as one of the inventors or a co-inventor on the patent application.

                        On September 24, 2004, the Company was issued a patent entitled, "Laser Surgical Handpiece with Photon Trap." Because the Company did not list Dr. Spadafora as one of the inventors or a co-inventor on the patent, Dr. Spadafora is requesting in his complaint that a court order be entered declaring that he is the inventor or co-inventor of the patent and, as a result, is entitled to all or part of the royalties and profits that the Company earned or will earn from the sale of any product incorporating or using the improved handpiece, plus interest and attorney's fees. Formal discovery has commenced. The Company disputes the claims made by Dr. Spadafora and intends to vigorously defend against such action.

                        The Company is not a party to any other material legal proceedings outside the ordinary course of its business or to any other legal proceedings, which, if adversely determined, would have a material adverse effect on its financial condition or results of operations.

                        Completion of Settlement of Federal and State Class Action Lawsuits

                        On August 26, 2005, the federal court entered an order and final judgment granting final approval of the settlement agreement reached on February 22, 2005 in the federal court class action lawsuit and dismissing the complaint filed in the lawsuit with prejudice as against the Company and its former executive officers, Thomas F. Motter, Mark R. Miehle and John W. Hemmer. In addition,

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

17. Commitments and the court permanently enjoined class members in the Contingencies lawsuit and their successors and assigns from
     Continued          instituting  any other  actions  against the Company and
                        its former executive officers that had been or could have been asserted by the class members against the Company and its former executive officers in the federal court class action lawsuit.

                        Following the entry of the order and final judgment in the federal court class action lawsuit, there was a 30 days period to appeal the order and final judgment. The 30 day period lapsed and no appeal was made of the order and final judgment. Consequently, the order and final judgment entered by the federal court is non-appealable. Under the terms of settlement of the federal court class action lawsuit, U.S. Fire Insurance Company, which issued a Directors and Officers Liability and Company Reimbursement Policy to the Company for the period from July 10, 2002 to July 10, 2003, agreed to pay the sum of $1,507,500 in cash to the class members that purchased securities of the Company during the period between April 17, 2002 and November 4, 2002.

                        On August 23, 2005, the state court entered a final judgment and order of dismissal with prejudice, granting final approval of the terms of settlement reached on February 23, 2005 in the state court class action lawsuit, dismissing the state class action lawsuit and all claims contained therein against the Company and its former executive officers, and enjoining the class members in the lawsuit from prosecuting the settled claims against the Company and its former executive officers. Following the entry of the final judgment and order of dismissal with prejudice in the state court class action lawsuit, there was a 30 day period to appeal the final judgment and order. The 30 day period has now lapsed and no appeal was made of the final judgment and order. Consequently, the final judgment and order entered by the state court is nonappealable. Under the terms of settlement of the state court class action lawsuit, U.S. Fire agreed to pay the sum of $625,000 in cash to the class members that purchased shares of Series E Convertible preferred stock on or about July 11, 2001.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

17. Commitments and The federal court class action lawsuit was initially Contingencies filed on May 14, 2003 by Richard Meyer, individually and
     Continued          on  behalf  of all  others  similarly  situated,  in the
                        United States  District  Court for the District of Utah.
                        The lawsuit  was  consolidated  into a single  action on
                        June 28,  2004 with two other class  action  lawsuits --
                        the class action lawsuit filed by Michael Marone on June
                        2,  2003 and the  class  action  lawsuit  filed by Lidia
                        Milian on July 11, 2003 against Paradigm Medical and its
                        former  executive   officers  in  the  same  court.  The
                        consolidated  action  was  captioned:  In  re:  Paradigm
                        Medical Industries Securities Litigation, with lead plaintiffs Rock Solid Investments of Miami, Inc., Brito
                        & Brito Accounting, Inc. and Joseph Savanjo.

                        The state court class action lawsuit was initially filed on October 14, 2003 by Albert Kinzinger, Jr., individually and on behalf of all others similarly situated, against Paradigm Medical and its former executive officers in the Third District Court for Salt Lake County, State of Utah.

                        On February 22, 2005, the Company executed written settlement agreements to settle the federal and state court class action lawsuits. As a condition to the settlement agreements, the courts in such lawsuits must have entered orders granting final approval of the settlements reached in those respective actions, and such orders must have become final and nonappealable.

                        Royalty Agreements
                        The Company has an amended exclusive patent license agreement with a company which owns the patent for the laser-probe used on the Photon machine. The agreement provides for the payment of a 1% royalty on all sales proceeds related directly or indirectly, to the Photon machine. The agreement expires when the United States patent rights expire in September 2004. Through December 31, 2003, no significant royalties have been paid under this agreement.

                        The Company has cancelled a royalty agreement with another company that developed a promotional CD for the Company. Through the promotion of the CD, the Company hopes to increase sales in the Autoperimiter and assist doctors currently using the unit with the interpretation of visual fields. The royalty base is 50% each until the Company's share equals the production costs related to development of the disk. Thereafter, the developer will receive 70% and the Company will receive 30% of the royalty base. No royalties were accrued nor paid during the year relating to this agreement.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


17.  Commitments and    Royalty Agreements - Continued
     Contingencies      The   Company   entered   into   a   Manufacturing   and
     Continued          Distribution   agreement   on  October   25,  2004  with
                        E-Technologies, Inc., a Iowa based developer of software
                        and related technology for technical applications. Under
                        the terms of the  agreement,  E-Technologies  granted to
                        the Company the exclusive right to manufacture,  market,
                        sell and  distribute an ultrasound  biomicroscope.  Upon
                        execution of the agreement,  the Company paid $30,000 to
                        E-Technologies for engineering costs associated with the
                        development    of   the    biomicroscope.    Once    the
                        bioimicroscope receives FDA approval, the Company agrees to pay E-Technologies an additional fee of $45,000.

                        The Company's financial instruments consist of cash, receivables, payables, and notes payable. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

18.  Recent             In December  2004,  FASB issued SFAS 153  "Exchanges  of
     Accounting         Nonmonetary Assets--an amendment of APB Opinion No. 29".
     Pronounce-         The  guidance  in APB  Opinion  No. 29,  Accounting  for
     ments              Nonmonetary Transactions, is based on the principle that
                        exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company does not believe adoption of SFAS 153 will have any impact on the Company's consolidated financial statements.

                        In November 2004, the FASB issued SFAS 151 "Inventory Costs--an amendment of ARB No. 43". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

18.  Recent             shall be effective for inventory  costs incurred  during
     Accounting         fiscal years  beginning after June 15, 2005. The Company
     Pronounce-         does not  believe  adoption  of SFAS  151 will  have any
     ments              impact   on   the   Company's   consolidated   financial
     Continued          statements.

                        In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), "Shared-Based Payment." Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees", which was permitted under Statement 123, as originally issued.

                        The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) is effective for public companies that do not file as small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public companies that file as small business issuers, Statement 123(R) is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 (i.e., first quarter 2006 for the Company). All public companies must


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


18.  Recent             use  either the  modified  prospective  or the  modified
     Accounting         retrospective  transition method. Early adoption of this
     Pronounce-         Statement  for  interim  or  annual  periods  for  which
     ments              financial  statements  or interim  reports have not been
     Continued          issued is  encouraged.  The  Company  believes  that the
                        adoption of this pronouncement may have a material impact on the Company's financial statements.

                        In May 2005, the FASB issued SFAS no. 154, "Accounting Changes and Error Corrections." This statement replaces APB Opinion No. 20 and SFAS No 3. APB Opinion No 20 previously required that most voluntary changes in accounting principle be recognize by including the cumulative effect of changing to the new accounting principle in the net income of the period of the change. SFAS No 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period, rather than being reported in an income statement. The new standard will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of new standard will not have a material effect on its financial position, results of operations, cash flows, or previously issued financial reports.

19.  Subsequent         Subsequent Events
     Events             To obtain  additional  funding for the Company's ongoing
                        operations, the Company entered into a second securities
                        purchase  agreement  on February  28, 2006 with the same
                        four accredited investors for the sale of (i) $1,500,000
                        in callable secured  convertible  notes and (ii)warrants
                        to purchase  12,000,000  shares of its common stock. The
                        sale  of the  callable  secured  convertible  notes  and
                        warrants  is  to  occur  in  three   traunches  and  the
                        investors are obligated to provide the Company with an aggregate of $1,500,000 as follows:

                          o   $500,000 was disbursed on February 28, 2006;

                          o $500,000 will be disbursed after filing a registration statement that registers the shares of common stock underlying the callable secured convertible notes and the warrants; and

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

19.  Subsequent           o   $500,000 will be disbursed upon the  effectiveness
     Events                   of the  registration  statement that registers the
     Continued                shares of common  stock  underlying  the  callable
                              secured convertible notes and the warrants.

                        Each closing under the securities purchase agreement was subject to the following conditions:

                          o   The  Company   delivered  to  the  investors  duly
                              executed callable secured convertible notes and warrants;

                          o No litigation, statute, regulation or order had been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

                          o   No  event   occurred  that  could   reasonably  be
                              expected to have a material adverse effect on the Company's business.

                        The Company also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning February 28, 2006 and ending on the later of
                        (a) 270 days from February 28, 2006, or (b) 180 days from the date the registration statement is declared effective.

                        In addition, the Company agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning February 28, 2006 and ending two years after the end of the above lock-up period unless it first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

19.  Subsequent         The callable secured  convertible notes bear interest at
     Events             8% per  annum  from the date of  issuance.  Interest  is
     Continued          computed  on the basis of a 365-day  year and is payable
                        quarterly in cash,  with six months of interest  payable
                        up front.  The interest  rate resets to zero percent for
                        any month in which the stock price is greater  than 125%
                        of the initial market price, or $.0275, for each trading
                        day  during  that  month.  Any  amount of  principal  or
                        interest on the callable secured  convertible notes that
                        is not paid when due will bear  interest  at the rate of
                        15% per  annum  from  the date due  thereof  until  such
                        amount is paid. The callable secured  convertible  notes
                        mature in three years from the date of issuance, and are
                        convertible   into  our  common  stock  at  the  selling
                        stockholders'  option,  at the lower of (i) $.02 or (ii)
                        60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit on the number of shares into which the notes may be converted.

                        The callable secured convertible notes are secured by the Company's assets, including the Company's inventory, accounts receivable and intellectual property. Moreover, the Company has a call option under the terms of the notes. The call option provides the Company with the right to prepay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by the Company and the Company's stock is trading at or below $.02 per share. An event of default includes the failure by the Company to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by the Company or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (a) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes;
                        (b) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; or (c) 145% of the outstanding principal and accrued interest for

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


19.  Subsequent         prepayments  occurring  after the 60th day following the
     Events             issue date of the notes.  The warrants  are  exercisable
     Continued          until five years from the date of issuance at a purchase
                        price of $.10 per share.  The investors may exercise the
                        warrants  on a  cashless  basis if the  shares of common
                        stock  underlying  the warrants are not then  registered
                        pursuant to an effective registration  statement. In the
                        event the investors  exercise the warrants on a cashless
                        basis,  then the Company  will not receive any  proceeds
                        therefrom.  In  addition,  the  exercise  price  of  the
                        warrants  will be  adjusted  in the  event  the  Company
                        issues  common stock at a price below  market,  with the
                        exception of any securities issued as of the date of the
                        warrants  or  issued  in  connection  with the  callable
                        secured   convertible   notes  issued  pursuant  to  the
                        Securities Purchase Agreement.

                        The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

                        The Company is  required  to register  the shares of its
                        common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement must be filed with the Securities and Exchange Commission within 60 days of the February 28, 2006 closing date and the effectiveness of the registration is to be within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at our option.

                        As of April 14, 2006, the Company had 160,959,428 shares of its common stock issued and outstanding and $2,411,439 callable secured convertible notes outstanding that may be converted into an estimated 335,000,000 shares of common stock at current market prices, and outstanding warrants to purchase 20,534,392 shares of its common stock. Additionally, the Company has an obligation to sell $1,000,000 callable secured convertible notes that may be converted into an estimated 139,000,000 shares of common stock at current market prices and issue warrants to purchase 8,000,000

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

19.  Subsequent         shares of common stock in the near future.  In addition,
     Events             the  number  of shares of  common  stock  issuable  upon
     Continued          conversion   of   the   outstanding   callable   secured
                        convertible  notes may  increase if the market  price of
                        our stock declines. All the shares, including all of the
                        shares  issuable  upon  conversion of the notes and upon
                        exercise   of  our   warrants,   may  be  sold   without
                        restriction. The sale of these shares may depress the market price of the Company's common stock.

                        The Company's obligation to issue shares upon conversion of the callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of common stock that are issuable upon conversion of $3,411,439 principal amount of callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50%, and 75% below the market price, as of April 13, 2006 of $.012.

   % Below      Price Per     With 40%         Number of             % of
   Market         Share       Discount      Shares Issuable      Outstanding*

     25%          $.009        $.0054             631,747,963            392.5%
     50%          $.006        $.0036             947,621,944            588.7%
     75%          $.003        $.0018           1,895,243,889          1,177.5%

                            *Based on 160,959,428 shares outstanding.

                        As illustrated, the number of shares of common stock issuable upon conversion of the Company's callable secured convertible notes will increase if the market price of the Company's common stock declines, which will cause dilution to existing stockholders.

                        The callable secured convertible notes are convertible into shares of the Company's common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the noteholders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The noteholders could sell common stock into the

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

19.  Subsequent         market in  anticipation  of  covering  the short sale by
     Events             converting  their  securities,  which  could  cause  the
     Continued          further  downward   pressure  on  the  stock  price.  In
                        addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may have a depressive effect on the market price of the common stock.

                        The issuance of shares upon conversion of callable secured convertible notes and exercise of warrants may result in substantial dissolution to the interests of other stockholders since the holders of the convertible notes may ultimately convert and sell the full amount issuable upon conversion. Although the noteholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise price would cause them to own more than 4.99% of the Company's outstanding common stock, this restriction does not prevent the noteholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the noteholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Company's common stock.

                        On April 27, 2005, the Company entered into a securities purchase agreement for the sale of an aggregate of $2,500,000 principal amount of callable secured convertible notes. On February 28, 2006, the Company entered into another securities purchase agreement for the sale of an aggregate of $1,500,000 principal amount of callable secured convertible notes. These callable secured convertible notes are all due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although the Company currently has $2,411,439 in callable secured convertible notes outstanding, the noteholders are obligated to purchase additional callable secured convertible notes in the aggregate amount of $1,000,000. Any event of default such as the Company's failure to repay the principal or interest when due on the notes, the Company's failure to issue shares of common stock upon conversion by the noteholders, the Company's breach of any covenant, representation or warranty in the securities purchase

--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

19.  Subsequent         agreement or related  convertible  notes, the assignment
     Events             or  appointment  of a receiver to control a  substantial
     Continued          part of our property or business,  the filing of a money
                        judgment, writ or similar process against the Company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against the Company, and the delisting of the Company's common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period.

                        The Company anticipates that the full amount of callable secured convertible notes will be converted into shares of its common stock, in accordance with the terms of the callable secured convertible notes. If the Company is required to repay the callable secured convertible notes, it would be required to use its limited working capital and raise additional funds. If the Company were unable to repay the notes when required, the noteholders could commence legal action against the Company and foreclose on all of its assets to recover the amounts due. Any such action would require the Company to curtail or cease operations.

                        Employment Agreement
                        The Company entered into an employment agreement with Raymond P.L. Cannefax, which commenced on January 5, 2006 and expires on January 5, 2007. The employment agreement requires Mr. Cannefax to devote substantially all of his working time as the Company's President and Chief Executive Officer, providing that he may be terminated for "cause" (as provided in the agreement) and prohibits him from competing with the Company for two years following the termination of his employment agreement. The employment agreement provides for the payment of an initial base salary of $125,000. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors, with the first review of the annual salary to be made as of June 30, 2006. The employment agreement further provides for the issuance of stock options to purchase 4,500,000 shares of the Company's common stock at $.01 per share. The options vest in twelve equal monthly installments of 375,000 shares, beginning on February 5, 2006 until such shares are vested.

                        In the event of a change of control of the Company, then all outstanding stock options granted to Mr. Yoon shall be immediately vested. A change of control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 25% of the Company's outstanding shares; (ii) the Company shall be merged or consolidated with another corporation and, as a result, less than 25% of the outstanding


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

19.  Subsequent         common  shares  of the  surviving  corporation  shall be
     Events             owned  in  the   aggregate  by  the   Company's   former
     Continued          shareholders,  as the same  shall have  listed  prior to
                        such merger or consolidation; (iii) the Company shall sell all or substantially all of its assets to another corporation that is not a wholly owned subsidiary or affiliate; (iv) as a result of any contested election for the Board of Directors, or any tender or exchange offer, merger of business combination or sale of assets, the persons who were directors of the Company before such a transaction shall cease to constitute a majority of the Board of Directors; or (v) a person other than an officer or director of the Company shall acquire more than 20% of the outstanding shares of common stock of the Company.

                        During the first quarter of 2006, a total of $127,000 in callable secured convertible notes have been converted into 64,371,200 shares of the Company's common stock pursuant to notices of conversion from The NIR Group. The dates of these notices of conversion, the amount of the notes converted, the conversion price of the notes converted, and the shares issued to the noteholders upon conversion were as follows: (See 10-K page 28).


--------------------------------------------------------------------------------

No  dealer,   salesperson   or  other
person  is  authorized  to  give  any
information or to represent  anything
not  contained  in  this  prospectus.         60,000,000 Shares of Common Stock
This  prospectus  is an offer to sell
only the shares offered  hereby,  but
only  under   circumstances   and  in
jurisdictions  where it is  lawful to
do so. The  information  contained in
this prospectus is current only as of
its date.                                     PARADIGM MEDICAL INDUSTRIES, INC.

                                                      _________________

         TABLE OF CONTENTS                                PROSPECTUS
                                 Page                 _________________
Prospectus Summary...................
Risk Factors  .......................
Use of Proceeds......................
Dividend Policy......................
Capitalization.......................
Market for Common Equity and
   Related Shareholder Matters.......
Selected Financial Data..............
Management's Discussion and Analysis                 September __, 2006
   or Plan of Operation..............
Business ............................
Management ..........................
Security Ownership of Certain
   Beneficial Owners and Management .
Certain Transactions.................
Selling Stockholders.................
Description of Securities............
Plan of Distribution.................
Experts..............................
Legal Matters........................
Where You Can Find More Information..

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part
(1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of our Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to our Bylaws, our Certificate of Incorporation or the Delaware General Corporation Law.

      Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered (all amounts except the Securities and Exchange Commission filing fee are estimated):


      Filing fee -- Securities and Exchange Commission............ $     39
      Legal fees and expenses.....................................    5,000
      Accounting fees and expenses................................    1,000
                                                                   --------
      Total expenses.............................................. $  6,039

Item 26. Recent Sales of Unregistered Securities

         The following information is furnished with regard to all issuances of unregistered shares of our common stock during the past three years. These shares were issued, unless otherwise indicated, without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended or, in the case of the exercise of warrants, the shares were registered pursuant to a registration statement in effect at the time of the warrant exercise.

I. Common Stock

         On October 9, 2003, the Company issued 300,000 shares of common stock to John Charles Casebeer, M.D. in settlement of a lawsuit that Dr. Casebeer brought against the Company for services performed under a personal services contract.

         On January 14, 2005, the Company issued 2,000,000 shares of common stock to Dr. Endre Bodnar, an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $.075 per share. The Company received a total of $150,000 in cash from the private placement transaction and issued as a commission warrants to purchase 200,000 shares of the Company's common stock at $.15 per share.

         On February 1, 2005, the Company issued a total of 515,206 shares of common stock to Crescent International, Ltd. and Otape Investments, Ltd. that had purchased a total of 1,981,560 shares of the Company's Series G convertible preferred stock in a private placement transaction, which was initially closed on September 29, 2003. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. The 515,206 shares represented a penalty for the Company not having a registration statement declared effective within 120 days of the initial closing of the offering.

         On April 7, 2005, the Company issued 250,000 shares of common stock to the law firm of Mackey Price Thompson & Ostler for legal services rendered in the amount of $22,500 pursuant to the terms of a stock purchase agreement dated April 7, 2005, between Mackey Price Thompson & Ostler and the Company. Randall
A. Mackey, Chairman of the Company, is President and a shareholder of Mackey Price Thompson & Ostler.

II. Series G Preferred Stock

         During the period from August 24, 2003 to September 15, 2003, the Company sold a total of 1,981,560 shares of Series G convertible preferred stock to two accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $.17 per share. The Company received $300,000 in cash as a result of the private placement transaction and paid $30,000 in commissions and expenses. In addition, the Company issued warrants to purchase 88,236 shares of its common stock at an exercise price of $.50 per share for commissions and expenses. The Series G convertible preferred stock is convertible into shares of common stock at a conversion price equal to one share of common stock for each share of Series G preferred stock. The accredited investors also received warrants to purchase a total of 382,353 shares of common stock at an exercise price of $.50 per share.

         These shares of Series G convertible preferred stock were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. Moreover, the Company issued an additional 515,206 shares of common stock to the investors. Under the terms of the private offering, the Company was required to file a registration statement with the Securities and Exchange Commission to register the common shares issuable to the Series G preferred stockholders upon conversion of their Series G preferred shares and exercise of their warrants. If the registration statement was not declared effective within 120 days of the initial closing of the offering on August 29, 2003, there was a penalty of 2% per month payable to the investors in common shares (or 39,631 common shares per month) until the registration statement was declared effective. The registration Statement was declared effective on February 10, 2005.

III. Callable Secured Convertible Notes

         During the period from April 27, 2005 to June 30, 2005, the Company sold a total of $2,500,000 in callable secured convertible notes to four accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933. In addition, the Company issued warrants to purchase 16,534,392 shares of its common stock at an exercise price of $.20 per share, exercisable through the period from April 27, 2010 to June 23, 2010.

         The $2,500,000 in callable secured convertible notes bear interest at 8% per annum, payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0945, for each trading date during that month. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into common stock, at the noteholder's option, at the lower of (i) $.09 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 days before but not including the conversion date.

         The $2,500,000 in callable secured convertible notes are secured by the Company's assets, including its inventory, accounts receivable and intellectual property. Moreover, the Company has a call option under the terms of the notes. The call option provides the Company with the right to repay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by the Company and the common stock is trading at or below $.09 per share. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes;
(ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and
(iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

         During the period from February 28, 2006 to June 28, 2006, the Company sold a total of $1,000,000 in callable secured convertible notes to four accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933. In addition, the Company issued warrants to purchase 8,000,000 shares of its common stock at an exercise price of $.10 per share, exercisable through the period from February 28, 2011 to June 28, 2011.

         The $1,000,000 in callable secured convertible notes bear interest at 8% per annum, payable quarterly in cash, with six months of interest payable up front. The interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $.0275, for each trading date during that month. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into common stock, at the noteholder's option, at the lower of (i) $.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 days before but not including the conversion date.

         The $1,000,000 in callable secured convertible notes are secured by the Company's assets, including its inventory, accounts receivable and intellectual property. Moreover, the Company has a call option under the terms of the notes. The call option provides the Company with the right to repay all of the outstanding callable secured convertible notes at any time, provided there is no event of default by the Company and the common stock is trading at or below $.02 per share. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes;
(ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and
(iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

Item 27. Exhibits

         (a) Exhibits

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

      Exhibit
        No.                                 Document Description
      -------                               --------------------
       2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
       3.1                Certificate of Incorporation(1)
       3.2                Amended Certificate of Incorporation
       3.3                Bylaws(1)
       4.1                Specimen Common Stock Certificate (2)
       4.2                Specimen Class A Warrant Certificate(2)
       4.3                Form of Class A Warrant Agreement(2)
       4.4                Underwriter's  Warrant  with  Kenneth  Jerome  &  Co.,
                          Inc.(3)
       4.5                Specimen   Series  C   Convertible   Preferred   Stock
                          Certificate(4)
       4.6 Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(4)
       4.7                Specimen   Series  D   Convertible   Preferred   Stock
                          Certificate (5)
       4.8 Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock
                          (6)
       4.9                Warrant to Purchase  Common Stock with Dr.  Michael B.
                          Limberg (6)
       4.10 Certificate of Designations, Powers, Preferences and Rights of the Series G Convertible Preferred Stock (7)
       5.1                Opinion of Mackey Price Thompson & Ostler
       10.1               Exclusive Patent License Agreement with PhotoMed(1)
       10.2               Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
       10.3               1995 Stock Option Plan (1)
       10.4               License   Agreement  with  Sunnybrook  Health  Science
                          Center(8)
       10.5               Employment Agreement with John Y. Yoon(9)
       10.6               Stock  Purchase and Sale  Agreement with William Ungar
                          (10)
       10.7               Employment Agreement with Aziz A. Mohabbat (11)
       10.8               Investment   Banking  Agreement  with  Alpha  Advisory
                          Services, Inc. (12)
       10.9 Manufacturing and Distribution Agreement with E-Technologies, Inc. (12)
       10.10 Settlement Agreement with Innovative Optics, Inc., Barton Dietrich Investments, L.P. and United States Fire Insurance Company (13)
       10.11              Stipulation and Agreement of Settlement (14)
       10.12              Supplemental Agreement (14)
       10.13              Stipulation of Settlement (14)
       10.14              Supplemental Agreement (14)
       10.15 Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLP (the "Purchasers")(15)
       10.16              Form of Callable  Secured  Convertible  Note with each
                          purchaser(15)
       10.17              Form of Stock Purchase Warrant with each purchaser(15)
       10.18              Security Agreement with Purchasers(15)
       10.19              Intellectual    Property   Security   Agreement   with
                          Purchasers(15)
       10.20              Registration Rights Agreement with Purchasers(15)
       10.21              Stock Purchase  Agreement with Mackey Price Thompson &
                          Ostler(16)
       10.22              Employment Agreement with Raymond P.L. Cannefax(17)
       10.23 Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLP(18)

       10.24              Form of Callable  Secured  Convertible  Note with each
                          purchaser(18)
       10.25              Form of Stock Purchase Warrant with each purchaser(18)
       10.26              Security Agreement with Purchasers(18)
       10.27              Intellectual    Property   Security   Agreement   with
                          Purchasers(18)
       10.28              Registration Rights Agreement with Purchasers(18)
       10.29              Settlement Agreement with Dr. Joseph W. Spadafora(19)
       10.30              Worldwide OEM Agreement with MEDA Co., Ltd.(20)
       23.1               Consent of Mackey Price Thompson & Ostler
       23.2               Consent of Chisholm, Bierwolf & Nilson, LLC
       31.1 Certification pursuant to 18 U.S.C. Section 1350, as enacted by Section 302 of the Sarbanes-Oxley Act of 2002
       31.2 Certification pursuant to 18 U.S.C. Section 1350, as enacted by Section 302 of the Sarbanes-Oxley Act of 2002
       32.1 Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
       32.2 Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

 -----------------

       (1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
       (2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
       (3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 3, 1996.
       (4)                Incorporated  by reference  from Annual Report on Form
                          10-KSB, as filed on April 16, 1998.
       (5)                Incorporated by reference from Registration  Statement
                          on Form SB-2, as filed on April 29, 1999.
       (6) Incorporated by reference from Report on Form 10-QSB, as filed on August 16, 2000.
       (7) Incorporated by reference from Report on Form 10-QSB, as filed on November 14, 2003.
       (8) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on December 15, 2003.
       (9) Incorporated by reference from Current Report on Form 8-K, as filed on March 23, 2004.
       (10) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on August 16, 2004.
       (11) Incorporated by reference from Amendment No. 6 to Registration Statement on Form SB-2, as filed on October 20, 2004.
       (12) Incorporated by reference from Report on Form 10-QSB, as filed on November 15, 2004.
       (13)               Incorporated  by reference from Current Report on Form
                          8-K, as filed on January 27, 2005.
       (14)               Incorporated  by reference from Current Report on Form
                          8-K, as filed on February 23, 2005.
       (15)               Incorporated  by reference from Current Report on Form
                          8-K, as filed on May 18, 2005.
       (16) Incorporated by reference from Registration Statement on Form SB-2, as filed on June 22, 2005.
       (17)               Incorporated  by reference from Current Report on Form
                          8-K, as filed on January 18, 2006.
       (18)               Incorporated  by reference from Current Report on Form
                          8-K, as filed on March 1, 2006.
       (19) Incorporated by reference from Registration Statement on Form SB-2, as filed on June 15, 2006.
       (20) Incorporated by reference from Current Report on Form 8-K, as filed on June 19, 2006.

           (b)  Reports on Form 8-K

          Current Report on Form 8-K, as filed on January 18, 2006. Current Report on Form 8-K, as filed on March 1, 2006.
          Current Report on Form 8-K, as filed on June 19, 2006.

Item 28. Undertakings

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post -effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii)  To  include  any  additional  or  changed   material
         information on the plan of distribution.

              (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant also undertakes that:

         (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, State of Utah, this 14th day of September, 2006.

                                      PARADIGM MEDICAL INDUSTRIES, INC.



                                      By:/s/ Raymond P.L. Cannefax
                                         -------------------------
                                             Raymond P.L. Cannefax
                                             Its: President and Chief
                                                  Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Raymond P.L. Cannefax as attorney-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorney-in-fact may do by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

        Signature                Title                             Date

/s/ Raymond P.L. Cannefax    President and Chief            September 14, 20066
-------------------------    Executive Officer
Raymond P.L. Cannefax        (Principal Executive
                             Officer)



/s/ Randall A. Mackey        Chairman of the Board           September 14, 2006
----------------------
Randall A. Mackey



/s/ David M. Silver          Director                        September 14, 2006
-------------------
David M. Silver



/s/ Keith D. Ignotz          Director                        September 14, 2006
-------------------
Keith D. Ignotz



/s/ John C. Pingree          Director                        September 14, 2006
-------------------
John C. Pingree



/s/ Luis A. Mostacero        Vice President of Finance,      September 14, 2006
---------------------        Treasurer and Secretary
Luis A. Mostacero            (Principal Financial and
                             Accounting Officer)